AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 1997
                                                   REGISTRATION NO. 333-24359

     ===========================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                ---------------------

                                   AMENDMENT NO. 1
                                         TO

                                       FORM S-4
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------------
                                  ICG HOLDINGS, INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ICG COMMUNICATIONS, INC.
                      (REGISTRANT WITH RESPECT TO THE GUARANTY)

              COLORADO                4813, 4899               84-1158866
              DELAWARE                4813, 4899               84-1342022
          (State or other         (Primary Standard         (I.R.S. Employer
          jurisdiction of             Industrial         Identification Number)
          incorporation or       Classification Code
           organization)               Number)

                ICG HOLDINGS, INC.                   ICG COMMUNICATIONS, INC.
               9605 E. MAROON CIRCLE                  9605 E. MAROON CIRCLE
                   P.O. BOX 6742                          P.O. BOX 6742
         ENGLEWOOD, COLORADO 80155-6742          ENGLEWOOD, COLORADO 80155-6742
                  (303) 572-5960                          (303) 572-5960

       (Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

                     JAMES D. GRENFELL, EXECUTIVE VICE PRESIDENT
                                9605 E. MAROON CIRCLE
                                    P.O. BOX 6742
                            ENGLEWOOD, COLORADO 80155-6742
                                    (303) 572-5960
 (Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)

                                   WITH A COPY TO:

                                 LEONARD GUBAR, ESQ.
                                  REID & PRIEST LLP
                                 40 WEST 57TH STREET
                              NEW YORK, NEW YORK  10019
                                    (212) 603-2000
                                ----------------------
          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED  SALE TO THE PUBLIC:   AS
     SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

          IF THE SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED IN CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS COMPLIANCE
     WITH GENERAL INSTRUCTION G, CHECK THE FOLLOWING BOX:   [ ]
                               -----------------------




          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE
     REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE
     REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
     ===========================================================================

                                  ICG HOLDINGS, INC.
                                CROSS REFERENCE SHEET
                  PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING
                              LOCATION IN PROSPECTUS OF
                                  ITEMS OF FORM S-4

          A. INFORMATION ABOUT THE TRANSACTION

     1.   Forepart of the Registration
          Statement and Outside          Facing Page of Registration Statement;
          Front Cover Page               Cross Reference Sheet; Outside Front
          of Prospectus  . . . . . . . . Cover Page of Prospectus

     2.   Inside Front and Outside
          Back Cover Page of             Inside Front Cover Page of Prospectus;
          Prospectus . . . . . . . . . . Outside Back Cover Page of Prospectus

     3.   Risk Factors, Ratio            Prospectus Summary; Risk Factors;
          of Earnings to Fixed           Summary Historical and Pro Forma
          Charges and Other Information  Financial and Statistical Information

     4.   Terms of the Transaction . . . The Exchange Offers; Description of
                                         New Notes; Description of New
                                         Preferred Stock; Certain United States
                                         Federal Income Tax Considerations

     5.   Pro Forma Financial
          Information  . . . . . . . . . Not Applicable

     6.   Material Contracts with
          the Company Being Acquired . . Not Applicable

     7.   Additional Information
          Required for Reoffering
          by Persons and Parties
          Deemed to Be Underwriters  . . Not Applicable

     8.   Interests of Named Experts
          and Counsel  . . . . . . . . . Legal Matters; Experts

     9.   Disclosure of Commission
          Position on Indemnification
          for Securities Act Liabilities Not Applicable

          B. INFORMATION ABOUT THE REGISTRANT

     10.  Information with Respect       Prospectus Summary; Description of New
          to S-3 Registrants . . . . . . Notes; Description of New Preferred
                                         Stock

     11.  Incorporation of
          Certain Information
          by Reference . . . . . . . . . Information Incorporated by Reference

     12.  Information with Respect
          to S-2 or S-3
          Registrants  . . . . . . . . . Not Applicable

     13.  Incorporation of
          Certain Information
          by Reference . . . . . . . . . Not Applicable

     14.  Information with
          Respect to Registrants
          Other Than S-3 or
          S-2 Registrants  . . . . . . . Not Applicable

          C. INFORMATION ABOUT THE COMPANY TO BE ACQUIRED

     15.  Information with Respect
          to S-3 Companies . . . . . . . Not Applicable

     16.  Information with Respect
          to S-2 or S-3 Companies  . . . Not Applicable

     17.  Information with Respect
          to Companies Other
          Than S-3 or S-2 Companies  . . Not Applicable

          D. VOTING AND MANAGEMENT INFORMATION

     18.  Information if
          Proxies, Consents or
          Authorizations Are
          to Be Solicited  . . . . . . . Not Applicable

     19.  Information if
          Proxies, Consents or
          Authorizations Are Not
          to Be Solicited or in
          an Exchange Offer  . . . . . . Not Applicable

                     SUBJECT TO COMPLETION. DATED MAY 13, 1997.

                                  OFFER TO EXCHANGE
                                   ALL OUTSTANDING
                        11 5/8% SENIOR DISCOUNT NOTES DUE 2007
                                         FOR
                   11 5/8% SENIOR EXCHANGE DISCOUNT NOTES DUE 2007
                                          OF
                                  ICG HOLDINGS, INC.
                                    GUARANTEED BY
                               ICG COMMUNICATIONS, INC.

                                         AND

                                  OFFER TO EXCHANGE
                                   ALL OUTSTANDING
                             EXCHANGEABLE PREFERRED STOCK
                             MANDATORILY REDEEMABLE 2008
                       (EXCHANGEABLE AT THE OPTION OF HOLDINGS)
                                         FOR
                           NEW EXCHANGEABLE PREFERRED STOCK
                             MANDATORILY REDEEMABLE 2008
                       (EXCHANGEABLE AT THE OPTION OF HOLDINGS)
                                          OF
                                  ICG HOLDINGS, INC.
                          ----------------------------------

                                 THE EXCHANGE OFFERS
                    WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                         ON __________, 1997 UNLESS EXTENDED
                          ----------------------------------

          ICG Holdings, Inc., a Colorado corporation ("Holdings"), hereby offers upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"),
     (i) to exchange (the "Note Exchange Offer") its outstanding 11 5/8% Senior Discount Notes due 2007 (the "Old Notes"), of which an aggregate of $176,000,000 in principal amount at maturity is outstanding as of the date hereof, for an equal principal amount of newly issued 11 % Senior Exchange Discount Notes due 2007 (the "New Notes") and (ii) to exchange (the "Preferred Stock Exchange Offer") its outstanding Exchangeable Preferred Stock (the "Old Preferred Stock") for an equal amount of newly issued New Exchangeable Preferred Stock (the "New Preferred Stock"). The form and terms of the New Notes will be the same as the form and terms of the Old Notes except that the New Notes will be registered under the Securities Act of 1933, as amended (the "Securities Act"), and will not bear legends restricting the transfer thereof. The form and terms of the New Preferred Stock will be the same as the form and terms of the Old Preferred Stock except that the New Preferred Stock will be registered under the Securities Act and will not bear legends restricting the transfer thereof. The New Preferred Stock will be entitled to the benefits of the Second Amended and Restated Articles of Incorporation of Holdings, filed with the Secretary of State of the State of Colorado on March 10, 1997, governing the Preferred Stock (the "Amended Articles"). The New Notes will be entitled to the benefits of the Indenture, dated as of March 11, 1997, governing the Notes (the "Indenture"). The New Notes and the Old Notes are sometimes referred to herein collectively as the "Notes" or the "Senior Discount Notes." The Old Notes and the Old Preferred Stock are sometimes referred to herein collectively as the "Old Securities," and the New Notes and the New Preferred Stock are sometimes referred to herein collectively as the "New Securities." The New Preferred Stock and the Old Preferred Stock are sometimes referred to herein as the "Preferred Stock." The Note Exchange Offer and the Preferred Stock Exchange Offer are sometimes collectively referred to herein as the "Exchange Offers."
                               (Continued on next page)
                                     -----------

     SEE "RISK FACTORS" AT PAGE 17 FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD
         BE CONSIDERED BY ELIGIBLE HOLDERS IN EVALUATING THE EXCHANGE OFFERS.
                                     -----------

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
          AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
            THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                                  CRIMINAL OFFENSE.

          There will not be any payment of interest on the New Notes prior to September 15, 2002. Interest on the New Notes will be paid in cash at the rate of 11 5/8% per annum on each March 15 and September 15, commencing September 15, 2002, to holders of record on the immediately preceding March 1 and September 1, respectively. Payment of the New Notes is fully and unconditionally guaranteed (the "Note Guarantee") by ICG Communications, Inc., a Delaware corporation ("ICG"). Holdings is an indirectly owned subsidiary of ICG (ICG together with Holdings, the "Company"). Prior to these Exchange Offers there has been no public market for any securities of Holdings and there can be no assurance that such a market will develop. See "Description of New Notes."


          On or after March 15, 2002, the New Notes are redeemable, at the option of Holdings, in whole or in part, at the redemption prices set forth herein plus accrued and unpaid interest to the date of redemption. Upon a Change of Control (as herein defined), the Company is required to repurchase all of the outstanding Notes at 101% of the accreted value thereof plus accrued interest to the date of repurchase. At March 31, 1997, (i) ICG had, on an unconsolidated basis, no senior indebtedness;
     (ii) Holdings had, on an unconsolidated basis, approximately $863.4 million of senior indebtedness, including capital lease obligations (which amount includes the New Notes); and (iii) the subsidiaries of Holdings had, on an unconsolidated basis, an aggregate of approximately $22.3 million of senior indebtedness, including capital lease obligations.



          Dividends on the New Preferred Stock at a rate of 14% per annum will be cumulative from the date of issuance and are payable quarterly in cash or, on or prior to March 15, 2002, at the option of Holdings, in additional shares of New Preferred Stock, on each March 15, June 15, September 15 and December 15, commencing June 15, 1997. Holdings is required to redeem the New Preferred Stock at the liquidation preference of $1,000 per share, plus accrued and unpaid dividends on March 15, 2008. The New Preferred Stock will be redeemable, in whole or in part, at the option of Holdings, at any time on or after March 15, 2002. The New Preferred Stock will be exchangeable, in whole but not in part, at the option of Holdings, into 14% Senior Subordinated Exchange Debentures due 2008 of Holdings (the "Exchange Debentures"). If issued, the Exchange Debentures will be redeemable, in whole or in part, at the option of Holdings, at any time on or after March 15, 2002. If issued, the Exchange Debentures will be senior subordinated obligations of Holdings, subordinated to the prior payment when due of the principal of, and premium, if any, and accrued and unpaid interest on, all existing and future Senior Indebtedness of Holdings, including the New Notes. ICG's guarantee of the Exchange Debentures will be senior subordinated obligations of ICG, subordinated to the prior payment when due of the principal of, and premium, if any, and accrued and unpaid interest on, all existing and future Senior Guarantor Indebtedness of ICG, including the Note Guarantee.



          At any time on or prior to March 15, 2000, Holdings may, at its option, redeem New Notes having an aggregate principal amount of up to 35% of the aggregate principal amount of all New Notes originally issued, at a redemption price equal to 111 5/8% of the Accreted Value thereof on the date of redemption, plus accrued and unpaid interest, and may redeem shares of New Preferred Stock having an aggregate liquidation preference, or Exchange Debentures, if issued, having an aggregate principal amount, of up to 35% of the aggregate liquidation preference of all shares of New Preferred Stock originally issued, at a redemption price equal to 114% of the liquidation preference or principal amount thereof, as the case may be, plus accrued and unpaid dividends or interest, as the case may be, with the proceeds of one or more Public Equity Offerings (as defined herein).


          The Company will accept for exchange any and all Old Securities which are properly tendered in the Exchange Offers prior to 5:00 p.m., New York City time, on __________, 1997 (if and as extended, the "Expiration Date"). Tenders of Old Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offers are not conditioned upon any minimum number of shares of Old Preferred Stock being tendered for exchange. Old Notes may be tendered only in integral multiples of $1,000.

          Based on a previous interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters to third parties, the Company believes that the New Securities issued pursuant to the Exchange Offers may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchases such New Securities directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or
     (ii)  a person that is an  affiliate of the Company  (within the meaning of
     Rule 405 under the Securities Act)) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder or any other such person is acquiring the New Securities in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Securities. Holders of Old Securities wishing to accept the Exchange Offers must represent to the Company that such conditions have been met.

          Each broker-dealer that receives New Securities for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a Prospectus in connection with any resale of such New Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter," within the meaning of the Securities Act, in connection with resales of New Securities received in exchange for Old Securities where such Old Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

          The Company believes that none of the registered holders of the Old Securities is an affiliate (as such term is defined in Rule 405 under the Securities Act) of the Company. Prior to this Exchange Offer, there has been no public market for the Old Securities. The Company does not intend to list the New Securities on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the New Securities will develop. To the extent that a market for the New Securities does develop, the market value of the New Securities will depend on market conditions (including yields on alternative investments), general economic conditions, the Company's financial condition and other conditions. Such conditions might cause the New Notes, to the extent that they are actively traded, to trade at a significant discount from face value. The Company has not entered into any arrangement or understanding with any person to distribute the New Securities to be received in the Exchange Offers.


          The Company will not receive any proceeds from the Exchange Offers. The Company has agreed to bear the expenses of the Exchange Offers. No underwriter is being used in connection with the Exchange Offers. The New Securities have not been rated by a nationally recognized statistical rating organization.


                  The date of this Prospectus is ___________, 1997.

          THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST ADDRESSED TO ICG COMMUNICATIONS, INC., 9605 E. MAROON CIRCLE, P.O. BOX 6742, ENGLEWOOD, COLORADO 80155-6742, ATTENTION: INVESTOR RELATIONS (TELEPHONE NUMBER (800) 408-4253). IN ORDER TO INSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY __________, 1997.

                                AVAILABLE INFORMATION

          The Company has filed with the Commission a Registration Statement on Form S-4 under the Securities Act with respect to the New Securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to the Company and the New Securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof. ICG is and has been subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Summary financial information with respect to Holdings is contained in the Exchange Act reports of ICG. The Registration Statement (and the exhibits and schedules thereto), as well as the periodic reports and other information filed by ICG with the Commission, may be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10007 and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such materials may be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois at the prescribed rates. Such materials may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. In addition, reports, proxy statements and other information concerning the Company can be inspected and copied at the National Association of Securities Dealers, Inc., 31 Milk Street, 11th Floor, Boston, Massachusetts 02109.

          No person is authorized in connection with any offering made hereby to give any information or to make any representation other than as contained in this Prospectus or the accompanying Letter of Transmittal, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither this Prospectus nor the accompanying Letter of Transmittal or both together constitute an offer to sell or a solicitation of an offer to buy any security other than the New Securities offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby to any person in any jurisdiction in which it is unlawful to make such offer or solicitation to such person. Neither the delivery of this Prospectus or the accompanying Letter of Transmittal or both together, nor any sale made hereunder shall under any circumstances imply that the information contained herein is correct as of any date subsequent to the date hereof.

                        INFORMATION INCORPORATED BY REFERENCE

          The following documents have been filed by ICG with the Commission and are hereby incorporated by reference and made a part of this Prospectus:


          1. Annual Report on Form 10-K for the year ended September 30, 1996 (File No. 1-11965).
          2. Transition Report on Form 10-K for the transition period from October 1, 1996 to December 31, 1996 (File No. 1-11965).
          3. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 (File No. 1-11965).

          4. Current Report on Form 8-K dated February 21, 1997 (File No. 1-11965).
          5. Current Report on Form 8-K dated February 25, 1997 (File No. 1-11965).


          All documents subsequently filed by the Company or ICG with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into the Registration Statement of which this Prospectus is a part and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, upon oral or written request of such person, a copy of any and all information that has been incorporated by reference into this Prospectus (not including exhibits to the information unless such exhibits are specifically incorporated by reference into such information). Requests for information should be addressed to: ICG Communications, Inc., 9605 E. Maroon Circle, P.O. Box 6742, Englewood, Colorado 80155-6742, Attention: Investor Relations (telephone number (800) 408-4253).

                                 --------------------

          Until ___________, 1997 (90 days after the date of the Exchange Offers), all dealers offering transactions in the New Securities, whether or not participating in the Exchange Offers, may be required to deliver a Prospectus.

                                  PROSPECTUS SUMMARY


          The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus as well as the information appearing in the documents incorporated by reference herein. Unless the context otherwise requires, the term "Company" means the combined business operations of ICG and its subsidiaries, including ICG Holdings (Canada), Inc. ("Holdings (Canada)") and Holdings; the terms "fiscal" and "fiscal year" refer to ICG's fiscal year ending September 30; and all dollar amounts are in U.S. dollars. The Company has changed its fiscal year end to December 31 from September 30, effective January 1, 1997. Industry figures were obtained from reports published by the Federal Communications Commission ("FCC"), the U.S. Department of Commerce, Connecticut Research (an industry research organization) and other industry sources, which the Company has not independently verified. Certain information contained in this Prospectus with respect to the Company's plans and strategy for its business and related financing are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act). Such statements are subject to risks and uncertainties and, as a result, actual results may differ materially from those expressed in or implied by such forward-looking statements. For a discussion of important risks of an investment in the New Securities, including factors that could cause actual results to differ materially from forward-looking statements, see "Risk Factors." Investors should carefully consider the information set forth under the caption "Risk Factors" including the risks relating to historical and anticipated operating losses and negative cash flow.


                                     THE COMPANY


          The Company is one of the largest providers of competitive local telephone services in the United States, based on estimates of the industry's 1996 revenue. Competitive local exchange carriers ("CLECs") seek to provide an alternative to the incumbent local exchange carriers ("ILECs") for a full range of telecommunications services in the newly opened regulatory environment. As a CLEC, the Company operates networks in three regional clusters covering major metropolitan statistical areas in California, Colorado and the Ohio Valley, and in three markets in the Southeast. The Company is expanding its geographic focus to include Texas and Oklahoma (and may also expand to Arkansas and Louisiana) through its recently announced joint venture with Central and South West Corporation ("CSW") that will develop and market telecommunications services, including local exchange telephone services, in these markets. The Company also provides a wide range of network systems integration services and maritime and international satellite transmission services. As a leading participant in the rapidly growing competitive local telecommunications industry, the Company has experienced significant growth, with total revenue increasing from $59.1 million for fiscal 1994 to $217.8 million for the 12-month period ended March 31, 1997.



          The Federal Telecommunications Act of 1996 (the "Telecommunications Act") and several pro-competitive state regulatory initiatives have substantially changed the telecommunications regulatory environment in the United States. Due to these regulatory changes, the Company is now permitted to offer all interstate and intrastate telephone services, including local dial tone, and is developing a full set of complementary services such as long distance and data transmission services. The Company began marketing and selling competitive local dial tone services in three of its primary markets: California launched statewide in late January 1997, followed by Ohio in February 1997 and Colorado in March 1997. During the three months ended March 31, 1997, the Company sold 17,491 local access lines, of which 5,371 were in service at March 31, 1997. The Company has 15 high capacity digital telephony switches (and one additional switch located in Phoenix which will be operational through May 1997, after which it will be relocated) and 10 data communications switches in operation to support its services, and plans to install additional telephony and data switches as demand warrants. To facilitate the expansion of its services, the Company has entered into agreements with Lucent Technologies, Inc. ("Lucent") and Northern Telecom Inc. ("Nortel"), and has reached a non-binding agreement in principle with Cascade Communications, Inc. ("Cascade"), to purchase a full range of switching systems, fiber optic cable, network electronics, software and services. See "-Recent Developments."


          In conjunction with the increase of its service offerings, the Company is continuing to invest significant resources to expand its network footprint. This expansion is being undertaken through a combination of constructing owned facilities, entering into long-term agreements with other telecommunications carriers and establishing strategic alliances with utility companies.

     TELECOM SERVICES


          The Company operates networks in the following markets within its three regional clusters: California (Sacramento, San Diego and the Los Angeles and San Francisco metropolitan areas); Colorado (Denver, Colorado Springs and Boulder); and the Ohio Valley (Akron, Cincinnati, Cleveland, Columbus, Dayton and Louisville). The Company also operates networks in Birmingham, Charlotte and Nashville. The Company will continue to expand its network through construction, leased facilities, and strategic joint ventures, such as the recently announced joint venture with CSW that will initially serve Austin and Corpus Christi, Texas and Tulsa, Oklahoma. The joint venture may also develop business opportunities in other cities in Texas, Oklahoma, Arkansas and Louisiana. The Company's operating networks have grown from approximately 780 fiber route miles at the end of fiscal 1994 to approximately 2,483 fiber route miles as of March 31, 1997. Telecom Services revenue has increased from $14.9 million for fiscal 1994 to $129.6 million for the 12-month period ended March 31, 1997.


          Strategy

          The Company's objective is to become the dominant alternative to the ILEC in the markets it serves. In furtherance of this objective, the Company has developed strategies to leverage its extensive network footprint, its considerable expertise in the provision of switched telecommunications services, and its established customer base of long distance carriers. In addition, the Company has begun to aggressively market its broad range of telecommunications services to business end users. Key elements of this strategy are:

          Expand Service Offerings. The Company's focus is to provide a wide range of local, long distance and data communications services to business and carrier customers within the Company's service areas, with an emphasis on local dial tone services. The Company believes that customers are increasingly demanding a broad, full service approach to providing telecommunications services. By offering a wide array of services, management believes the Company will be able to capture high volume business accounts. To this end, the Company plans to complement its core competitive local exchange services with competitive local toll, long distance and data communications services tailored to the needs of its customers.

          Market Services to End Users and Carriers. The Company has historically marketed its services primarily to long distance carriers and resellers and its "first to market" advantage has enabled it to establish relationships with such carriers and resellers. As competition in the provision of local telephone services increases, these carriers and resellers are attempting to expand their service offerings by developing and delivering local telephone services and new enhanced products and services, which the Company is able to provide its carrier customers for resale. In addition, the Company is expanding its sales and marketing efforts to include end user business customers. Management believes a targeted end user strategy can accelerate its penetration of the local services market and better leverage the Company's network investment. In support of this entrance into the end user market, the Company is substantially expanding its distribution channels through a significant increase in its direct sales force and marketing personnel.

          Concentrate Markets in Regional Clusters. The Company believes that by focusing on regional clusters it will be able to more effectively service its customers' needs and efficiently market, operate and control its networks. As a result, the Company has concentrated its networks in regional clusters serving major metropolitan areas in California, Colorado and the Ohio Valley. The Company also operates networks in the Southeast in Birmingham, Charlotte and Nashville. The Company is currently expanding its network footprint to include Texas and Oklahoma (and may also expand to Arkansas and Louisiana) in partnership with CSW.

          Expand Alliances with Utilities. The Company has established and is actively pursuing strategic alliances with utility companies to take advantage of their existing fiber optic infrastructures and customer relationships. This approach affords the Company the opportunity to license or lease fiber optic facilities on a long-term basis in a more timely, cost effective manner than by constructing facilities. In addition, utilities possess conduit and other facilities that enable the Company to more easily install additional fiber to extend existing networks in a given market. Finally, management expects these strategic alliances to combine the Company's expertise in providing high quality telecommunications services with the utility's name recognition and customer relationships in marketing telecommunications products and services to the utility's customer base.

     NETWORK SERVICES


          Through the Company's wholly owned subsidiary, ICG Fiber Optic Technologies, Inc. ("FOTI"), the Company supplies information technology services and selected networking products, focusing on network design, installation, maintenance and support for a variety of end users, including Fortune 1000 firms and other large businesses and telecommunications companies. Revenue from Network Services was $64.4 million for the 12-month period ended March 31, 1997.


     SATELLITE SERVICES


          The Company's Satellite Services operations provide satellite voice and data services to major cruise lines, commercial shipping vessels, yachts, the U.S. Navy and offshore oil platforms. The Company also owns a teleport facility which provides international voice and data transmission services. Revenue for the Satellite Services operations (adjusted to reflect the sale of certain teleport assets) was $11.4 million for fiscal 1995 and $23.7 million for the 12-month period ended March 31, 1997.


     RECENT DEVELOPMENTS

          CSW Agreement. In January 1997, the Company announced a joint venture with CSW which will develop and market telecommunications services in Texas and Oklahoma (and may also expand to Arkansas and Louisiana). The new company, CSW/ICG ChoiceCom, L.P. ("ChoiceCom"), will be based in Austin, Texas and will initially serve Austin and Corpus Christi, Texas and Tulsa, Oklahoma with local telephone, long distance and data transmission services. ChoiceCom also expects to develop business opportunities in other cities in Texas, Oklahoma, Arkansas and Louisiana.

          Lucent Agreement. In September 1996, the Company entered into an equipment purchase agreement with Lucent for advanced telecommunications products and services. Lucent will provide the Company with a full range of systems, software and services which will be used by the Company to build and expand the Company's advanced communications networks, including 5ESS - 2000 switching systems, synchronous optical network equipment, access equipment, power plants, application software systems, Advanced Intelligence Network platforms, data networking products and fiber optic cable. Lucent has also agreed to provide engineering, installation, onsite technical support and other professional services.


          Cascade Agreement.   In April 1997, the Company entered into an
     agreement with Cascade for the purchase of data switching components that will enable the Company to provide high-speed data connectivity to its customers. The agreement also provides for the purchase of high-speed frame relay and asynchronous transfer mode ("ATM") switching products. In addition, the Company will utilize turnkey services from Cascade for product planning and deployment of the initial product launch, including program management, network design, onsite operations support and training. The Company recently began offering its data communications services in California and Colorado and plans to deploy similar networks in its Ohio markets in the first half of 1997.


          Nortel Agreement.     In December  1996, the  Company entered into  an
     equipment and software licensing agreement with Nortel under which Nortel will provide the Company with telecommunications equipment and software.

          Network Expansion. The Company continues to expand its network footprint through several strategic initiatives with utility companies and others. These include a 30-year agreement and two indefeasible rights of use ("IRU") agreements with the Los Angeles Department of Water and Power for 105 miles of fiber optic capacity in Los Angeles, including Century City, West Los Angeles, Mid-Wilshire and Sherman Oaks; a 15-year agreement with the City of Burbank, California to lease fiber optic capacity on an
     11.5 mile network; and a ten-year agreement and three ten-year IRU agreements with the City of Alameda Bureau of Electricity, under which the Company will have access to approximately seven miles of fiber optic cable.

     FINANCING

          In April 1996, the Company raised net proceeds of $433.0 million from the issuance of 12 1/2% Senior Discount Notes due 2006 (the "12 1/2% Notes") and 14 1/4% Exchangeable Preferred Stock Mandatorily Redeemable 2007 (the "14 1/4% Preferred Stock") of Holdings (the "1996 Offering").

          In March 1997, Holdings completed a private offering (the "Private Offering") of (i) the Old Notes which are guaranteed on a senior unsecured basis by ICG (the "Note Guarantee"), and (ii) the Old Preferred Stock, for aggregate gross proceeds of approximately $199.9 million. The Company believes that its liquidity will be improved because the Notes and the Preferred Stock do not require the payment of cash interest and of cash dividends, respectively, prior to 2002.

          The Preferred Stock accrues dividends quarterly at an annual rate of 14% per annum. Dividends are payable quarterly in cash or, on or prior to March 15, 2002, at the sole option of Holdings, in additional shares of Preferred Stock.


          Management believes that the net proceeds from the Private Offering, amounts expected to be available through vendor financing arrangements and the funds remaining from the 1996 Offering will permit the Company to expand its telecom services business as currently planned and to fund its operating deficits for approximately 18 months.



                                 THE EXCHANGE OFFERS

     The Note Exchange
          Offer.......   The Company  is offering to  exchange $1,000  principal
                         amount of New Notes for each $1,000 principal amount of
                         Old Notes that are  properly tendered and accepted. The
                         Company will  issue the New Notes on  or promptly after
                         the Expiration  Date. The New  Notes will be  fully and
                         unconditionally   guaranteed   by   ICG.    There   are
                         $176,000,000  aggregate  principal  amount at  maturity
                         ($99,908,160  original   issue  price)  of   Old  Notes
                         outstanding. See "The Exchange Offers."

     The Preferred Stock
     Exchange Offer...   The  Company is offering  to exchange one  share of New
                         Preferred Stock  for each share of  Old Preferred Stock
                         that  is properly  tendered and  accepted. The  Company
                         will issue the New Preferred Stock on or promptly after
                         the Expiration  Date. There  are 100,000 shares  of Old
                         Preferred Stock outstanding. See "The Exchange Offers."
     Resale of New
     Securities......    Based  on  an  interpretation   by  the  staff  of  the
                         Commission set  forth  in no-action  letters issued  to
                         third  parties,  including   "Exxon  Capital   Holdings
                         Corporation"  (available May 13, 1988), "Morgan Stanley
                         & Co. Incorporated" (available June 5, 1991), "Mary Kay
                         Cosmetics,  Inc." (available  June 5,  1991), "Warnaco,
                         Inc."   (available   October  11,   1991)   and  "K-III
                         Communications  Corp." (available  May  14, 1993),  the
                         Company believes that New Securities issued pursuant to
                         the Exchange Offers in  exchange for Old Securities may
                         be offered for resale, resold and otherwise transferred
                         by any holder thereof (other than any such holder which
                         is an "affiliate" of the Company within the meaning  of
                         Rule 405 under  the Securities Act) without  compliance
                         with   the   registration   and   prospectus   delivery
                         provisions  of the Securities  Act, provided  that such
                         New Securities  are acquired in the  ordinary course of
                         such holder's  or any other such  person's business and
                         that such  holder  or  any other  such  person  has  no
                         arrangement  or   understanding  with  any   person  to
                         participate in the distribution of such New Securities.
                         Under no circumstances may  this Prospectus be used for
                         an  offer   to  resell  or  other   retransfer  of  New
                         Securities. In  the event that the  Company's belief is
                         inaccurate,  holders of New Securities who transfer New
                         Securities  in  violation  of the  prospectus  delivery
                         provisions  of   the  Securities  Act  and  without  an
                         exemption  from  registration   thereunder  may   incur
                         liability thereunder.  The Company  does not  assume or
                         indemnify holders against such liability.  The Exchange
                         Offers are  not being  made  to, nor  will the  Company
                         accept surrenders  for exchange  from,  holders of  Old
                         Securities  (i)  in  any  jurisdiction   in  which  the
                         Exchange Offers or the  acceptance thereof would not be
                         in  compliance with the securities or  blue sky laws of
                         such jurisdiction or  (ii) if any holder is  engaged or
                         intends  to  engage  in   a  distribution  of  the  New
                         Securities.  Each  broker-dealer   that  receives   New
                         Securities  for its  own  account in  exchange for  Old
                         Securities, where such Old Securities  were acquired by
                         such  broker-dealer   as  a  result   of  market-making
                         activities   or   other   trading    activities,   must
                         acknowledge  that  it  will  deliver  a  prospectus  in
                         connection with any resale  of such New Securities. The
                         Company  has  not  entered   into  any  arrangement  or
                         understanding with  any person  to  distribute the  New
                         Securities to  be received in the  Exchange Offers. See
                         "Plan of Distribution."

     Expiration Date..   The Exchange  Offers will expire at 5:00 p.m., New York
                         City time, on __________, 1997 unless extended, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offers are extended. The Company will accept for exchange any and all Old Securities which are properly tendered in the Exchange Offers prior to 5:00 p.m., New York City time, on the Expiration Date. The New Securities issued pursuant to the Exchange Offers will be delivered on or promptly after the Expiration Date.

     Conditions to the
     Exchange Offers..   The  Company may  terminate the  Exchange Offers  if it
                         determines  that  its  ability  to  proceed   with  the
                         Exchange Offers could be materially impaired due to any legal or governmental action, any new law, statute, rule or regulation, any interpretation by the staff of the Commission of any existing law, statute, rule or regulation or the failure to obtain any necessary approvals of governmental agencies or holders of the Old Securities. The Company does not expect any of the foregoing conditions to occur, although there can be no assurances that such conditions will not occur.

     Procedures for
     Tendering Old Notes
     and Old Preferred
     Stock...........    Each holder of Old Securities wishing to participate in
                         the Exchange Offers must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Old
                         Notes or such Old Preferred Stock, as the case may be, and any other required documentation to Norwest Banks, as exchange agent for the Notes (the "Exchange Agent"), or to American Stock Transfer & Trust Company, as transfer agent for the Preferred Stock (the "Transfer
                         Agent") at the addresses set forth herein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the New
                         Securities acquired pursuant to the Exchange Offers are being obtained in the ordinary course of business of the person receiving such New Securities, whether or not such person has an arrangement or understanding with any person to participate in the distribution of such New Securities and that neither the holder nor any such other person is an "affiliate," as defined in Rule
                         405 under the Securities Act, of the Company.

     Special Procedures
     for Beneficial
     Owners..........    Any  beneficial   owner   whose  Old   Securities   are
                         registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Securities in the Exchange Offers should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Securities, either make appropriate arrangements to register ownership of the Old Securities in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

     Guaranteed Delivery
          Procedures..   Holders of Old Securities who wish to  tender their Old
                         Securities and whose Old Securities are not immediately
                         available or who cannot deliver their Old Securities or
                         the Letter of Transmittal to  the Exchange Agent or the
                         Transfer  Agent,  as  the case  may  be,  prior to  the
                         Expiration  Date,  must  tender  their  Old  Securities
                         according to  the  guaranteed delivery  procedures  set
                         forth  in  "The   Exchange  Offer-Guaranteed   Delivery
                         Procedures."

     Withdrawal Rights.  Tenders of Old Securities may be withdrawn at any  time prior to 5:00 p.m., New York City time, on the Expiration Date.

     Certain Federal
     Income Tax
     Considerations...   The exchange of New Preferred Stock for Old Preferred
                         Stock, and New Notes for Old Notes, will not constitute a taxable event for U.S. federal income tax purposes.
                         As a result, holders of New Preferred Stock or New
                         Notes will not recognize any income, gain or loss with respect to such exchange. The New Notes will be, and the Exchange Debentures may be, issued with original issue discount ("OID") for U.S. federal income tax purposes. United States Holders of New Notes or
                         Exchange Debentures issued with OID must include such OID in income on a constant yield accrual method, regardless of such holders' method of accounting. As a result, such holders will include OID in income in advance of the receipt of cash attributable to that income. For a discussion of certain U.S. federal income tax considerations relating to the exchange of the New Notes for the Old Notes and the New Preferred
                         Stock for the  Old Preferred  Stock,  see "Certain
                         United States Federal Income Tax Considerations."

     Exchange Agent...   Norwest  Banks  is the  Exchange  Agent.  Its telephone
                         number is (612) 667-4070. The  address of the  Exchange
                         Agent is  set  forth in  "The Exchange  Offers-Exchange
                         Agent."

     Transfer Agent...   American Stock Transfer & Trust Company is the Transfer
                         Agent. Its telephone number is (212) 936-5100. The address of the Transfer Agent is as set forth in "The
                         Exchange Offers-Transfer Agent."

                                    THE NEW NOTES

     Aggregate Amount.   $176,000,000 principal amount at  maturity ($99,908,160
                         original  issue  price)  of  11  5/8%  Senior  Exchange
                         Discount Notes due March 15, 2007.

     Yield and Interest  From  and after March 15, 2002, the New Notes will bear interest, which will be payable in cash, at a rate of 11 5/8% per annum on each March 15 and September 15, commencing September 15, 2002.

     Optional Redemption On  or  after March  15, 2002,  the  New Notes  will be redeemable at the option of Holdings, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. See "Description of New Notes-Optional Redemption."

     Optional Redemption
     Upon Public Equity
     Offering.........   At any time, or from time to time, on or prior to March
                         15, 2000, Holdings may, at its option, redeem New Notes
                         having a principal amount of up to 35% of the principal
                         amount  of  the  Old   Notes  initially  issued,  at  a
                         redemption  price equal  to  111 5/8%  of the  Accreted
                         Value of such New Notes on the date of redemption, with the proceeds of one or more Public Equity Offerings.
                         See "Description of New Notes-Optional Redemption."

     Guarantee........   The New Notes will be guaranteed on a senior, unsecured
                         basis by ICG.


     Ranking..........   The New  Notes and the  Note Guarantee will  be senior,
                         unsecured    obligations    of   Holdings    and   ICG,
                         respectively, will rank pari  passu in right of payment
                         with all existing  and future unsecured, unsubordinated
                         obligations and will  be senior in right  of payment to
                         all  existing and  future subordinated  indebtedness of
                         Holdings  and ICG.  At March 31, 1997, Holdings and
                         ICG  had,  on  an  unconsolidated  basis, approximately
                         $762.9 million of senior indebtedness (which amount
                         includes the Old Notes and the Note Guarantee),
                         including  capitalized  lease   obligations.  ICG   and
                         Holdings are each holding companies and therefore must rely upon dividend and other payments from their subsidiaries to generate the funds necessary to meet their obligations, including the payment of principal and interest on the New Notes. The New Notes and the Note Guarantee will be effectively subordinated to all liabilities (including trade payables) of the subsidiaries of ICG and Holdings and at March 31, 1997, the subsidiaries of Holdings had approximately
                         $94.2 million of liabilities (excluding intercompany payables), including $31.5 million of indebtedness.
                         See "Risk Factors-Substantial Indebtedness; Ability to
                         Service  Debt" and "-Holding  Company  Reliance  on
                         Subsidiaries' Funds; Priority of Creditors;
                         Subordination of Exchange Debentures."



     Certain Covenants.  The Indenture  contains certain covenants  which, among other things, restrict the ability of ICG, Holdings and their Restricted Subsidiaries (as defined herein) to incur additional indebtedness for, among other things, the acquisition of network assets, inventory and equipment; create liens; engage in sale-leaseback transactions; pay dividends or make distributions in respect of their capital stock (other than permitted dividends with respect to the Preferred
                         Stock and the 14 1/4% Preferred Stock); make investments or make certain other restricted payments; sell assets; create restrictions on the ability of Restricted Subsidiaries to make certain payments; issue or sell stock of certain subsidiaries; enter into transactions with stockholders or affiliates; and, with respect to ICG and Holdings, consolidate, merge or sell all or substantially all of its assets. See "Description of New Notes-Covenants."


     Change of Control.  Upon a Change of  Control (as defined herein), Holdings is required to make an offer to purchase the New Notes at a purchase price equal to 101% of their Accreted Value on the date of purchase plus accrued interest, if any. See "Description of New Notes-Repurchase of New Notes upon a Change of Control."


                               THE NEW PREFERRED STOCK

     Preferred Stock..   100,000 shares of New Exchangeable Preferred Stock.

     Dividends........   Cumulative  at 14%  per  annum. All  dividends will  be
                         payable quarterly in cash or, on or prior to March 15, 2002, at the sole option of Holdings, in additional shares of Preferred Stock, on March 15, June 15,
                         September 15  and December 15 of  each year, commencing
                         June 15, 1997. Dividends on the New Preferred Stock will accrue and be cumulative from the date of issuance thereof. For federal income tax purposes, distributions with respect to the New Preferred Stock are not expected to qualify as dividends and will be treated as a return of capital until Holdings has earnings and profits as determined under applicable federal income tax principles. See "Certain United States Federal
                         Income  Tax  Considerations-Tax Consequences  to United
                         States Holders-Dividends on the New Preferred Stock."

     Liquidation
     Preference.......   $1,000 per share, plus accrued and unpaid dividends.

     Voting...........   Holders of  the New Preferred Stock will have no voting
                         rights except as provided by law and as provided in the
                         Amended Articles.  In the event that  dividends are not
                         paid for any four quarters, whether or not consecutive,
                         or  upon certain  other  events  (including failure  to
                         comply with covenants and  failure to pay the mandatory
                         redemption  price  when   due),  then  the  number   of
                         directors constituting Holdings' Board of Directors will be adjusted to permit the holders of the majority of the then outstanding New Preferred Stock, voting separately as a class, to elect two directors. See
                         "Description of New Preferred Stock-Voting Rights."

     Mandatory
     Redemption.......   Holdings is required to  redeem the New Preferred Stock
                         on March 15, 2008 (subject to the legal availability of
                         funds  therefor) at  a  redemption price  equal to  the
                         liquidation   preference,   plus  accrued   and  unpaid
                         dividends to the redemption date. See "Description of New Preferred Stock-Mandatory Redemption."

     Optional Redemption On  or after March 15, 2002, the New Preferred Stock is redeemable, at the option of Holdings, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid dividends to the redemption date. See "Description of New Preferred Stock-Optional Redemption."

     Optional
     Redemption Upon
     Public Equity
     Offering.........   At any time, or from time to time, on or prior to March
                         15, 2000, Holdings may, at its option, redeem shares of
                         Old  Preferred Stock  having  an aggregate  liquidation
                         preference of  up to  35% of the  aggregate liquidation
                         preference  of  all  shares   of  New  Preferred  Stock
                         originally issued  at a redemption price  equal to 114%
                         of the liquidation preference thereof, plus accrued and
                         unpaid dividends  to  the  redemption  date,  with  the
                         proceeds of  one or  more Public Equity  Offerings. See
                         "Description    of    New   Preferred    Stock-Optional
                         Redemption."


     Ranking..........   The  New Preferred Stock  will rank  (i) senior  to all
                         common stock of Holdings and to all other capital stock of Holdings unless the terms of such stock expressly provide that it ranks senior to or on a parity with the New Preferred Stock; (ii) on a parity with any capital stock of Holdings the terms of which expressly provide that it will rank on a parity with the New Preferred
                         Stock, including the 14 1/4% Preferred Stock; and (iii) junior to all capital stock of Holdings the terms of which expressly provide that such stock will rank senior to the New Preferred Stock. Holdings is a holding company and therefore must rely upon dividend and other payments from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of cash dividends on, and the mandatory redemption price of, the New Preferred Stock. See
                         "Risk Factors-Substantial Indebtedness; Ability to
                         Service Debt" and "Description of New Preferred Stock-
                         Ranking."


     Optional Exchange
     Feature..........   The New  Preferred Stock is  exchangeable into Exchange
                         Debentures at the option of Holdings, in whole but not in part, subject to (i) such exchange being permitted by the terms of the Indenture, the indenture under which the 12 1/2% Notes were issued (the "12 1/2% Notes
                         Indenture") and  the indenture under which  the 13 1/2%
                         Senior Discount Notes due  September 15, 2005 (the "13
                         1/2 Notes")  of Holdings  were issued  (the "13  1/2%
                         Notes Indenture"), and (ii) the conditions described in the Amended Articles being satisfied. See
                         "Description of New  Preferred  Stock-Exchange"  and
                         "Description  of Exchange Debentures."

     Certain Covenants.  The  Amended Articles contain  certain covenants which, among other things, restrict the ability of Holdings and its Restricted Subsidiaries to incur additional indebtedness and issue preferred stock; create liens; pay dividends or make distributions in respect of their capital stock (other than permitted dividends with respect to the Preferred Stock and the 14 1/4% Preferred Stock); make investments or make certain other restricted payments; sell assets; create restrictions on the ability of Restricted Subsidiaries to make certain payments; issue or sell stock of Restricted Subsidiaries; enter into transactions with stockholders or affiliates; incur senior subordinated indebtedness; and, with respect to each of ICG and Holdings, consolidate, merge or sell all or substantially all of its assets. See "Description of New Preferred Stock-Certain Covenants."

     Change of Control   Upon a Change of Control, Holdings is required to  make
                         an offer  to purchase the shares of New Preferred Stock
                         at a purchase price equal  to 101% of their liquidation
                         preference on  the date  of purchase, plus  accrued and
                         unpaid  dividends  to   the  date   of  purchase.   See
                         "Description of New Preferred Stock-Change of Control."


                               THE EXCHANGE DEBENTURES

     Exchange
     Debentures.......   14%  Senior Subordinated Exchange  Debentures due March
                         15, 2008 in  an aggregate principal amount equal to the
                         aggregate  liquidation preference  of, and  accrued but
                         unpaid   dividends   on,   the   New   Preferred  Stock
                         outstanding on the Exchange Date (as defined herein).

     Interest Payment
          Dates.......   March 15 and September 15 of each year, commencing with
                         the first  of such dates  to occur  after the  Exchange
                         Date. On or prior to March 15, 2002, the Company may pay interest on the Exchange Debentures by issuing additional Exchange Debentures.

     Optional
          Redemption..   On or after March 15, 2002, the Exchange Debentures are
                         redeemable, at the  option of Holdings, in  whole or in
                         part, at  the redemption prices set  forth herein, plus
                         accrued and unpaid interest to the redemption date. See
                         "Description     of    Exchange     Debentures-Optional
                         Redemption."

     Optional Redemption
     Upon Public
     Equity Offering..   At any time, or from time to time, on or prior to March
                         15, 2000, Holdings may,  at its option, redeem Exchange
                         Debentures having a principal amount equal to 35% of the liquidation preference of the Preferred Stock initially issued at a redemption price equal to 114% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the proceeds of one or more Public Equity Offerings. See "Description of Exchange Debentures-Optional Redemption."

     Guarantee........   ICG will guarantee the  Exchange Debentures on a senior
                         subordinated    unsecured    basis   (the    "Debenture
                         Guarantee").


     Ranking..........   The  Exchange  Debentures will  be  senior subordinated
                         Indebtedness   (as   defined   herein)   of   Holdings,
                         subordinated  to  the prior  payment  when  due of  the
                         principal  of, and  premium,  if any,  and accrued  and
                         unpaid  interest on,  all  existing and  future  Senior
                         Indebtedness (as defined herein) of Holdings (including
                         the New Notes) and senior to the prior payment when due
                         of  the principal and premium, if  any, and accrued and
                         unpaid  interest on,  all subordinated  Indebtedness of
                         Holdings.  ICG's guarantee  of the  Exchange Debentures
                         will  be  senior   subordinated  Indebtedness  of  ICG,
                         subordinated  to  the prior  payment  when  due of  the
                         principal  of, and  premium,  if any,  and accrued  and
                         unpaid  interest  on, all  existing  and future  Senior
                         Guarantor  Indebtedness  (as  defined  herein)  of  ICG
                         (including the Note Guarantee)  and senior to the prior
                         payment  when due of the principal  of, and premium, if
                         any,   and  accrued   and  unpaid   interest  on,   all
                         subordinated Indebtedness of ICG. ICG and Holdings are each holding companies and therefore must rely upon dividend and other payments from their subsidiaries to generate the funds necessary to meet their obligations, including the payment of principal and interest on the Exchange Debentures. See "Risk Factors-Substantial
                         Indebtedness; Ability to Service Debt."

     Certain Covenants.  The  indenture under which the Exchange Debentures will be issued (the "Exchange Debenture Indenture") will contain certain covenants which, among other things, restricts the ability of ICG, Holdings and their
                         Restricted    Subsidiaries    to    incur    additional
                         indebtedness for, among other things, the acquisition of network assets, inventory and equipment; create liens; pay dividends or make distributions in respect of their capital stock; make investments or make certain other restricted payments; sell assets; create restrictions on the ability of Restricted Subsidiaries to make certain payments; issue or sell stock of certain subsidiaries; enter into transactions with stockholders or affiliates; incur senior subordinated indebtedness; and, with respect to each of ICG and Holdings, consolidate, merge or sell
                         all   or  substantially   all  of  their   assets.  See
                         "Description of Exchange Debentures-Certain Covenants."


     Registration
     Requirements.....   The Exchange  Debentures may not be  issued unless such
                         issuance is registered under the Securities Act or is exempt from registration.

     Change of Control.  Upon a Change of Control, Holdings  is required to make an offer to purchase the Exchange Debentures at a purchase price equal to 101% of their principal amount on the date of purchase plus accrued interest, if any. See "Description of Exchange Debentures-Change of Control."

                                     RISK FACTORS

          See "Risk Factors," immediately following this Summary, for a discussion of certain risks that should be considered by prospective investors in connection with the Exchange Offers and an investment in the New Securities, including the risks related to historical and anticipated operating losses, negative cash flow and substantial indebtedness.

      SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND STATISTICAL INFORMATION(1)
                       (IN THOUSANDS, EXCEPT STATISTICAL DATA)

                                               YEARS ENDED SEPTEMBER 30,
                                     ------------------------------------------
                                                                      PRO FORMA
                                     1994         1995       1996     1996 (2)
                                    ------       ------     ------    ---------
     STATEMENT  OF  OPERATIONS
     DATA:(3)
     Revenue:
       Telecom services  . . . .   $ 14,854      32,330    87,681       87,681
       Network services  . . . .     36,019      58,778    60,116       60,116
       Satellite services(4) . .      8,121      20,502    21,297       21,297
       Other . . . . . . . . . .        118           -         -            -
                                   --------     -------   -------      -------
         Total revenue . . . . .     59,112     111,610   169,094      169,094
     Operating loss  . . . . . .    (15,226)    (46,814)  (73,252)     (73,252)
     Interest expense  . . . . .     (8,481)    (24,368)  (85,714)     (97,708)
     Minority interests,
      including preferred stock
      dividends  . . . . . . . .        435      (1,123)  (25,306)     (39,697)
     Net loss  . . . . . . . . .   $(23,868)    (76,648) (184,107)    (210,492)
     Loss per share. . . . . . .     $(1.56)      (3.25)    (6.83)       (7.81)
     Weighted average number
      of shares outstanding(5) .     15,342      23,604    26,955       26,955

     OTHER DATA:
     EBITDA(6) . . . . . . . . .    $(7,068)    (30,190)  (42,884)     (42,884)
     Net cash used by
      operating activities . . .     (7,532)    (43,039)  (47,361)     (47,361)
     Net cash used by
      investing activities . . .    (51,452)    (71,342) (131,200)    (131,200)
     Net cash provided (used)
      by financing activities. .     49,428     377,772   360,227      552,035
     Capital expenditures(7) . .     54,921      88,495   175,148      175,148
     Ratio of earnings to
      combined fixed charges
      and preferred stock
      dividends(8) . . . . . . .          -           -         -            -

     STATISTICAL DATA:(9)
     Full time employees . . . .        714         938     1,323
      Telecom services:
       Buildings connected:
        On-net . . . . . . . . .        226         280       478
        Off-net  . . . . . . . .          -       1,095     1,589
                                   --------     -------   -------
         Total buildings connected      226       1,375     2,067
       Customer circuits in
        service (VGEs)(11) . . .    224,072     430,535   630,697
       Operational switches:
        Telephony  . . . . . . .          1          13        14
        Frame relay. . . . . . .          -           -         -
                                    -------     -------   -------
         Total operational
          switches . . . . . . .          1          13        14
       Switched minutes of use
        (in millions)  . . . . .          2         283     1,635
       Fiber route miles:(12)
         Operational . . . . . .        323         627     2,143
         Under construction. . .          -           -         -
       Fiber strand miles:(13)
         Operational . . . . . .     14,959      27,150    70,067
         Under construction. . .          -           -         -
       Wireless route miles(14)         606         568       491
     Satellite services:
         Very small aperture
           terminals ("VSATs") .        810         626       835
         C-Band
           installations(15) . .          -          28        48
         L-Band
           installations(16) . .          -           -       109




                                               THREE MONTHS ENDED,
                                   -------------------------------------------
                                                                    PRO FORMA
                                   DECEMBER     MARCH     MARCH       MARCH
                                      31,        31,       31,         31,
                                     1996       1996      1997        1997(2)
                                   --------    ------    ------     ---------
     STATEMENT OF OPERATIONS
     DATA:(3)
     Revenue:
       Telecom services  . . .     34,787      17,635    38,280       38,280
       Network services  . . .     15,981      13,973    17,987       17,987
       Satellite services(4) .      6,188       4,336     6,783        6,783
       Other . . . . . . . . .          -           -         -            -
                                  -------     -------   -------      -------
          Total revenue  . . .     56,956      35,944    63,050       63,050
     Operating loss  . . . . .    (27,051)    (15,823)  (40,783)     (40,783)
     Interest expense  . . . .    (24,454)    (14,217)  (25,140)     (27,503)
     Minority interests,
      including preferred
      stock dividends  . . . .     (4,988)     (1,970)   (5,753)      (8,564)
     Net loss  . . . . . . . .    (49,823)    (26,939)  (66,781)     (71,955)
     Loss per share. . . . . .      (1.56)      (1.04)    (2.09)       (2.25)
     Weighted average
      number of shares
      outstanding(5) . . . . .     31,840      25,803    31,938       31,938

     OTHER DATA:
     EBITDA(6) . . . . . . . .    (17,226)     (8,381)  (29,901)     (29,901)
     Net cash used by
      operating activities . .     (8,639)    (17,022)  (14,769)     (14,769)
     Net cash used by
      investing activities . .    (82,339)    (50,700)  (58,565)     (58,565)
     New cash provided (used)
      by financing activities.       (170)    (23,956)  172,688      172,688
     Capital expenditures(7) .     78,238      76,433    61,545       61,545
     Ratio of earnings to
      combined fixed charges
      and preferred stock
      dividends(8) . . . . . .          -           -         -            -

     STATISTICAL DATA:(9)
     Full time employees . . .      1,424       1,061     1,606
      Telecom services:
       Buildings connected:
        On-net . . . . . . . .        522         327       545
        Off-net. . . . . . . .      1,547(10)   1,401     1,550
                                  -------     -------   -------
         Total buildings
          connected. . . . . .      2,069       1,728     2,095
       Customer circuits in
        service (VGEs)(11) . .    748,528     510,755   816,238
       Operational switches:
        Telephony  . . . . . .         14          13        16
        Frame relay  . . . . .          1           -        10
                                  -------     -------   -------
         Total operational
          switches . . . . . .         15          13        26
       Switched minutes of use
        (in millions). . . . .        607         362       682
       Fiber route miles:(12)
        Operational  . . . . .      2,385         780     2,483
        Under construction . .          -           -       639
       Fiber strand
        miles:(13)
        Operational  . . . . .     75,490      36,310    83,334
        Under construction . .          -           -    28,310
       Wireless route
        miles(14)  . . . . . .        506         582       511
     Satellite services:
       Very small aperture
        terminals ("VSATs")           860         658       875
       C-Band
        installations(15)  . .         54          36        57
       L-Band
        installations(16)  . .        204           3       355

                              (Accompanying notes are on the following page)

                                                       MARCH 31, 1997
                                                       --------------

     BALANCE SHEET DATA:
     Cash and short-term
        investments  . . . . . . . . . . . . . . . .     $491,035
     Working capital . . . . . . . . . . . . . . . .      465,248
     Property and equipment,
        net  . . . . . . . . . . . . . . . . . . . .      456,725
     Total assets  . . . . . . . . . . . . . . . . .    1,089,681
     Current portion of long-term debt
       and capital lease obligations . . . . . . . .        8,455
     Long-term debt and capital
       lease obligations, less current portion . . .      882,476
     14 1/4% Preferred Stock of Holdings
       (redeemable) ($170.6 million
        liquidation value) . . . . . . . . . . . . .      165,122
     Preferred Stock of Holdings
      (redeemable) ($100.8 million
      liquidation value) . . . . . . . . . . . . . .       96,787
     Common Stock and additional paid-in capital . .      303,673
     Accumulated deficit . . . . . . . . . . . . . .     (435,421)
     Stockholders' deficit . . . . . . . . . . . . .     (131,748)


     --------------------


     (1) The Summary Historical and Pro Forma Financial and Statistical Information relates to ICG and its subsidiaries. All of ICG's business is conducted through Holdings and its subsidiaries and, therefore, consolidated financial statements for Holdings are not being presented since such financial statements would not differ substantially from the financial statements of ICG.


     (2) Pro Forma Statement of Operations Data reflects the receipt of the net proceeds from the Private Offering and interest expense on $99.9 million gross proceeds of Senior Discount Notes and preferred stock dividends on $100.0 million liquidation preference of Preferred Stock, without giving effect to any increased interest income on available cash or the capitalization of any interest associated with construction in progress, as if such events had occurred at the beginning of the periods presented.

     (3) During fiscal 1996, the Company changed its method of accounting for long-term telecom services contracts to recognize revenue as services are provided. The effect of this change in accounting for the periods presented was not significant.
     (4) Revenue from Satellite Services is generated through the Company's satellite (voice and data) operations and, after January 1995, also includes revenue from maritime communications operations. The Company completed the sale of four of its teleports in March 1996, and has reported results of operations from these assets through December 31, 1995.

     (5) Weighted average number of shares outstanding for fiscal years 1994 and 1995 represents Holdings (Canada) common shares outstanding. Weighted average number of shares outstanding for fiscal 1996 represents Holdings (Canada) common shares outstanding for the period October 1, 1995 through August 2, 1996, and represents ICG Common Stock and Holdings (Canada) Class A common shares (owned by third parties) outstanding for the period August 5, 1996 through September 30, 1996. Weighted average number of shares outstanding for the three-month periods ended December 31, 1996 and March 31, 1997 represent ICG Common Stock and Holdings (Canada) Class A common shares (owned by third parties) outstanding for the period October
          1, 1996 through December 31, 1996 and January 1, 1997 through March 31, 1997, respectively.


     (6) EBITDA consists of operating loss plus depreciation and amortization. EBITDA is provided because it is a measure commonly used in the telecommunications industry. EBITDA is presented to enhance an understanding of the Company's operating results and is not intended to represent cash flow or results of operations in accordance with generally accepted accounting principles ("GAAP") for the periods indicated. EBITDA is not a measurement under GAAP and is not necessarily comparable with similarly titled measures of other companies. Net cash flows from operating, investing and financing activities as calculated according to GAAP are also presented in Other Data.

     (7) Capital expenditures include assets acquired under capital leases and through the issuance of debt or warrants.

     (8) For fiscal 1994, 1995 and 1996 and the three months ended December 31, 1996, March 31, 1996 and 1997, earnings were insufficient to cover combined fixed charges and preferred stock dividends by $24.8 million, $77.3 million, $188.5 million and $50.6 million, $31.8 million and $67.8 million, respectively. On a pro forma basis giving effect to the Private Offering as if it occurred at the beginning of the periods presented and without giving effect to any increased interest income on additional available cash or the capitalization of any interest associated with construction in progress, earnings would have been insufficient to cover fixed charges and preferred stock dividends by $214.9 million and $73.0 million for fiscal 1996 and the three months ended March 31, 1997, respectively. Combined fixed charges and preferred stock dividends consist of interest charges and amortization of debt expense and discount or premium related to indebtedness, whether expensed or capitalized, that portion of rental expense the Company believes to be representative of interest (i.e., one-third of rental expense) and preferred stock dividends.


     (9) Amounts presented are for 12-month and three month periods ended, or as of the end of the period presented.

     (10) Buildings connected off-net declined from September 30, 1996 to December 31, 1996 due to the sale of the Company's 50% interest in the Phoenix joint venture.
     (11) Customer circuits in service is measured in voice grade equivalents ("VGEs").

     (12) Fiber route miles refers to the number of miles of fiber optic cable, including leased fiber. As of March 31, 1997, the Company had 2,483 fiber route miles, of which 359 fiber route miles were leased under operating leases. Fiber route miles under construction represents fiber under construction and fiber which is expected to be operational within six months.


     (13) Fiber strand miles refers to the number of fiber route miles, including leased fiber, along a telecommunications path multiplied by the number of fiber strands along that path. As of March 31, 1997, the Company had 83,334 fiber strand miles, of which 7,080 fiber strand miles were leased under operating leases. Fiber strand miles under construction represents fiber under construction and fiber which is expected to be operational within six months.


     (14) Wireless route miles represents the total distance of the digital microwave paths between Company transmitters which are used in the Company's telecom services networks.


     (15) C-Band installations service cruise ships, U.S. Navy vessels and offshore oil platform installations.


     (16) L-Band installations service smaller maritime installations, and both mobile and fixed land-based units.

                                     RISK FACTORS

          An investment in the New Securities offered hereby involves a high degree of risk. The following risk factors, together with the other information set forth in this Prospectus and appearing in the documents incorporated by reference herein, should be considered when evaluating an investment in the New Securities.

     HISTORICAL AND ANTICIPATED FUTURE OPERATING LOSSES AND NEGATIVE CASH FLOW


          The Company has incurred and expects to continue to incur significant operating and net losses. For the 12 months ended March 31, 1997, the Company had revenue of approximately $217.8 million, an operating loss of approximately $110.0 million, interest expense of approximately $105.9 million and a net loss of approximately $239.1 million. The Company expects to continue to generate negative cash flow from operating activities while it emphasizes development, construction and expansion of its telecom services business and until the Company establishes a sufficient revenue generating customer base. The Company's operating loss, interest expense and net loss are each expected to increase as a result of the continuation of the Company's expansion strategy. In addition, the Company had an accumulated deficit of approximately $435.4 million at March 31, 1997. There can be no assurance that the Company will achieve or sustain profitability or positive cash flow in the future or at any time have sufficient resources to make payments on its indebtedness, including the Notes and, if issued, the Exchange Debentures, or cash dividends on, or the mandatory redemption price of, the Preferred Stock. See "Summary Historical and Pro Forma Financial and Statistical Information," including the notes thereto.


     SUBSTANTIAL INDEBTEDNESS; ABILITY TO SERVICE DEBT


          The Company is more highly leveraged than its competitors. At March 31, 1997, (i) ICG had, on an unconsolidated basis, no senior indebtedness;
     (ii) Holdings had, on an unconsolidated basis, approximately $863.4 million of senior indebtedness, including capital lease obligations (which amount includes the New Notes); and (iii) the subsidiaries of Holdings had, on an unconsolidated basis, an aggregate of approximately $22.3 million of senior indebtedness, including capital lease obligations. The accretion of original issue discount on the Notes, the 13 1/2% Notes and the 12 1/2% Notes will cause an increase in indebtedness of approximately $506.6 million by March 15, 2002. In addition, the Preferred Stock and the Exchange Debentures issuable in exchange for the Preferred Stock may pay dividends or interest, respectively, through the issuance of additional shares of Preferred Stock or Exchange Debentures, as the case may be, through March 15, 2002, and the 14 1/4% Preferred Stock and the 14 1/4% Subordinated Exchange Debentures due May 1, 2007 (the "14 1/4% Exchange Debentures") issuable in exchange for the 14 1/4% Preferred Stock, may pay dividends or interest through the issuance of additional shares of 14 1/4% Preferred Stock or 14 1/4% Exchange Debentures, as the case may be, through May 1, 2001. The Indenture, the Amended Articles governing the terms of the Preferred Stock and the 14 1/4% Preferred Stock, the 12 1/2% Notes Indenture and the 13 1/2% Notes Indenture limit, but do not prohibit, the incurrence of additional indebtedness by ICG, Holdings and their subsidiaries, for, among other things, the acquisition of network assets, inventory and equipment. Although the net proceeds from the Private Offering are expected to enhance liquidity and improve the Company's financial flexibility in the near term, the Company's total indebtedness, interest expense and dividend requirements will be significantly increased as a result of the Private Offering.


          The level of the Company's indebtedness could have important consequences to holders of the Notes, the Preferred Stock and the Exchange Debentures, including the following: (i) the debt service requirements of any additional indebtedness could make it more difficult for the Company to make payments on the Notes and to pay cash dividends on, and the mandatory redemption price of, the Preferred Stock and, if issued, to make payments on the Exchange Debentures; (ii) the ability of the Company to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes may be limited;
     (iii) a substantial portion of the Company's cash flow from operations, if any, must be dedicated to the payment of principal and interest on its indebtedness and other obligations (including dividends on the Preferred

     Stock when required to be paid in cash) and will not be available for other purposes; (iv) the Company's level of indebtedness could limit its flexibility in planning for, or reacting to, changes in its business; (v) the Company is more highly leveraged than all of its competitors, which may place it at a competitive disadvantage; and (vi) the Company's high degree of indebtedness will make it more vulnerable in the event of a downturn in its business.


          The Company has been experiencing substantial negative EBITDA and, on a pro forma basis after giving effect to the Private Offering, the Company's earnings before combined fixed charges and preferred stock dividend requirements would have been insufficient to cover combined fixed charges and preferred stock dividend requirements for fiscal 1996 and the three months ended March 31, 1997 by approximately $214.9 million and $73.0 million, respectively. In addition, for the same periods on the same pro forma basis, the Company's EBITDA minus capital expenditures and interest expense and preferred stock dividends would have been approximately $(339.2) million and $(128.4) million, respectively. There can be no assurance that the Company will be able to improve its earnings before combined fixed charges and preferred stock dividends or that the Company will be able to meet its debt service obligations, including its obligations on the Notes, the Preferred Stock and, if issued, the Exchange Debentures. In the event the Company's cash flow is inadequate to meet its obligations, the Company could face substantial liquidity problems as the Company has no revolving credit line. If the Company is unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if the Company otherwise fails to comply with the various covenants in its indebtedness, it would be in default under the terms thereof, which would permit the holders of such indebtedness to accelerate the maturity of such indebtedness and could cause defaults under other indebtedness of the Company. Such defaults could result in a default on the Notes and, if issued, the Exchange Debentures, and could delay or preclude payment of interest or principal on the Notes and, if issued, the Exchange Debentures or the payment of cash dividends on, or the mandatory redemption price of, the Preferred Stock. The ability of the Company to meet its obligations will be dependent upon the future performance of the Company, which will be subject to prevailing economic conditions and to financial, business and other factors, including factors beyond the control of the Company. See "Description of New Notes," "Description of New Preferred Stock" and "Description of Exchange Debentures."



     SIGNIFICANT CAPITAL REQUIREMENTS


          The Company's current plans for expansion of existing networks, the development of new networks, the further development of the Company's products and services and the continued funding of operating losses may require additional cash from outside sources. The Company's arrangements with utilities require it to make significant cash payments and the development of the Company's networks requires significant capital expenditures for transmission equipment, switching facilities and network build-out from the utilities' fiber backbone to end user locations. The Company must also purchase a substantial amount of equipment and other assets from vendors. The Company anticipates that its substantial cash requirements will continue into the foreseeable future. Due to the number of opportunities arising from changes in the telecommunications regulatory environment and the cash required to take advantage of these opportunities, management believes that the net proceeds from the Private Offering, cash on hand and amounts expected to be available through vendor financing arrangements will provide sufficient funds necessary for the Company to expand its telecom services business as currently planned and to fund its operating deficits for approximately 18 months. Additional sources of cash may include public and private equity and debt financings of ICG, Holdings or their subsidiaries, sales of non-strategic assets, capitalized leases and other financing arrangements. There can be no assurance that additional financing will be available to the Company or, if available, that it can be obtained on terms acceptable to the Company. Failure to obtain such financing could result in the delay or abandonment of some or all of the Company's acquisition, development and expansion plans and expenditures, which could have a material adverse effect on its business prospects and limit the Company's ability to make principal and interest payments, including on the Notes and, if issued, the Exchange Debentures, or to make payments of cash dividends on, or the mandatory redemption price of, the Preferred Stock.

     RISKS RELATED TO SWITCHED SERVICES STRATEGY


          The Company has 15 high capacity digital telephony switches (and one additional switch located in Phoenix which will be operational through May 1997, after which it will be relocated) and 10 data communications switches in operation to support its services, and plans to install additional telephony and data switches as demand warrants. The Company began generating switched services revenue in the fourth quarter of fiscal 1994. Currently, the Company is experiencing negative operating margins from the provision of switched services while its networks are in the development and construction phases and while the Company relies on ILEC networks to terminate and originate a significant portion of its customers' switched traffic. The Company expects to realize improved operating margins from switched services on a given network when (i) increased volumes of traffic are attained and build-out enables such traffic to be carried on the Company's own network instead of ILEC facilities, and (ii) higher margin enhanced services are provided to customers on the Company's network. In addition, the Company believes that the unbundling of ILEC services and the implementation of local telephone number portability, which are mandated by the Telecommunications Act, will reduce the Company's costs of providing switched services and facilitate the marketing of such services. However, the Company's switched services strategy has not yet been profitable and may not become profitable due to, among other factors, lack of customer demand, competition from other CLECs and downward pricing pressure from the ILECs. In addition, to fully implement its switched services strategy, the Company must make significant capital expenditures to provide additional switching capacity, network infrastructure and electronic components. There can be no assurance that the Company's switched services strategy will be successful.


     RISKS RELATED TO LOCAL SERVICES STRATEGY

          The Company is a recent entrant in the newly created competitive local telecommunications services industry. The local dial tone services market has only recently opened to competition due to the passage of the Telecommunications Act and subsequent state and Federal regulatory rulings designed to implement the Telecommunications Act. The Company is also initiating the provision of long distance and data communications services. The Company believes that offering a full-service portfolio of local, long distance and data products is the best method for gaining market share among business customers and reducing customer churn. However, the Company has only recently begun providing local and data communications services and has not deployed its long distance products. The Company will have to make significant operating and capital investments in order to provide local dial tone services. There are numerous operating complexities associated with providing these services. The Company will be required to develop new products, services and systems and will need to develop new marketing initiatives and hire and train a new sales force responsible for selling these services. The Company will also need to implement the necessary billing and collecting systems for these services. The Company may face significant competition from the Regional Bell Operating Companies ("RBOCs"), whose core business is providing local dial tone service. The RBOCs, who currently are the dominant providers of services in their markets, are expected to mount a significant competitive response to new entrants in their market, such as the Company. The Company may face significant competitive product and pricing pressures from the RBOCs in these markets, as well as from other CLECs as they enter these markets.

     HOLDING COMPANY RELIANCE ON SUBSIDIARIES' FUNDS; PRIORITY OF CREDITORS; SUBORDINATION OF EXCHANGE DEBENTURES


          ICG and Holdings are each holding companies. The sole material asset of ICG consists of the common stock of Holdings (Canada) and the sole material asset of Holdings (Canada) consists of the common stock of Holdings. The principal asset of Holdings consists of common stock of its subsidiaries. Holdings intends to loan or contribute a substantial portion of the net proceeds from the Private Offering to certain of its subsidiaries. Holdings must rely upon dividends and other payments from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal and interest on the Notes and the Exchange Debentures and the payment of cash dividends on, and the mandatory redemption price of, the Preferred Stock. The terms of each subsidiary's existing and future indebtedness may materially limit its ability to pay such dividends and other payments to ICG and Holdings.
     The subsidiaries are legally distinct from Holdings and have no obligation, contingent or otherwise, to pay amounts due with respect to the Notes, the Preferred Stock or, if issued, the Exchange Debentures or to make funds available for such payments. Holdings' subsidiaries will not guarantee the Notes or, if issued, the Exchange Debentures. The ability of Holdings' subsidiaries to make such payments to Holdings will be subject to, among other things, the availability of funds, the terms of each subsidiary's indebtedness and applicable state laws. In particular, several of Holdings' subsidiaries have entered into credit facilities, certain of which are guaranteed by ICG, which prohibit or restrict the payment of dividends by those subsidiaries to Holdings. Claims of creditors of Holdings' subsidiaries, including trade creditors, will generally have priority as to the assets of such subsidiaries over the claims of Holdings and the holders of Holdings' and ICG's indebtedness and Preferred Stock, including the Notes, the Preferred Stock and, if issued, the Exchange Debentures. Accordingly, the Notes and, if issued, the Exchange Debentures will be effectively subordinated to the liabilities (including trade payables) of the subsidiaries of Holdings. At March 31, 1997, the subsidiaries of
     Holdings  had  approximately  $94.2   million  of  liabilities  (excluding
     intercompany   payables  to   Holdings),   including  $31.5   million   of
     indebtedness. The Exchange Debentures, if issued, would be subordinate in right of payment to the prior payment in full of the Notes, the 12 1/2% Notes, the 13 1/2% Notes and all other existing and future senior indebtedness of the Company. As of March 31, 1997, ICG and Holdings had approximately $707.5 million and $762.9 million of Senior Guarantor Indebtedness and Senior Indebtedness, respectively, outstanding. In the event of a bankruptcy or similar proceeding of ICG and/or Holdings, the assets of ICG and Holdings will be available to pay obligations on the Exchange Debentures and ICG's guarantee thereof only after all senior indebtedness of ICG has been satisfied in full, and there may not be sufficient assets remaining to pay the Exchange Debentures. In addition, the Exchange Debentures, if issued, will rank pari passu with the 14 1/4% Exchange Debentures, if issued. See "Description of Exchange Debentures."



          The Notes will be unsecured, unsubordinated indebtedness of Holdings and will be guaranteed on an unsecured unsubordinated basis by ICG. At March 31, 1997, the Company had, on a consolidated basis, an aggregate
     of  approximately   $86.9  million  of   secured  indebtedness,  including
     capitalized lease obligations. In the event such secured indebtedness goes into default and the holders thereof foreclose on the collateral, the holders of secured indebtedness will be entitled to payment out of the proceeds of their collateral prior to any holders of general unsecured indebtedness, including the Notes, notwithstanding the existence of any event of default with respect to the Notes. The Indenture also permits the Company to incur additional secured indebtedness, to grant additional liens and, on or after May 1, 2001, to pay cash dividends on the Preferred Stock, the 14 1/4% Preferred Stock and, if issued, to pay interest on the Exchange Debentures and the 14 1/4% Exchange Debentures at any time. See "Description of New Notes-Covenants." In the event of bankruptcy, liquidation or reorganization of the Company, holders of secured indebtedness will have a claim, prior to the claim of the holders of the Notes, on the assets of the Company securing such indebtedness. In addition, to the extent that the value of such collateral is insufficient to satisfy such secured indebtedness, holders of amounts remaining outstanding on such secured indebtedness (as well as other unsubordinated creditors of the Company, including holders of the 12 1/2% Notes and the 13 1/2% Notes) would be entitled to share pari passu with the Notes with respect to any other assets of ICG and Holdings. Assets remaining after satisfaction of the claims of holders of secured indebtedness may not be sufficient to pay amounts due on any or all of the Notes then outstanding. Payments on the Preferred Stock and, if issued, the Exchange Debentures will also be subject to the prior claims of secured creditors.


     CERTAIN FINANCIAL AND OPERATING RESTRICTIONS


          The 12 1/2% Notes Indenture, the 13 1/2% Notes Indenture, the Indenture, the terms of the 14 1/4% Preferred Stock, the terms of the Preferred Stock, and, if the 14 1/4% Exchange Debentures or the Exchange Debentures are issued, the 14 1/4% Exchange Debenture Indenture, the Exchange Debenture Indenture and other indebtedness of the Company impose significant operating and financial restrictions on the Company. Such restrictions affect, and in certain cases significantly limit or prohibit, among other things, the ability of the Company to incur additional indebtedness for, among other things, the acquisition of network assets, inventory and equipment, or create liens on its assets, pay dividends, sell assets, engage in mergers or acquisitions or make investments. Failure to comply with such covenants could limit the ability of the Company to make other borrowings or result in a default thereunder, in which case  the lenders will be able  to accelerate  the maturity of
     the applicable  indebtedness.   Moreover,  the instruments  governing the
     Company's material indebtedness contain cross-default provisions which provide that a default under other indebtedness will be considered a default under the indebtedness in question. In the event that a cross-default were triggered, the maturity of substantially all of
     the   Company's  approximately  $794.5  million  of indebtedness at March
     31, 1997 would be accelerated and become immediately due and payable.
     As a result, the Company would not be able to satisfy all of its debt obligations. There can be no assurance that the Company will be able to comply with such covenants in the future. A default under such indebtedness could result in an acceleration of the Notes and, if issued, the Exchange Debentures, in which case the holders of the Notes, the Preferred Stock and the Exchange Debentures may not be paid in full.


     PAYMENTS DUE ON INDEBTEDNESS PRIOR TO MATURITY AND REDEMPTION OF THE SECURITIES; REFINANCING RISK


          As of March 31, 1997, an aggregate of approximately $77.6 million of capitalized lease obligations and an aggregate accreted value of approximately $707.5 million was outstanding under the 12 1/2% Notes and 13 1/2% Notes. The 12 1/2% Notes and 13 1/2% Notes require payments of interest to be made in cash commencing on November 1, 2001 and March 15, 2001, respectively, and mature on May 1, 2006 and September 15, 2005, respectively, and the 14 1/4% Preferred Stock requires payments of dividends to be made in cash commencing August 1, 2001. As of March 31, 1997, the Company had $9.3 million of other indebtedness outstanding. The Company may also have additional payment obligations prior to such time, the amount of which cannot presently be determined.
     The net proceeds from the Private Offering, cash on hand and amounts expected to be available through vendor financing arrangements will provide sufficient funds necessary for the Company to expand its Telecom Services business as currently planned and to fund its operating deficits for approximately 18 months. Accordingly, the Company may have to refinance a substantial amount of indebtedness and obtain substantial additional funds prior to March 2001. The Company's ability to obtain additional sources of cash will depend on, among other things, its financial condition at the time, the restrictions in the instruments governing its indebtedness and other factors, including market conditions, beyond the control of the Company. Additional sources of cash may include public and private equity and debt financings by ICG, Holdings and their subsidiaries, sales of non-strategic assets, capitalized leases and other financing arrangements. There can be no assurance that the Company will be able to refinance such indebtedness, including such capitalized leases, or obtain such additional funds, and if the Company is unable to effect such refinancings or obtain additional funds, the Company's ability to make principal and interest payments on its indebtedness, including the Notes (and if issued, the Exchange Debentures), or make payments of cash dividends on, or the mandatory redemption price of, the Preferred Stock, would be adversely affected.


     RISKS RELATED TO RAPID EXPANSION OF BUSINESS

          The continued rapid expansion and development of the Company's business will depend on, among other things, the Company's ability to successfully implement its sales and marketing strategy, evaluate markets, lease fiber from utilities, design fiber backbone routes, secure financing, install facilities, acquire rights of way and building access, obtain any required government authorizations, implement interconnection to, and collocation with, facilities owned by ILECs and obtain appropriately priced unbundled network elements from the ILECs, all in a timely manner, at reasonable costs and on satisfactory terms and conditions. In addition, such expansion may involve acquisitions which, if made, could divert the resources and management time of the Company and require integration with the Company's existing networks and service offerings. The Company's ability to effectively manage its rapid expansion will require it to continue to implement and improve its operating, financial and accounting systems and to expand, train and manage its employee base. The inability to effectively manage its planned expansion could have a material adverse effect on the Company's business, growth, financial condition and results of operations.

     COMPETITION

          The Company operates in an increasingly competitive environment dominated by ILECs such as the RBOCs and GTE Corporation ("GTE"). The Company's current competitors include RBOCs, GTE, independent ILECs, other CLECs, network systems integration service providers, microwave and satellite service providers, teleport operators, wireless telecommunications providers and private networks built by large end users. Potential competitors include cable television companies, utilities, local telephone companies outside their current local service areas and the local access operations of long distance carriers. Consolidation of telecommunications companies, including pending mergers between certain of the RBOCs, and the formation of strategic alliances within the telecommunications industry, as well as the development of new technologies, could give rise to increased competition. One of the primary purposes of the Telecommunications Act is to promote competition, particularly in the local telephone market. Since enactment of the Telecommunications Act, several telecommunications companies have indicated their intention to aggressively expand their ability to address many segments of the telecommunications industry, including segments in which the Company participates and expects to participate. For example, AT&T Corp. and MCI Communications Corp. are entering the local markets as competitors of the Company. This may result in more participants than can ultimately be successful in a given market.

          As a recent entrant in the telecom services industry, the Company, like other CLECs, has not achieved a significant market share. The ILECs have long-standing relationships with their customers, have the potential to subsidize services with revenue from a variety of businesses and have benefitted from certain state and federal regulations that, until recently, favored the incumbent operator over potential competitors. The Telecommunications Act, other recent state legislative actions, and current federal and state regulatory initiatives provide increased business opportunities for the Company by removing or substantially reducing barriers to local exchange competition. However, these new competitive opportunities are expected to be accompanied by new competitive opportunities for the ILECs, as the Telecommunications Act removes previous restrictions on the provision of long distance services by the RBOCs and GTE. It is also expected that increased local competition will result in increased pricing flexibility for, and relaxation of regulatory oversight of, the ILECs. If the ILECs are permitted to engage in increased volume and discount pricing practices or charge CLECs increased fees for interconnection to their networks, or if the ILECs seek to delay implementation of interconnection to their networks, the Company's results of operations and financial condition could be adversely affected. In addition, the Company has experienced declining access unit prices and increasing price competition which have been more than offset by increasing network usage. The Company expects to continue to experience declining access unit prices for the foreseeable future. There can be no assurance that the Company will be able to achieve or maintain adequate market share or revenue, or compete effectively in any of its markets. Certain of the Company's interconnection agreements do not contain "most favored nation" pricing clauses. The Company believes it is entitled to "most favored nation" pricing provisions under federal law, but this issue is being litigated. If this litigation is finally judicially resolved adversely to the Company's position, the Company will be subject to the risk that other CLECs may obtain more favorable pricing terms from ILECs. In addition, the success of the Company's strategy of leasing or licensing fiber optic cable from utilities depends upon the ability to connect end users to the
     Company's network. Such connections require significant capital expenditures, time and effort and, in some cases, end users targeted by the Company may already be connected to another competitor. There can be no assurance regarding the number of end users the Company will be able to connect to its network.

     REGULATION

          The Company operates in an industry that is undergoing substantial regulatory change as a result of the passage of the Telecommunications Act. As a non-dominant carrier, the Company must file tariffs for its interstate services and its rate must be reasonable. Pursuant to authority granted in the Telecommunications Act, however, the FCC has indicated its intention to lessen certain regulatory requirements for providers of competitive services. In addition, the FCC may have the authority, which it is not presently exercising, to impose restrictions on foreign ownership of communications services providers not utilizing radio facilities. The
     Company must obtain and maintain certain FCC authorizations for its satellite and wireless services. The Company currently provides maritime communication services pursuant to an experimental license and a grant of Special Temporary Authority ("STA"). The Company's experimental license has been renewed by the FCC on several occasions. In January 1997, the Company submitted an application for the modification and renewal of the experimental license, which was due to expire on February 1, 1997. On January 30, 1997, the Company was granted the STA. Although the Company expects that the FCC will issue a permanent license, there can be no assurance the Company will be granted a permanent license, that the experimental license currently being used to provide maritime services will be renewed for a further term or that any license granted by the FCC will not require substantial payments from the Company.

          State regulatory agencies regulate the Company's provision of local dial tone and other intrastate common carrier services. In general, the Company is required to obtain certification from the relevant state public utilities commission prior to the initiation of intrastate service and is also required to file tariffs listing the rates, terms, and conditions of intrastate services provided. In addition, local authorities control the Company's access to municipal rights of way. Any failure to maintain proper federal and state tariffing or state certification, or noncompliance with federal, state or local laws or regulations, could have a material adverse effect on the Company.

          The Telecommunications Act generally requires ILECs to provide interconnection and nondiscriminatory access to ILEC networks on more favorable terms than were previously available. The Telecommunications Act imposes a variety of new duties on the ILECs in order to promote competition in the markets for local exchange and access services, including the duty to negotiate in good faith with competitors requesting interconnection to the ILEC network. However, negotiations with each ILEC have sometimes involved considerable delays and the resulting negotiated agreements may not necessarily be obtained on terms and conditions that are acceptable to the Company. In such instances, the Company may petition the proper state regulatory agency to arbitrate disputed issues. In addition, following state review either party in the negotiations can appeal to the FCC or federal court. There can be no assurance that the Company will be able to negotiate acceptable new interconnection agreements with ILECs or that if state regulatory authorities impose terms and conditions on the parties in arbitration, such terms will be acceptable to the Company. On August 8, 1996, the FCC adopted rules and policies implementing the local competition provisions of the Telecommunications Act, which rules, in general, are favorable to new competitive entrants. The FCC's rules have been challenged in the federal courts of appeals by GTE, RBOCs, large independent ILECs and state regulatory commissions. On October 15, 1996, the U.S. Court of Appeals for the Eighth Circuit issued a stay of the implementation of certain of the FCC's rules, to be in effect until the Court issues a decision on the merits of the FCC's rules. The Court stayed implementation of the pricing provisions of the FCC's rules, and of the "most favored nation" rules, which enable new entrants to "pick and choose" elements of established interconnection agreements. The Court's stay does not affect the implementation of the FCC's other interconnection rules, and does not affect the statutory requirements of the Tele-communications Act, including the statutory requirements that ILECs conduct negotiations and enter into interconnection agreements with competitive carriers. Although the Company believes that the Tele-communications Act and other state and federal regulatory initiatives that favor increased competition are advantageous to the Company, there can be no assurance that changes in current or future state or federal regulations, including changes that may result from Court review of the FCC's interconnection rules, or increased competitive opportunities resulting from such changes, will not have a material adverse effect on the Company.

     DEPENDENCE ON KEY CUSTOMERS


          The Company's five largest customers accounted for approximately 28% of the Company's consolidated revenue in fiscal 1996 and 30% and 29% for the three months ended December 31, 1996 and March 31, 1997, respectively. The loss of, or decrease of business from, one or more of these customers could have a material adverse effect on the business, financial condition and results of operations of the Company. While the Company actively markets its products and services, there can be no assurance that the Company will be able to attract new customers or retain its existing customers.

     RISKS OF ENTRY INTO LONG DISTANCE BUSINESS

          In  order  to  offer its  end  user customers  a  complete  package of telecommunications services, the Company expects to begin offering long distance services in the first half of 1997. Although the Company has extensive experience in the telecommunications business, including an executive team with sales, marketing and long distance management expertise, the Company has no direct experience providing long distance services. The long distance business is extremely competitive and prices have declined substantially in recent years and are expected to continue to decline. As a new entrant in the long distance business, the Company expects to generate low or negative gross margins and substantial start-up expenses as it rolls out its long distance service offerings. The Company does not expect long distance services to generate a material portion of its revenues over the near term.

          Long distance telecommunications services will involve the origination of traffic from end user customers, either directly connected to the Company's network or through facilities leased from the ILEC, to the Company's telecommunications switches. The Company will rely on other carriers to provide transmission and termination services for a majority of its long distance traffic and will therefore be dependent on such carriers. The Company is expected to enter into resale agreements with long distance carriers to provide it with long distance transmission services. Such agreements typically provide for the resale of long distance services on a per minute basis (some with minimum volume commitments). Where the Company anticipates higher volumes of traffic, it may lease point-to-point circuits on a monthly or longer term fixed cost basis. The negotiation of these agreements involves estimates of future supply and demand for long distance telecommunications transmission capacity as well as estimates of the calling pattern and traffic levels of the Company's future long distance customers. Should the Company fail to meet its minimum volume commitments, if any, pursuant to these resale agreements, it may be obligated to pay underutilization charges. Likewise, the Company may underestimate its need for long distance facilities and therefore be required to obtain the necessary transmission capacity through more expensive means. There can be no assurance that the Company will acquire long distance capacity on favorable terms or that the Company can accurately predict long distance prices and volumes so that it can generate positive gross margins. The success of the Company's entry into the long distance business will be dependent upon, among other things, the Company's ability to select new equipment and software and integrate these into its networks, hire and train qualified personnel, enhance its billing, back-office and information systems to accommodate long distance services and the acceptance of potential customers of the Company's long distance service offerings. If the Company's long distance transmission business fail to generate positive gross margins or if the Company fails in any of the foregoing respects, such failure may have a material adverse effect on the Company's business. In addition, a majority of the Company's Telecom Services revenue is derived from long distance carrier customers. The Company is subject to the risk that its entry into the long distance business will adversely affect its relationship with its long distance carrier customers.

     RISKS OF ENTRY INTO DATA TRANSMISSION BUSINESS

          To complement its telecommunications services offerings, the Company recently began offering data transmission services in California and Colorado and expects to begin offering data transmission services in its Ohio markets in the first half of 1997. These services, which include frame relay and ATM, are targeted at the Company's existing and potential customers with substantial data communications requirements. Although the Company has extensive experience in the telecommunications business, including an executive team with significant telecommunications expertise, the Company has no direct experience providing data transmission services. The data transmission business is extremely competitive and prices have declined substantially in recent years and are expected to continue to decline. As a new entrant in the data transmission business, the Company expects to generate low or negative gross margins and substantial start-up expenses as it rolls out its data transmission service offerings. The Company does not expect data transmission services to generate a material portion of its revenues over the near term. In providing these services, the Company will be dependent upon vendors for assistance in the planning and deployment of its initial data product offerings, as well as ongoing training and support. The success of the Company's entry into the data transmission business will be dependent upon, among other things, the Company's ability to select new equipment and software and integrate these into its networks, hire and train qualified personnel, enhance its billing, back-office and information systems to accommodate data transmission services and customer acceptance of the Company's service offerings. No assurance can be given that the Company will be successful with respect to these matters. If the Company is not successful with respect to these matters, there may be a material adverse effect on the Company's business.

     DEPENDENCE ON BILLING, CUSTOMER SERVICE AND INFORMATION SYSTEMS

          Sophisticated information and processing systems are vital to the Company's growth and its ability to monitor costs, bill customers, provision customer orders and achieve operating efficiencies. Billing and information systems for the Company's historical lines of business have been produced largely in-house with partial reliance on third-party vendors. These systems have generally met the Company's needs due in part to the Company's low volume of bills. As the Company commences providing dial tone and long distance services, the need for sophisticated billing and information systems will increase significantly. The Company's current dial tone platform billing plans rely on delivery of products and services by third party vendors. Additionally, the Company is developing customer service centers to provision orders. Information systems are vital to the success of these centers, and the information systems for these centers are largely being developed by third party vendors. The inability of (i) these vendors to deliver proposed products and services in a timely and effective manner, (ii) the Company to adequately identify all of its information and processing needs, or (iii) the Company to upgrade systems as necessary, could have a material adverse impact on the ability of the Company to reach its objectives, on its financial condition and results of operations and on its ability to pay interest and principal on the Notes and cash dividends on, and the mandatory redemption price of, the Preferred Stock.

     RISKS RELATED TO JOINT VENTURES AND STRATEGIC ALLIANCES

          The Company has formed a joint venture with CSW and has formed strategic alliances with utility companies to lease fiber optic facilities. The Company expects to continue to enter into strategic alliances, joint ventures and other similar arrangements in the future. The other parties to such existing arrangements, and to arrangements in which the Company may subsequently participate, may at any time have economic, business or legal interests or goals that are inconsistent with those of the strategic alliance, joint venture or similar arrangement or those of the Company. In addition, a joint venture partner may be unable to meet its economic or other obligations to the venture, which, depending upon the nature of such obligations, could adversely affect the Company.

     RAPID TECHNOLOGICAL CHANGE

          The telecommunications industry is subject to rapid and significant changes in technology. The effect of technological changes, including changes relating to emerging wireline and wireless transmission technologies, on the business of the Company cannot be predicted.

     DEPENDENCE ON RIGHTS OF WAY AND OTHER THIRD PARTY AGREEMENTS

          The Company must obtain easements, rights of way, franchises and licenses from various private parties, including actual and potential competitors, and local governments in order to construct and maintain fiber optic networks. There can be no assurance that the Company will obtain rights of way and franchise agreements to expand its networks or that these agreements will be on terms acceptable to the Company, or that current or potential competitors will not obtain similar rights of way and franchise agreements. Because certain of these agreements are short-term or are terminable at will, there can be no assurance that the Company will continue to have access to existing rights of way and franchises after the expiration of such agreements. An important element of the Company's strategy is to enter into long-term agreements with utilities to take advantage of their existing facilities and to license or lease their excess fiber capacity. The Company has entered into contracts and is negotiating letters of intent with several utilities, however other CLECs are seeking to enter into similar arrangements and have bid and are expected to continue to bid against the Company for future licenses or leases. Furthermore, utilities are required by state or local regulators to retain the right to "reclaim" fiber licensed or leased to the Company if such fiber is needed for the utility's core business. There can be no assurance that the Company will be able to obtain additional licenses or leases on satisfactory terms or that such arrangements will not be subject to reclamation. If a franchise, license or lease agreement was terminated and the Company was forced to remove or abandon a significant portion of its network, such termination could have a material adverse effect on the Company.

     KEY PERSONNEL

          The efforts of a small number of key management and operating personnel will largely determine the Company's success. The success of the Company also depends in part upon its ability to hire and retain highly skilled and qualified operating, marketing, financial and technical personnel. The competition for qualified personnel in the telecommunications industry is intense and, accordingly, there can be no assurance that the Company will be able to hire or retain necessary personnel. The loss of certain key personnel could adversely affect the Company.

     ORIGINAL  ISSUE   DISCOUNT;  POSSIBLE  UNFAVORABLE  TAX   AND  OTHER  LEGAL
     CONSEQUENCES FOR HOLDERS OF NOTES, PREFERRED STOCK AND EXCHANGE DEBENTURES AND THE COMPANY

          The Notes will be issued at a substantial discount from their principal amount at maturity. Although cash interest will not accrue on the Notes prior to March 15, 2002, and there will be no periodic payments of cash interest on the Notes prior to September 15, 2002, original issue discount ("OID"), which is the difference between the stated redemption price at maturity and the issue price of the Notes, will accrue from the issue date of the Notes. OID will be includible as interest income periodically (including for periods to March 15, 2002) in a U.S. noteholder's gross income for U.S. federal income tax purposes in advance of receipt of the cash payments to which the income is attributable.

          If a bankruptcy case is commenced by or against Holdings under the U.S. Bankruptcy Code after the issuance of the Notes, the claim of a holder of a Note with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial offering price and (ii) that portion of the OID that is not deemed to constitute "unmatured interest" for purposes of the U.S. Bankruptcy Code. Any OID that was not amortized as of any such bankruptcy filing would constitute "unmatured interest."

          The Company does not presently have any current or accumulated earnings and profits as determined under United States federal income tax principles and it is unlikely to have current or accumulated earnings and profits in the foreseeable future. As a result, until such time as the Company does have earnings and profits, distributions on the Preferred Stock will be treated as a nontaxable return of capital and will be applied against and reduce the adjusted tax basis (but not below zero) on the Preferred Stock in the hands of each holder, thus increasing the amount of any gain (or reducing the amount of any loss) which would otherwise be realized by such holder upon the disposition of the Preferred Stock. Consequently, distributions with respect to the Preferred Stock will not qualify as dividends for federal income tax purposes and, as a result, will be treated as a return of capital.

          Upon a redemption of Preferred Stock in exchange for Exchange Debentures, the holder will have capital gain or loss equal to the difference between the issue price of the Exchange Debentures received and the holder's adjusted basis in the Preferred Stock redeemed, except to the extent all or a portion of the Exchange Debentures received is treated as a dividend payment. Because of Holdings' option through March 15, 2002 to pay interest on the Exchange Debentures by issuing additional Exchange Debentures, any Exchange Debentures issued prior to that date will be treated as issued with OID, unless under special rules for interest holidays the amount of OID is treated as de minimis. Holders would have to accrue all such OID into income over the entire term of the Exchange Debentures, but would not treat the receipt of stated interest on the Exchange Debentures as interest for federal income tax purposes.

          The Exchange Debentures may be subject to the rules for "applicable high yield discount obligations," in which case the Company's deduction for OID on the Exchange Debentures will be substantially deferred, and a portion of such deduction may be disallowed.

          For a discussion of these and other relevant tax issues, see "Certain United States Federal Income Tax Considerations."

     ABSENCE OF PUBLIC MARKET

          The Notes and the Preferred Stock are, and the Exchange Debentures, if issued, will be, new issues of securities for which there is currently no active trading market. If any such securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions and the financial condition, performance of, and prospects for the Company.

                                 THE EXCHANGE OFFERS

     PURPOSE AND EFFECT OF THE EXCHANGE OFFERS

          The Old Securities were sold by Morgan Stanley & Co. Incorporated (the "Placement Agent") on March 11, 1997 to a limited number of institutional investors (the "Purchasers"). In connection with the sale of the Old Securities, the Company and the Purchasers entered into registration rights agreements dated March 11, 1997 (collectively the "Registration Rights Agreements"), which require the Company (i) to cause the Old Securities to be registered under the Securities Act or (ii) to file with the Commission a registration statement under the Securities Act with respect to New Securities identical in all material respects to the Old Securities and to use its best efforts to cause such registration statement to become effective under the Securities Act. The Company is further obligated, upon the effectiveness of that registration statement, to offer the holders of the Old Securities the opportunity to exchange their Old Notes and Old Preferred Stock for a like principal amount of New Notes and a like number of shares of New Preferred Stock, respectively, which will be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act. Copies of the Registration Rights Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The Exchange Offers are being made pursuant to the Registration Rights Agreements to satisfy the Company's obligations thereunder. The term "Holder" with respect to the Exchange Offers means any person in whose name Old Securities are registered on the Company's books or any other person who has obtained a properly completed assignment from the registered holder.

          In order to participate in the Exchange Offers, a Holder must represent to the Company, among other things, that (i) the New Securities acquired pursuant to the Exchange Offers are being obtained in the ordinary course of business of the person receiving such New Securities, whether or not such person is the Holder, (ii) neither the Holder nor any such other person is engaging in or intends to engage in a distribution of such New Securities, (iii) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Securities, and (iv) neither the Holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company. In the event that any Holder of Old Securities cannot make the requisite representations to the Company in order to participate in the Exchange Offers, such Holder may be entitled to have such Holder's Old Securities registered in a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act.

          Based on a previous interpretation by the staff of the Commission set forth in no-action letters issued to third-parties, including "Exxon Capital Holdings Corporation" (available May 13, 1988), "Morgan Stanley & Co. Incorporated" (available June 5, 1991), "Mary Kay Cosmetics, Inc." (available June 5, 1991), "Warnaco, Inc." (available October 11, 1991) and

     "K-III Communications Corp." (available May 14, 1993), the Company believes that the New Securities issued pursuant to the Exchange Offers may be offered for resale, resold and otherwise transferred by any Holder of such New Securities (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Securities are acquired in the ordinary course of such Holder's business and such Holder has no arrangement or understanding with any person to participate in the distribution of such New Securities. Any Holder who tenders in the Exchange Offers for the purpose of participating in a distribution of the New
     Securities cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Under no circumstances may this Prospectus be used for an offer to resell, resale or other retransfer of the New Securities. In the event that the Company's belief is inaccurate, Holders of the New Securities who transfer New Securities in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration thereunder may incur liability thereunder. The Company does not assume or indemnify Holders against such liability. The Exchange Offers are not being made to, nor will the Company accept surrenders for exchange from, Holders of Old Securities in any jurisdiction in which the Exchange Offers or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Each broker-dealer that receives New Securities for its own account in exchange for Old Securities, where such Old Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. The Company has not entered into any arrangement or understanding with any person to distribute the New Securities to be received in the Exchange Offers. See "Plan of Distribution."

     TERMS OF THE EXCHANGE OFFERS

          Upon the terms and subject to the conditions set forth in this Prospectus and in the Letters of Transmittal, the Company will accept any and all Old Securities validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes surrendered pursuant to the Note Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

          The form and terms of the New Notes will be the same as the form and terms of the Old Notes except that the New Notes will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof. The New Notes will evidence the same debt as the Old Notes. The New Notes will be issued under and entitled to the benefits of the Indenture, which also authorized the issuance of the Old Notes, such that both series will be treated as a single class of debt securities under the Indenture. The form and terms of the New Preferred Stock will be the same as the form and terms of the Old Preferred Stock except that the New Preferred Stock will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof. The New Preferred Stock will evidence the same rights, privileges and obligations as the Old Preferred Stock. The New Preferred Stock will be issued under and entitled to the benefits of the Amended Articles which also authorized the issuance of the Old Preferred Stock, such that both series will be treated as a single class of equity securities under the Amended Articles.

          As of the date of this Prospectus, $176,000,000 aggregate principal amount at maturity of the Old Notes and 100,000 shares of Old Preferred Stock are outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered Holders of the Old Notes and Old Preferred Stock.

          The Company intends to conduct the Exchange Offers in accordance with the provisions of the Registration Rights Agreements and the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder. Old Notes that are not tendered for exchange in the Note Exchange Offer will remain outstanding and will be entitled to the rights and benefits such Holders have under the Indenture. Old Preferred

     Stock that is not tendered for exchange under the Preferred Stock Exchange Offer will remain outstanding and will be entitled to the rights as set forth in the Amended Articles.

          The Company shall be deemed to have accepted validly tendered Old Securities when, as and if the Company shall have given oral or written notice thereof to the Exchange Agent or the Transfer Agent, as the case may be. The Exchange Agent will act as agent for the tendering Holders for the purposes of receiving the New Notes from the Company and the Transfer Agent will act as agent for the tendering Holders for the purposes of receiving the New Preferred Stock from the Company.

          If any tendered Old Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Securities will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

          Holders who tender Old Securities in the Exchange Offers will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange pursuant to the Exchange Offers. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offers. See "-Fees and Expenses."

     EXPIRATION DATE; EXTENSIONS; AMENDMENTS

          The term "Expiration Date," shall mean 5:00 p.m., New York City time on __________, 1997, unless the Company, in its sole discretion, extends the Exchange Offers, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offers are extended.

          In order to extend the Exchange Offers, the Company will notify the Exchange Agent and the Transfer Agent of any extension by oral or written notice and will mail to the registered Holders an announcement thereof, prior to 9:00 a.m., New York City time, on the next business day after the then Expiration Date.

          The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Securities, to extend the Exchange Offers or to terminate the Exchange Offers if any of the conditions set forth below under "- Conditions" shall not have been satisfied by giving oral or written notice of such delay, extension or termination to the Exchange Agent and the Transfer Agent or (ii) to amend the terms of the Exchange Offers in any manner. Any such delay in acceptances, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered Holders. If either Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offers for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offers would otherwise expire during such five to ten business day period.

          Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offers, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

          Upon satisfaction or waiver of all the conditions to the Exchange Offers, the Company will accept, promptly after the Expiration Date, all Old Securities properly tendered and will issue the New Securities promptly after acceptance of the Old Securities. See "-Conditions." For purposes of the Exchange Offers, the Company shall be deemed to have accepted properly tendered Old Securities for exchange when, as and if the Company shall have given oral or written notice thereof to the Exchange Agent or the Transfer Agent, as the case may be.

          In all cases, issuance of the New Securities for Old Securities that are accepted for exchange pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent or the Transfer Agent, as the case may be, of a properly completed and duly executed Letter of Transmittal and all other required documents; provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offers. If any tendered Old Securities are not accepted for any reason set forth in the terms and conditions of the Exchange Offers or if Old Securities are submitted for a greater principal amount, or a greater number of shares, respectively, than the Holder desires to exchange, then such unaccepted or non-exchanged Old Securities evidencing the unaccepted portion, as appropriate, will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offers.

     CONDITIONS

          Notwithstanding any other term of the Exchange Offers, the Company will not be required to exchange any New Securities for any Old Securities and may terminate the Exchange Offers before the acceptance of any Old Securities for exchange, if:

               (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offers which, in the Company's reasonable judgment, might materially impair the ability of the Company to proceed with the Exchange Offers; or

               (b) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Commission, which, in the Company's reasonable judgment, might materially impair the ability of the Company to proceed with the Exchange Offers; or

               (c) any governmental approval or approval by Holders of the Old Securities has not been obtained, which approval the Company shall, in its reasonable judgment, deem necessary for the consummation of the Exchange Offers as contemplated hereby.

          If the Company determines in its sole discretion that any of these conditions are not satisfied, the Company may (i) refuse to accept any Old Securities and return all tendered Old Securities to the tendering Holders,
     (ii) extend the Exchange Offers and retain all Old Securities tendered prior to the expiration of the Exchange Offers, subject, however, to the rights of Holders who tendered such Old Securities to withdraw their tendered Old Securities or (iii) waive such unsatisfied conditions with respect to the Exchange Offers and accept all properly tendered Old Securities which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offers, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offers for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offers would otherwise expire during such five to ten business day period.

     PROCEDURES FOR TENDERING

          To tender in the Exchange Offers, a Holder must complete, sign and date the Letter of Transmittal, or facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent, with respect to the Notes, or the Transfer Agent, with respect to the Preferred Stock prior to the Expiration Date. In addition, either (i) certificates for such Old Securities must be received by the Exchange Agent or Transfer Agent, as the case may be, along with the Letter of Transmittal, or (ii) a timely confirmation of book-entry transfer (a "Book-Entry Confirmation") of such Old Securities, if such procedure is available, into the Exchange Agent's or Transfer Agent's account at the Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below must be received by the Exchange Agent or Transfer Agent, as the case may be, prior to the

     Expiration Date, or (iii) the Holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Letter of Transmittal and other required documents must be received by the Exchange Agent or Transfer Agent, as the case may be, at the address set forth below under "-Exchange Agent; Transfer Agent" prior to the Expiration Date.

          The tender by a Holder which is not withdrawn prior to the Expiration Date will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

          THE METHOD OF DELIVERY OF OLD SECURITIES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT OR TRANSFER AGENT, AS THE CASE MAY BE, IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT OR TRANSFER AGENT, AS THE CASE MAY BE, BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD SECURITIES
     SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

          Any beneficial owner whose Old Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Securities, either make appropriate arrangements to register ownership of the Old Securities in such owner's name or obtain a properly completed assignment from the registered Holder. The transfer of registered ownership may take considerable time.

          Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Securities tendered pursuant thereto is tendered (i) by a registered Holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

          If the Letter of Transmittal is signed by a person other than the registered Holder of any Old Securities listed therein, such Old Securities must be endorsed or accompanied by a properly completed bond or stock power, as the case may be, signed by such registered Holder as such registered Holder's name appears on such Old Securities.

          If the Letter of Transmittal or any Old Securities or bond or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

          All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Securities and withdrawal of tendered Old Securities will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Securities not properly tendered or any Old Securities the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Securities. The Company's interpretation of the terms and conditions of the Exchange Offers (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Securities must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Old Securities, none of the Company, the Exchange Agent, the Transfer Agent, or any other person shall incur any liability for failure to give such notification. Tenders of Old Securities will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Securities received by the Exchange Agent or the Transfer Agent, as the case may be, that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent, or the Transfer Agent, as the case may be, to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

          In addition, the Company reserves the right in its sole discretion to purchase or make offers for any Old Securities that remain outstanding subsequent to the Expiration Date or, as set forth above under "- Conditions," to terminate the Exchange Offers and, to the extent permitted by applicable law, purchase Old Securities in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offers.

          By tendering, each Holder will represent to the Company that, among other things, (i) the New Securities acquired pursuant to the Exchange Offers are being obtained in the ordinary course of business of the Person receiving such New Securities, whether or not such person is the Holder,
     (ii) neither the Holder nor any such other person is engaging in or intends to engage in a distribution of such New Securities (iii) neither the Holder nor any such other person has an arrangement or understanding with any Person to participate in the distribution of such New Securities, and (iv) neither the Holder nor any such other Person is an "affiliate," as defined in Rule 405 of the Securities Act, of the Company.

          In all cases, issuance of New Securities that are accepted for exchange pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent or Transfer Agent of certificates for such Old Securities or a timely Book-Entry Confirmation of such Old Securities into the Exchange Agent's or Transfer Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Securities are not accepted for any reason set forth in the terms and conditions of the Exchange Offers or if Old Securities are submitted for a greater principal amount or greater number of shares, as the case may be, than the Holder desires to exchange, such unaccepted or non-exchanged Old Securities will be returned without expense to the tendering Holder thereof (or, in the case of Old Securities tendered by book-entry transfer into the Exchange Agent's or Transfer Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Securities will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offers.

     BOOK-ENTRY TRANSFER

          Each of the Exchange Agent and the Transfer Agent each will make a request to establish an account with respect to the Old Notes and the Old Preferred Stock, respectively, at the Book-Entry Transfer Facility for purposes of the Exchange Offers within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Securities by causing the Book-Entry Transfer to transfer such Old Notes or Old Preferred Stock into the Exchange Agent's or the Transfer Agent's account, respectively, at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Securities may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent or the Transfer Agent, as the case may be, at the address set forth below under "-Exchange Agent; Transfer Agent" "-Transfer

     Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

     GUARANTEED DELIVERY PROCEDURES

          Holders who wish to tender their Old Securities and (i) whose Old Securities are not immediately available or (ii) who cannot deliver their Old Securities, the Letter of Transmittal or any other required documents to the Exchange Agent or the Transfer Agent, as the case may be, or the Transfer Agent, as the case may be prior to the Expiration Date, may effect a tender if:

               (a)  The tender is made through an Eligible Institution;

               (b) Prior to the Expiration Date, the Exchange Agent or the Transfer Agent, as the case may be or the Transfer Agent, as the case may be, receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Old Notes or Old Preferred Stock and the principal amount of Old Notes or number of shares of Old Preferred Stock tendered stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes or Old Preferred Stock and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent or the Transfer Agent, as the case may be; and

               (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes or Old Preferred Stock in proper form for transfer and other documents required by the Letter of Transmittal are received by the Exchange Agent or Transfer Agent, as the case may be, within five New York Stock Exchange trading days after the Expiration Date.

          Upon request to the Exchange Agent or the Transfer Agent, as the case may be, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Notes or Old Preferred Stock according to the guaranteed delivery procedures set forth above.

     WITHDRAWAL OF TENDERS

          Except as otherwise provided herein, tenders of Old Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

          To withdraw a tender of Old Securities in the Exchange Offers, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent or the Transfer Agent, as the case may be, or the Transfer Agent, as the case may be, at its respective address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Securities to be withdrawn (the "Depositor"), (ii) identify the Old Securities to be withdrawn (including the certificate number or), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Securities were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes, or the Transfer Agent with respect to the Old Preferred Stock, register the transfer of such Old Securities in the name of the person withdrawing the tender and (iv) specify the name in which any such Old Securities are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility
     (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Securities so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offers and no New Securities will be issued with respect thereto unless the Old Securities so withdrawn are validly retendered. Any Old Securities which have been tendered but which are not accepted for payment will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offers. Properly withdrawn Old Securities may be retendered by following one of the procedures described above under "-Procedures for Tendering" at any time prior to the Expiration Date.

     EXCHANGE AGENT; TRANSFER AGENT

          Norwest Banks has been appointed as Exchange Agent of the Note Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery with respect to the exchange of the Old Notes should be directed to the Exchange Agent addressed as follows:

      By Registered Mail or Certified     By Overnight Courier:
      Mail:

      Norwest Banks                       Norwest Banks
      Corporate Trust Section             Corporate Trust Section
      P.O. Box 1517                       NorthStar East Building
      Minneapolis, MN  55480-1517         Sixth and Marquette
                                          Avenues
                                          Minneapolis, MN  55479-
                                          0113

      By Telephone:                       By Facsimile:

      (612) 667-4070                      (612) 667-4972

          American Stock Transfer & Trust Company has been appointed Transfer Agent of the Preferred Stock Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or the Letter of Transmittal and requests for Notice of Guaranteed Delivery with respect to the Old Preferred Stock should be addressed to the Transfer Agent as follows:

      By Registered Mail, Certified              By Telephone:
      Mail or Overnight Courier:
                                                 (212) 936-5100
      American Stock Transfer &
      Trust Company                              By Facsimile:
      40 Wall Street
      New York, NY  10005                        (718) 236-4588

     FEES AND EXPENSES

          The expenses of soliciting tenders will be paid by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopier, telephone or in person by officers and regular employees of the Company and its affiliates.

          The Company has not retained any dealer-manager in connection with the Exchange Offers and will not make any payments to brokers-dealers or others soliciting acceptances of the Exchange Offers. The Company, however, will pay the Exchange Agent and the Transfer Agent reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

          The cash expenses to be incurred in connection with the Exchange Offers will be paid by the Company and are estimated in the aggregate to be approximately $100,000. Such expenses include registration fees, fees and expenses of the Exchange Agent and the Transfer Agent, accounting and legal fees and printing costs, among others.

          The Company will pay all transfer taxes, if any, applicable to the exchange of the Old Securities pursuant to the Exchange Offers. If, however, certificates representing New Securities for principal amounts or number of shares not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of Old Securities tendered, or if tendered the Old Securities are registered in the name of, any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Old Securities pursuant to the Exchange Offers, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

                               DESCRIPTION OF NEW NOTES

          The New Notes are to be issued under an Indenture, dated as of March 11, 1997 (the "Senior Discount Notes Indenture"), among Holdings, as issuer, ICG, as guarantor (including its successors and assigns, the "Guarantor"), and Norwest Bank Colorado, National Association, as Trustee (the "Trustee"). A copy of the Senior Discount Notes Indenture is available upon request from Holdings. The following summary of certain provisions of the Senior Discount Notes Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Senior Discount Notes Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Whenever particular defined terms of the Senior Discount Notes Indenture not otherwise defined herein are referred to, such defined terms are incorporated herein by reference. References herein to "$" refers to U.S. dollars.

     GENERAL

          The New Notes will be unsecured senior obligations of Holdings and will mature on March 15, 2007. After March 15, 2002, interest on the New Notes will accrue at the rate of 11 5/8% per annum from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually (to Holders of record at the close of business on March 1 or September 1 immediately preceding the Interest Payment Date) on March 15 and September 15 of each year, commencing September 15, 2002.

          Although for U.S. federal income tax purposes a significant amount of original issue discount, taxable as ordinary income, will be recognized by a Holder of New Notes as such discount is amortized from the date of issuance of the New Notes, Holders of New Notes will not receive any cash payments of interest on the New Notes until September 15, 2002. See "Certain United States Federal Income Tax Considerations."

          Principal of, premium, if any, and interest on the New Notes will be payable, and the New Notes may be exchanged or transferred, at the office or agency of Holdings (which initially will be the corporate trust office of the Trustee at 1740 Broadway, Denver, Colorado); provided that, at the option of Holdings, payment of interest may be made by check mailed to the address of the Holders as such address appears in the Security Register.

          The New Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount at maturity and any integral multiple thereof. See "-Book Entry; Delivery and Form." No service charge will be made for any registration of transfer or exchange of New Notes, but Holdings may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.


          The Senior Discount Notes Indenture contains certain covenants which, among other things, restrict the ability of Holdings, ICG and their Restricted Subsidiaries to incur additional indebtedness for, among other things, the acquisition of network assets, inventory and equipment.


          Subject to the covenants in their Indebtedness and applicable law, Holdings and ICG may issue additional New Notes under the Senior Discount Notes Indenture. The New Notes, together with any New Notes subsequently issued, will be treated as a single class for all purposes under the Senior Discount Notes Indenture.

     OPTIONAL REDEMPTION

          The New Notes will be redeemable, at Holdings' option, in whole or in part, at any time or from time to time, on or after March 15, 2002 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount at maturity), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment
     Date), if redeemed during the 12-month period commencing March 15 of the years set forth below:

                                   Year           Percentage
                                   ----           ---------

                         2002  . . . . . . . .   105.81250%
                         2003  . . . . . . . .   102.90625%
                         2004 and thereafter .   100.00000%

          In addition, at any time on or prior to March 15, 2000, Holdings may, at its option from time to time, redeem New Notes having an aggregate principal amount of up to 35% of the aggregate principal amount of all New Notes issued in the Private Offering, at a redemption price equal to 111 5/8% of the Accreted Value thereof on the redemption date, with proceeds of one or more Public Equity Offerings of Common Stock of (A) ICG or (B)
     Holdings, provided that (i), with respect to a Public Equity Offering referred to in clause (A) above, cash proceeds of such Public Equity Offering in an amount sufficient to effect the redemption of New Notes to be so redeemed are contributed by ICG to Holdings prior to such redemption and used by Holdings to effect such redemption and (ii) such redemption occurs within 180 days after consummation of such Public Equity Offering.

          In the case of any partial redemption, selection of the New Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the New Notes are listed or, if the New Notes are not listed on a national securities exchange, on a pro rata basis or by lot; provided that no New Note of $1,000 in principal amount at maturity or less shall be redeemed in part. If any New Note is to be redeemed in part only, the notice of redemption relating to such New Note shall state the portion of the principal amount thereof to be redeemed. A new New Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original New Note.

     GUARANTEE

          Holdings' obligations under the New Notes are fully and unconditionally guaranteed on a senior basis by the Guarantor; provided that the Note Guarantee shall not be enforceable against the Guarantor in an amount in excess of the net worth of the Guarantor at the time that determination of such net worth is, under applicable law, relevant to the enforceability of such Note Guarantee. Such net worth shall include any claim of the Guarantor against Holdings for reimbursement.

     RANKING


          The New Notes and the Note Guarantee will be senior unsecured indebtedness of Holdings and ICG, respectively, will rank pari passu in right of payment with all existing and future unsecured, unsubordinated indebtedness and will be senior in right of payment to all existing and future subordinated indebtedness of Holdings and ICG. ICG and Holdings are each holding companies and therefore must rely upon dividend and other payments from their subsidiaries to generate the funds necessary to meet their obligations, including the payment of principal and interest on the New Notes. See "Risk Factors-Substantial Indebtedness; Ability to Service Debt" and "-Holding Company Reliance on Subsidiaries' Funds; Priority of Creditors; Subordination of Exchange Debentures."

     CERTAIN DEFINITIONS

          Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Senior Discount Notes Indenture. Reference is made to the Senior Discount Notes Indenture for the full definition of all terms as well as any other capitalized term used herein for which no definition is provided.

          "Accreted Value" is defined to mean, for any Specified Date, the amount calculated pursuant to (i), (ii), (iii) or (iv) for each $1,000 principal amount at maturity of New Notes:

          (i) if the Specified Date occurs on one of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

                                                     Accreted
                        Semi-Annual Accrual Date      Value
                         -----------------------     --------
                        March 11, 1997  . . . .       $567.66
                        September 15, 1997  . .       $601.41
                        March 15, 1998  . . . .       $636.36
                        September 15, 1998  . .       $673.35
                        March 15, 1999  . . . .       $712.49
                        September 15, 1999  . .       $753.90
                        March 15, 2000  . . . .       $797.72
                        September 15, 2000  . .       $844.09
                        March 15, 2001  . . . .       $893.15
                        September 15, 2002  . .       $945.07
                        March 15, 2002  . . . .     $1,000.00

          (ii) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (a) the original issue price and (b) an amount equal to the product of (1) the Accreted Value for the first Semi-Annual Accrual Date less the original issue price multiplied by
     (2) a fraction, the numerator of which is the number of days from the issue date of the New Notes to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the issue date of the New Notes to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

          (iii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and
     (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

          (iv) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

          "Adjusted Consolidated Net Income" means for any period, the aggregate net income (or loss) of the Guarantor and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Guarantor or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Guarantor or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss)  of any  Person accrued  prior to  the date  it becomes  a Restricted

     Subsidiary or is merged into or consolidated with the Guarantor or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Guarantor or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below, any amount paid or accrued as dividends on preferred stock of the Guarantor or any Restricted Subsidiary owned by Persons other than the Guarantor and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

          "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Guarantor and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Guarantor and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recently available quarterly or annual consolidated balance sheet of the Guarantor and its Restricted Subsidiaries, prepared in conformity with GAAP.

          "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Asset Acquisition" means (i) an investment by the Guarantor or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Guarantor or shall be merged into or consolidated with the Guarantor or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Guarantor and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Guarantor or any of its Restricted Subsidiaries of the property and assets of any Person other than the Guarantor or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Guarantor and its Restricted Subsidiaries on the date of such acquisition.

          "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by the Guarantor or any of its Restricted Subsidiaries to any Person other than the Guarantor or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Guarantor or any of its Restricted Subsidiaries or (iii) any other property and assets of the Guarantor or any of its Restricted Subsidiaries outside the ordinary course of business of the Guarantor or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Senior Discount Notes Indenture applicable to mergers, consolidations and sales of assets of the Guarantor; provided that the meaning of "Asset Sale" shall not include (A) sales or other dispositions of inventory, receivables and other current assets, and (B) dispositions of assets of the Guarantor or any of its Restricted Subsidiaries, in substantially simultaneous exchanges for consideration consisting of any combination of cash, Temporary Cash Investments and assets that are used or useful in the telecommunications business of the Guarantor or its Restricted Subsidiaries, if such consideration has an aggregate fair market value substantially equal to the fair market value of the assets so disposed of; provided, however, that fair market value shall be determined in good faith by the Board of Directors of Holdings, whose determination shall be conclusive and evidenced by a Board Resolution delivered to the Trustee; and provided further that any cash or Temporary Cash Investments received by the Guarantor or any of its Restricted Subsidiaries pursuant to any transaction described in clause (B) above shall be applied in accordance with clause
     (A) or (B) of the first paragraph of the "Limitation on Asset Sales" covenant.

          "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the date of the Senior Discount Notes Indenture, including, without limitation, all Common Stock and preferred stock.

          "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligations" means the discounted present value of the rental obligations under such lease.

          "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock having more than 40% of the voting power of the total Voting Stock of the Guarantor on a fully diluted basis; (ii) individuals who on the Closing Date constitute the Board of Directors of the Guarantor (together with any new directors whose election by the Board of Directors or whose nomination for election by the Guarantor's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or (iii) all of the Common Stock of Holdings is not beneficially owned by the Guarantor.

          "ChoiceCom"  means  CSW/ICG   ChoiceCom,  L.P.,  a   Delaware  limited
     partnership.

          "Closing Date" means the date on which the Senior Discount Notes are originally issued under the Senior Discount Notes Indenture.

          "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and
     (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Guarantor and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Guarantor or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

          "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Guarantor or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Guarantor and its Restricted Subsidiaries during such period; excluding, however, without duplication, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the 13 1/2% Notes and the warrants issued therewith, the 12 1/2% Notes, the 14 1/4% Preferred Stock, the New Notes and/or the Preferred Stock, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

          "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Guarantor and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Guarantor or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Guarantor or any of its Restricted Subsidiaries against fluctuations in currency values to or under which the Guarantor or any of its Restricted Subsidiaries is a party or a beneficiary on the Closing Date or becomes a party or a beneficiary thereafter.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "FOTI"   means  ICG   Fiber  Optic   Technologies  Inc.,   a  Colorado
     corporation.

          "14 1/4%  Preferred Stock" means  the 14  1/4% Exchangeable  Preferred
     Stock mandatorily redeemable May 1, 2007 of Holdings, and any shares of preferred stock issued as payment in kind dividends thereon.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of August 8, 1995, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in the Senior Discount Notes Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Senior Discount Notes Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the 13 1/2% Notes and the warrants issued therewith, the 12 1/2% Notes, the 14 1/4% Preferred Stock, the New Notes and/or the Preferred Stock and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Holdings  (Canada)"  means  ICG   Holdings  (Canada),  Inc.  and  its
     successors and assigns.

          "ICG" means ICG Communications, Inc., a Delaware corporation, and its successors and assigns.

          "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term "Incurrence" has a corresponding meaning.

          "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables,
     (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the original issue price of such Indebtedness and (ii) that Indebtedness shall not include (A) any amount of money borrowed, at the time of the Incurrence of the related Indebtedness, for the purpose of pre-funding any interest payable on such related Indebtedness or (B) any liability for federal, state, local or other taxes.

          "Indebtedness to EBITDA Ratio" means, as at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of the Guarantor, Holdings and their Restricted Subsidiaries on a consolidated basis as at the date of determination to (ii) the Consolidated EBITDA of the Guarantor for the then most recent four full fiscal quarters for which reports have been filed pursuant to the "Commission Reports and Reports to Holders" covenant described below (such four full fiscal quarter period being referred to herein as the "Four Quarter Period"); provided that (x) pro forma effect shall be given to any Indebtedness Incurred from the beginning of the Four Quarter Period through the Transaction Date (including any Indebtedness Incurred on the Transaction Date), to the extent outstanding on the Transaction Date, (y) if during the period commencing on the first day of such Four Quarter Period through the Transaction Date (the
     "Reference Period"), the Guarantor, Holdings or any of the Restricted Subsidiaries shall have engaged in any Asset Sale, Consolidated EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale and any related retirement of Indebtedness as if such Asset Sale and related retirement of Indebtedness had occurred on the first day of such Reference Period or (z) if during such Reference Period the Guarantor, Holdings or any of the Restricted Subsidiaries shall have made any Asset Acquisition, Consolidated EBITDA of the Guarantor shall be calculated on a pro forma basis as if such Asset Acquisition and any related financing had occurred on the first day of such Reference Period.

          "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Guarantor or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below, (i) "Investment" shall include the fair market value of the assets (net of liabilities) of any Restricted Subsidiary of the Guarantor at the time that such Restricted Subsidiary of the Guarantor is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Guarantor and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

          "MTN" means Maritime Telecommunications Network, Inc., a Colorado corporation, and its successors.

          "Net Cash Proceeds" means (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Guarantor or any Restricted Subsidiary of the Guarantor) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of
     (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,
     (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Guarantor and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Guarantor or any Restricted Subsidiary of the Guarantor as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Guarantor or any Restricted
     Subsidiary of the Guarantor) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Offer to Purchase" means an offer to purchase New Notes by Holdings from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all New Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any New Note not tendered will continue to accrue interest pursuant to its terms;
     (iv) that, unless Holdings defaults in the payment of the purchase price, any New Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a New Note purchased pursuant to the Offer to Purchase will be required to surrender the New Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the New Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of New Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such New Notes purchased; and (vii) that Holders whose New Notes are being purchased only in part will be issued new New Notes equal in principal amount to the unpurchased portion of the New Notes surrendered; provided that each New Note purchased and each new New Note issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, Holdings shall (i) accept for payment on a pro rata basis New Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all New Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all New Notes or portions thereof so accepted together with an Officers' Certificate specifying the New Notes or portions thereof accepted for payment by Holdings. The Paying Agent shall promptly mail to the Holders of New Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new New Note equal in principal amount to any unpurchased portion of the New Note surrendered; provided that each New Note purchased and each new New Note issued shall be in a principal amount of $1,000 or integral multiples thereof. Holdings will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. Holdings will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that Holdings is required to repurchase New Notes pursuant to an Offer to Purchase.

          "Ohio LINX" means ICG Ohio LINX, Inc., an Ohio corporation.

          "Permitted Investment" means (i) an Investment in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Guarantor or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of the Guarantor and its Restricted Subsidiaries on the date of such Investment; (ii) a Temporary Cash Investment; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) loans or advances to employees made in the ordinary course of business in accordance with past practice of the Guarantor or its Restricted Subsidiaries and that do not in the aggregate exceed $2 million at any time outstanding; (v) stock, obligations or securities received in satisfaction of judgments; and (vi) Investments in an amount not to exceed, at any one time outstanding, all of the net cash proceeds received by the Guarantor from the sale of its Common Stock (to a Person other than one of its Subsidiaries) after the Closing Date.

          "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights of way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Guarantor or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that
     (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the "Limitation on Indebtedness" covenant described below, (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the
     later  of  the   acquisition,  the  completion   of  construction  or   the
     commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;
     (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Guarantor and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Guarantor or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Guarantor or any Restricted Subsidiary other than the property or assets acquired; (xii) Liens in favor of the Guarantor or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Guarantor or any Restricted Subsidiary of the Guarantor that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed to protect the Guarantor or any of its Restricted Subsidiaries from fluctuations in the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Guarantor or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Guarantor and its Restricted Subsidiaries prior to the Closing Date; and (xviii) Liens on or sales of receivables.

          "Preferred stock" or "preferred stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date of the Senior Discount Notes Indenture, including, without limitation, all series and classes of such preferred or preference stock.

          "Preferred Stock" means the preferred stock of Holdings issued on the Closing Date and any shares of preferred stock issued as payment in kind dividends thereon.

          "Public Equity Offering" means a bona fide underwritten primary public offering of Common Stock of ICG or Holdings pursuant to an effective registration statement under the Securities Act.

          "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the New Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the New Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the New Notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the New Notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of New Notes Upon a Change of Control" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Guarantor's repurchase of such New Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of New Notes Upon a Change of Control" covenants described below.

          "Restricted Subsidiary" means any Subsidiary of the Guarantor other than an Unrestricted Subsidiary.

          "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary of the Guarantor that, together with its
     Subsidiaries, (i) for the most recent fiscal year of the Guarantor, accounted for more than 10% of the consolidated revenues of the Guarantor and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Guarantor and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Guarantor for such fiscal year.

          "Specified Date" means any redemption date, any date of purchase for any purchase of New Notes pursuant to the "Limitation on Asset Sales" or "Repurchase of New Notes upon a Change of Control" covenants described below or any date on which the New Notes are due and payable after an Event of Default.

          "StarCom" means StarCom International Optics Corporation, a British Columbia corporation, and its subsidiaries.

          "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

          "Strategic    Investor"   means    any   Person    engaged    in   the
     telecommunications business which has a net worth or equity market capitalization of at least $1 billion.

          "Strategic Investor Subordinated Indebtedness" means all Indebtedness of Holdings owed to a Strategic Investor that is contractually subordinate in right of payment to the New Notes to at least the following extent: no payment of principal (or premium, if any) or interest on or otherwise payable in respect of such Indebtedness may be made (whether as a result of a default or otherwise) prior to the payment in full of all of the Guarantor's and Holdings' obligations under the New Notes, provided, however, that prior to the payment of such obligations, interest on Strategic Investor Subordinated Indebtedness may be payable solely in kind or in Common Stock (other than Redeemable Stock) of the Guarantor.

          "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

          "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof, bankers' acceptances with maturities not exceeding 270 days, and overnight bank deposits, in each case issued by or with a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Guarantor) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

          "Trade Payables" means, with respect to any person, any accounts payable or any other debt or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

          "13 1/2% Notes" means the 13 1/2% Senior Discount Notes due 2005 of Holdings guaranteed by Holdings (Canada) and ICG on a senior unsecured basis.

          "13 1/2% Notes Indenture" means the Indenture dated as of August 8, 1995, as amended, among Holdings, Holdings (Canada) and the Trustee pursuant to which Holdings issued the 13 1/2% Notes.

          "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Guarantor or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

          "12 1/2% Notes" means the 12 1/2% Senior Discount Notes due 2006 of Holdings guaranteed by Holdings (Canada) and ICG on a senior unsecured basis.

          "12 1/2% Notes Indenture" means the Indenture dated as of April 30, 1996, as amended, among Holdings, Holdings (Canada) and the Trustee pursuant to which Holdings issued the 12 1/2% Notes.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Guarantor that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of the Guarantor (including any newly acquired or newly formed Subsidiary of the Guarantor), other than Holdings or a Subsidiary that has given a Subsidiary Guarantee, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Guarantor or any Restricted Subsidiary; provided that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under the "Limitation on Restricted Payments" covenant described below. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Guarantor; provided that immediately after giving effect to such designation (x) the Guarantor could Incur $1.00 of additional Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant described below and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

          "Wholly Owned" means, with respect to any Subsidiary of any Person, such Subsidiary if 98% or more of the outstanding Capital Stock in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

          "Zycom" means Zycom Corporation, an Alberta, Canada corporation.

     COVENANTS

     Limitation on Indebtedness

          (a) Under the terms of the Senior Discount Notes Indenture, the Guarantor will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the New Notes, the Guarantor's Guarantee thereof and Indebtedness existing on the Closing Date); provided that the Guarantor and Holdings may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Indebtedness to EBITDA Ratio would be greater than zero and less than 5:1.

          Notwithstanding the foregoing, the Guarantor and any Restricted Subsidiary (except as specified below) may Incur each and all of the following: (i) Indebtedness of the Guarantor or Holdings outstanding at any time, which Indebtedness generates gross proceeds to the Guarantor or Holdings of up to $400 million, less the gross proceeds of Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below; provided that (A) Indebtedness generating gross proceeds to the Guarantor or Holdings of up to $150 million may be Incurred under this clause (i) with no additional requirements and (B) prior to, or contemporaneously with, the Incurrence of Indebtedness generating all or any part of the remaining $250 million of gross proceeds referred to under this clause (i), the Guarantor or Holdings shall have issued or shall issue preferred stock (which has a final stated redemption date later than the Stated Maturity of the 13 1/2% Notes) generating an amount of gross proceeds equal to or greater than the amount of Indebtedness so Incurred and (x) with respect to preferred stock issued on the same date as Indebtedness Incurred under this clause (i)(B), having a dividend rate of no more than 2.75 percentage points higher than the interest rate on the Indebtedness so Incurred, and (y) with respect to preferred stock issued at any other time which will be applied to satisfy the criteria under this clause (i)(B), having a secondary market yield, on the same date as the Indebtedness so Incurred, which a nationally recognized investment banking firm certifies to the Trustee is no more than 2.75 percentage points higher than the interest rate on the Indebtedness that is being Incurred pursuant to this clause (i)(B); (ii) Indebtedness to the Guarantor or any of its Wholly Owned Restricted Subsidiaries; provided that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Guarantor or another Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clause (i), (ii), (v),
     (vi), (viii), (ix), (xi) or (xii) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the New Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the New Notes or the Note Guarantee shall only be permitted under this clause (iii) if (A) in case the New Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the New Notes or the Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining New Notes or the Note Guarantee, as the case may be, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the New Notes or the Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the New Notes or the Note Guarantee, as the case may be, at least to the extent that the Indebtedness to be refinanced is subordinated to the New Notes or the Note Guarantee, as the case may be and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Guarantor or Holdings be refinanced by means of any Indebtedness of any Restricted Subsidiary of the Guarantor or Holdings, as the case may be, pursuant to this clause (iii);
     (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and
     (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Holdings or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of Holdings (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of Holdings for the purpose of financing such acquisition), in a principal amount at maturity not to exceed the gross proceeds actually received by Holdings or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness of the Guarantor or, to the extent the proceeds referred to below are contributed to Holdings, Holdings, not to exceed, at any one time outstanding, twice the amount of Net Cash Proceeds received by the Guarantor after the Closing Date from the issuance and sale of its Capital Stock (other than Redeemable Stock); provided that such Indebtedness does not mature prior to the Stated Maturity of the New Notes and has an Average Life longer than the New Notes; (vi) Strategic Investor Subordinated Indebtedness; (vii) Indebtedness of the Guarantor or Holdings, to the extent the proceeds thereof are immediately used after the Incurrence thereof to purchase New Notes, 13 1/2% Notes and/or 12 1/2% Notes tendered in an Offer to Purchase or an offer to purchase, as the case may be, made as a result of a Change of Control or a change of control, as the case may be; (viii) Indebtedness of any Restricted Subsidiary of the Guarantor Incurred pursuant to any credit agreement (including equipment leasing or financing agreements) of such Restricted Subsidiary in effect on August 8, 1995 (or any agreement refinancing Indebtedness under such credit agreement), up to the amount of the commitment under such credit agreement on August 8, 1995; (ix) Indebtedness of the Guarantor or Holdings, in an amount not to exceed $100 million at any one time outstanding, consisting of Capitalized Lease

     Obligations with respect to assets that are used or useful in the telecommunications business of the Guarantor or its Restricted Subsidiaries; (x) Indebtedness Incurred to defease the New Notes; (xi) Indebtedness of any Person that becomes a Restricted Subsidiary of the Guarantor after March 31, 1996, which Indebtedness exists or for which there is a commitment to lend at the time such Person becomes a Restricted Subsidiary and subsequent Incurrences thereof ("Acquired Indebtedness"), in an accreted amount not to exceed $50 million at any one time outstanding in the aggregate for all such Restricted Subsidiaries; provided that such Acquired Indebtedness does not exceed 65% of the consideration (calculated by including the Acquired Indebtedness as a part of such consideration) for the acquisition of such Person; (xii) Indebtedness of the Guarantor or Holdings, in an amount not to exceed $30 million at any one time outstanding, consisting of letters of credit and similar arrangements used to support obligations of the Guarantor or any of its Restricted
     Subsidiaries with respect to the acquisition of (by purchase, lease or otherwise), construction of, or improvements on, assets that will be used or useful in the telecommunications business of the Guarantor or its Restricted Subsidiaries; and (xiii) Indebtedness Incurred to finance the cost (including the cost of design, development, construction, installation or integration) of assets, equipment or inventory used or useful in the telecommunications business of the Guarantor or any of its Restricted Subsidiaries that is acquired by the Guarantor or any of its Restricted Subsidiaries after the Closing Date.

          (b) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, Holdings, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

     Limitation on Restricted Payments

          So long as any of the New Notes are outstanding, the Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on its Capital Stock held by Persons other than the Guarantor or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than Redeemable Stock) of the same class held by such holders or in options, warrants or other rights to acquire such shares of Capital Stock and other than pro rata dividends or distributions on Common Stock of Restricted Subsidiaries), (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Guarantor or any Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the
     Guarantor or any of its Wholly Owned Restricted Subsidiaries (except for Capital Stock of ChoiceCom, MTN, StarCom, Ohio LINX, FOTI and Zycom to the extent the consideration therefor consists solely of Common Stock (other than Redeemable Stock) of the Guarantor transferred in compliance with the Securities Act), (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance or other acquisition or retirement for value, of Indebtedness of Holdings or the Guarantor that is subordinated in right of payment to the New Notes or the Note Guarantee, as the case may be, or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Guarantor could not Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant or (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the date of the Senior Discount Notes Indenture shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of such amount) (determined by excluding income resulting from transfers of assets by the Guarantor or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed pursuant to the "Commission Reports and Reports to Holders" covenant plus (2) the aggregate Net Cash Proceeds received by the Guarantor after the Closing Date from the issuance and sale permitted by the Senior Discount Notes Indenture of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of the Guarantor, or from the issuance to a Person who is not a Subsidiary of the Guarantor of any options, warrants or other rights to acquire Capital Stock of the Guarantor (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the New Notes) plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Guarantor or any Restricted Subsidiary (except to the extent any such payment is included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed the amount of Investments previously made by the Guarantor and its Restricted Subsidiaries in such Person.

          The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the New Notes or the Note Guarantee, as the case may be, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of the "Limitation on Indebtedness" covenant; (iii) the repurchase, redemption or other acquisition of Capital Stock of the Guarantor or Holdings (or options, warrants or other rights to acquire such Capital Stock) and with respect to any preferred stock of Holdings, the payment of accrued dividends thereon in exchange for, or out of the proceeds of a substantially concurrent issuance or sale of, shares of Capital Stock (other than Redeemable Stock) of the Guarantor or Holdings; provided that the redemption of any preferred stock and the payment of accrued dividends thereon pursuant to any mandatory redemption feature thereof and any redemption of any other Capital Stock and with respect to any preferred stock, the payment of accrued dividends thereon (or options, warrants or other rights to acquire such Capital Stock) shall be deemed to be "substantially concurrent" with such issuance and sale if the required notice with respect to such redemption is irrevocably given by a date which is no later than five Business Days after receipt of the proceeds of such issuance and sale and such redemption and payment is consummated within the period provided for in the documents providing for the redemption of such preferred stock or the documents governing the redemption of such other Capital Stock, as the case may be; (iv) the acquisition of Indebtedness of Holdings or the Guarantor which is subordinated in right of payment to the New Notes or the Note Guarantee, as the case may be, in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock of the Guarantor (other than Redeemable Stock); (v) payments or distributions, in the nature of satisfaction of dissenters' rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Senior Discount Notes Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of Holdings or the Guarantor; (vi) Investments, not to exceed $10 million in the aggregate, each evidenced by a senior promissory note payable to Holdings that provides that it will become due and payable prior to (or, in the case of acceleration, concurrently with) any required repayment (including pursuant to an Offer to Purchase in connection with a Change of Control) of the New Notes; (vii) Investments, not to exceed $5 million in the aggregate, that meet the requirements of clause (vi) above; provided that the Board of Directors of the Guarantor shall have determined, in good faith, that each such Investment under this clause (vii) will enable the Guarantor, Holdings or one of their Restricted Subsidiaries to obtain additional business that it might not be able to obtain without the making of such Investment;
     (viii) with respect to preferred stock permitted to be issued and sold under the "Limitation on the Issuance of Capital Stock of Restricted Subsidiaries" covenant, the payment (A) of dividends on such preferred stock in additional shares of preferred stock and (B) of cash dividends on such preferred stock and accrued interest on unpaid dividends, in each case after May 1, 2001; (ix) the repurchase, in the event of a Change of

     Control, of preferred stock of Holdings or the Guarantor and Indebtedness of Holdings or the Guarantor into which such preferred stock has been exchanged; provided that prior to repurchasing such preferred stock or Indebtedness, Holdings or the Guarantor, as the case may be, shall have made a Change of Control Offer to repurchase the New Notes in accordance with the terms of the Senior Discount Notes Indenture (and an offer to repurchase other Indebtedness, if required by the terms thereof, in accordance with the indenture or other document governing such other Indebtedness) and shall have accepted and paid for any New Notes (and other Indebtedness) properly tendered in connection with such Change of Control Offer for the New Notes or change of control offer for such other Indebtedness; and (x) the issuance of Indebtedness permitted to be issued under the Senior Discount Notes Indenture in exchange for preferred stock; provided that the Incurrence of such Indebtedness complies with the "Limitation on Indebtedness" covenant; provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

          Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clauses (ii), (viii)(A) and (x) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clause (iii) or (iv) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. Notwithstanding the foregoing, in the event the proceeds of an issuance of Capital Stock of the Guarantor are used for the redemption, repurchase or other acquisition of the New Notes, or Indebtedness that is pari passu with the New Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of such Indebtedness.

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

          So long as any of the New Notes are outstanding, the Guarantor will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Guarantor or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Guarantor or any other Restricted Subsidiary, (iii) make loans or advances to the Guarantor or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Guarantor or any other Restricted Subsidiary.

          The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Closing Date in the Senior Discount Notes Indenture or any other agreement in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Guarantor or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Guarantor or any Restricted Subsidiary not otherwise prohibited by the Senior Discount Notes Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Guarantor or any Restricted Subsidiary in any manner material to the Guarantor or any Restricted

     Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or (vi) imposed pursuant to preferred stock of Holdings issued under clause (vi) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant, or exchange debentures or exchange notes of Holdings issued in exchange therefor; provided that such restrictions (A) may include a prohibition (x) on payments on Capital Stock upon liquidation, winding-up and dissolution of Holdings and (y) on the payment of dividends on and the making of any distribution on, or the purchase, redemption, retirement or other acquisition for value of Capital Stock of Holdings if dividends or other amounts on such preferred stock are unpaid and (B) any restrictions imposed pursuant to preferred stock of Holdings other than pursuant to clause (A) shall be no more restrictive than the restrictions contained in the Senior Discount Notes Indenture (assuming that references to the Guarantor in the Senior Discount Notes Indenture were replaced with references to Holdings). Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Guarantor or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Guarantor or any of its Restricted Subsidiaries that secure Indebtedness of the Guarantor or any of its Restricted Subsidiaries.

     Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

          Under the terms of the Senior Discount Notes Indenture, the Guarantor will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Guarantor or a Wholly Owned Restricted Subsidiary; (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary; (iv) with respect to Common Stock of ChoiceCom, MTN, StarCom and Zycom; provided that the proceeds of any such sale under clause (iv) shall be applied in accordance with clause (A) or
     (B) of the first paragraph of the "Limitation on Asset Sales" covenant described below; (v) with respect to Common Stock of FOTI; provided that FOTI shall not retain any net proceeds from such sales or issuances in excess of $10 million in the aggregate and any net proceeds in excess of such $10 million shall be received by, or paid promptly by FOTI to, the Guarantor, Holdings or any Wholly Owned Restricted Subsidiary of the Guarantor; and (vi) with respect to (A) preferred stock of Holdings having an initial liquidation preference of up to $250 million and (B) any preferred stock of Holdings issued as dividends on such preferred stock; provided that such preferred stock does not require the payment of cash dividends prior to May 1, 2001.

     Limitation on Issuances of Guarantees by Restricted Subsidiaries

          The Guarantor will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of Holdings or any Indebtedness of the Guarantor ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Senior Discount Notes Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the New Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Guarantor, Holdings or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that (x) existed at the time such Person became a Restricted Subsidiary and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) pari passu with the New Notes or the Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the New Notes or the Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary

     Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the New Notes or the Note Guarantee, as the case may be.

          Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Guarantor of all of Holdings' and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Senior Discount Notes Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

     Limitation on Transactions with Shareholders and Affiliates

          Under the terms of the Senior Discount Notes Indenture, the Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Guarantor or with any Affiliate of the Guarantor or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Guarantor or such Restricted Subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

          The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Guarantor or a Restricted
     Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Guarantor or such Restricted Subsidiary from a financial point of view;
     (ii) any transaction solely between the Guarantor and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Guarantor, Holdings or Holdings (Canada) who are not
     employees of the Guarantor, Holdings or Holdings (Canada); (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Guarantor and any other Person with which the Guarantor files a consolidated tax return or with which the Guarantor is part of a consolidated group for tax purposes; or (v) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant. Notwithstanding the foregoing, any transaction covered by the first paragraph of this "Limitation on Transactions with Shareholders and Affiliates" covenant and not covered by clauses (ii) through (iv) of this paragraph, the aggregate amount of which exceeds $2 million in value, must be approved or determined to be fair in the manner provided for in clause
     (i)(A) or (B) above.

     Limitation on Liens

          Under the terms of the Senior Discount Notes Indenture, the Guarantor will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the New Notes (or, in the case of a Lien on assets or properties of the Guarantor, the Note Guarantee) and all other amounts due under the Senior Discount Notes Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the New Notes or the Note Guarantee, prior to) the obligation or liability secured by such Lien.

          The foregoing limitation does not apply to (i) Liens existing on the Closing Date; (ii) Liens granted after the Closing Date on any assets or Capital Stock of Holdings (Canada), Holdings or any of their Restricted Subsidiaries created in favor of the Holders; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Guarantor or a Wholly Owned Restricted Subsidiary to secure

     Indebtedness owing to  the Guarantor or  such other Restricted  Subsidiary;
     (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iii) of the second paragraph of the "Limitation on Indebtedness" covenant; provided that such Liens do not extend to or cover any property or assets of the Guarantor, Holdings or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (v) Liens with respect to assets or properties of any Person that becomes a Restricted Subsidiary after the Closing Date; provided that such Liens do not extend to or cover any assets or properties of the Guarantor or any of its Restricted Subsidiaries other than the assets or properties of such Person subject to such Lien on the date such Person becomes a Restricted Subsidiary; and provided further that such Liens are not incurred in contemplation of, or in connection with, such Person becoming a Restricted Subsidiary; (vi) Permitted Liens; or (vii) Liens, solely in favor of Acquired Indebtedness, on Capital Stock of Persons that become Restricted Subsidiaries of the Guarantor after the Closing Date.

     Limitation on Sale-Leaseback Transactions

          Under the terms of the Senior Discount Notes Indenture, the Guarantor will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Guarantor or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Guarantor or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

          The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is between the Guarantor and any Wholly Owned Restricted Subsidiary or between Wholly Owned Restricted Subsidiaries; or (iv) the Guarantor or such Restricted Subsidiary, within six months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of the "Limitation on Asset Sales" covenant described below.

     Limitation on Asset Sales

          Under the terms of the Senior Discount Notes Indenture, the Guarantor will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Guarantor or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by the Guarantor or its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of Holdings and its Subsidiaries has been prepared), then the Guarantor shall or shall cause the relevant Restricted Subsidiary to (i) within six months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Guarantor or Holdings, or Indebtedness of any Restricted Subsidiary other than Holdings, in each case owing to a Person other than the Guarantor or any of its Restricted Subsidiaries or
     (B) invest an equal amount, or the amount not so applied pursuant to clause
     (A) (or enter into a definitive agreement committing to so invest within six months after the date of such agreement), in property or assets of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Guarantor and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) apply (no later than the end of the six-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraphs of this "Limitation on Asset Sales" covenant. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such six-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

          If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $10 million, Holdings must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate Accreted Value of New Notes equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the Accreted Value of the New Notes, plus, in each case, accrued interest (if any) to the date of purchase.

     Repurchase of New Notes upon a Change of Control

          Holdings must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all New Notes then outstanding, at a purchase price equal to 101% of the Accreted Value thereof, plus accrued interest (if any) to the date of purchase. Prior to the mailing of the notice to Holders commencing such Offer to Purchase, but in any event within 30 days following any Change of Control, Holdings covenants to (i) repay in full all indebtedness of Holdings that would prohibit the repurchase of the New Notes pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of Holdings to permit the repurchase of the New Notes. Holdings shall first comply with the covenant in the preceding sentence before it shall be required to repurchase New Notes pursuant to this "Repurchase of New Notes upon a Change of Control" covenant.

          If Holdings is unable to repay all of its indebtedness that would prohibit repurchase of the New Notes or is unable to obtain the consents of the holders of indebtedness, if any, of Holdings outstanding at the time of a Change of Control whose consent would be so required to permit the repurchase of New Notes, then Holdings will have breached such covenant. This breach will constitute an Event of Default under the Senior Discount Notes Indenture if it continues for a period of 30 consecutive days after written notice is given to Holdings by the Trustee or the Holders of at least 25% in aggregate principal amount of the New Notes outstanding. In addition, the failure by Holdings to repurchase New Notes at the conclusion of the Offer to Purchase will constitute an Event of Default without any waiting period or notice requirements.

          There can be no assurance that Holdings will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of New Notes) required by the foregoing covenant (as well as may be contained in other securities of Holdings which might be outstanding at the time). The above covenant requiring Holdings to repurchase the New Notes will, unless the consents referred to above are obtained, require Holdings to repay all indebtedness then outstanding which by its terms would prohibit such New Note repurchase, either prior to or concurrently with such New Note repurchase.

     Commission Reports and Reports to Holders

          Whether or not Holdings or the Guarantor is required to file reports with the Commission, if any New Notes are outstanding Holdings and the Guarantor shall file with the Commission all such reports and other information as they would be required to file with the Commission by Sections 13(a) or 15(d) under the Securities Exchange Act of 1934, as amended. See "Available Information." Holdings shall supply the Trustee and each Holder, or shall supply to the Trustee for forwarding to each Holder, without cost to such Holder, copies of such reports or other information.

     Events of Default

          The following events will be defined as "Events of Default" in the Senior Discount Notes Indenture: (a) default in the payment of principal of (or premium, if any, on) any New Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any New Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) Holdings or the Guarantor defaults in the performance of or breaches any other covenant or agreement of Holdings or the Guarantor in the Senior Discount Notes Indenture or under the New Notes and such default or breach continues for a period of 30 consecutive days after written notice to Holdings or the Guarantor by the Trustee or the Holders of 25% or more in aggregate principal amount at maturity of the New Notes; (d) there occurs with respect to any issue or issues of Indebtedness of Holdings, the Guarantor or any Significant Subsidiary having an outstanding principal amount at maturity of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (e) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against Holdings, the Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (f) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of Holdings, the Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Holdings, the Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of Holdings, the Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of Holdings, the Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or (g) Holdings, the Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Holdings, the Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of Holdings, the Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

          If an Event of Default (other than an Event of Default specified in clause (f) or (g) above that occurs with respect to Holdings or the Guarantor) occurs and is continuing under the Senior Discount Notes
     Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the New Notes, then outstanding, by written notice to Holdings (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the Accreted Value of, premium, if any, and accrued interest, if any, on the New Notes to be immediately due and payable. Upon a declaration of acceleration, such Accreted Value of, premium, if any, and accrued interest, if any, shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause
     (d) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (d) shall be remedied or cured by Holdings, the Guarantor or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (f) or (g) above occurs with respect to Holdings or the Guarantor, the Accreted Value of, premium, if any, and accrued interest, if any, on the New Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding New Notes by written notice to Holdings and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if, among other things, (i) all existing Events of Default, other than the nonpayment of the Accreted Value of, premium, if any, and accrued interest on the New Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "-Modification and Waiver."

          The Holders of at least a majority in aggregate principal amount of the outstanding New Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Senior Discount Notes Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of New Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of New Notes. A Holder may not pursue any remedy with respect to the Senior Discount Notes Indenture or the New Notes unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount of outstanding New Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
     (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding New Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a New Note to receive payment of the principal of, premium, if any, or interest on, such New Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the New Notes, which right shall not be impaired or affected without the consent of the Holder.

          The Senior Discount Notes Indenture will require certain officers of Holdings and the Guarantor to certify, on or before a date not more than 90 days after the end of each fiscal year of the Guarantor, that a review has been conducted of the activities of Holdings, or the Guarantor, as the case may be, and its Restricted Subsidiaries and Holdings', or the Guarantor's, and its Restricted Subsidiaries' performance under the Senior Discount Notes Indenture and that Holdings and the Guarantor have fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. Holdings and the Guarantor will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Senior Discount Notes Indenture.

     Consolidation, Merger and Sale of Assets

          Neither Holdings nor the Guarantor shall consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person, Holdings or the Guarantor) shall be issued or distributed to the stockholders of Holdings or the Guarantor) or permit any Person to merge with or into Holdings or the Guarantor unless: (i) Holdings or the Guarantor shall be the continuing Person, or the Person (if other than Holdings or the Guarantor) formed by such consolidation or into which Holdings or the Guarantor is merged or that acquired or leased such property and assets of Holdings or the Guarantor shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of Holdings or the Guarantor, as the case may be, under the Senior Discount Notes Indenture;
     (ii) immediately after  giving effect  to such transaction,  no Default  or

     Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, Holdings or the Guarantor, as the case may be, or any Person becoming the successor obligor of the New Notes or the Note Guarantee, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Holdings or the Guarantor, as the case may be, immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis Holdings, or any Person becoming the successor obligor of the New Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; and (v) Holdings delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv) above) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Guarantor, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is part of a plan to change the jurisdiction of incorporation of Holdings or the Guarantor to a state of the United States; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

     DEFEASANCE

          Defeasance and Discharge. The Senior Discount Notes Indenture will provide that Holdings will be deemed to have paid and will be discharged from any and all obligations in respect of the New Notes on the 123rd day after the deposit referred to below, and the provisions of the Senior Discount Notes Indenture will no longer be in effect with respect to the New Notes (except for, among other matters, certain obligations to register the transfer or exchange of the New Notes, to replace stolen, lost or mutilated New Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things, (A) Holdings or the Guarantor has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the New Notes on the Stated Maturity of such payments in accordance with the terms of the Senior Discount Notes Indenture and the New Notes, (B) Holdings has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of Holdings' exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the date of the Senior Discount Notes Indenture such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which Holdings or the Guarantor is a party or by which Holdings or the Guarantor is bound and (D) if at such time the New Notes are listed on a national securities exchange, Holdings has delivered to the Trustee an Opinion of Counsel to the effect that the New Notes will not be delisted as a result of such deposit, defeasance and discharge.

          Defeasance of Certain Covenants and Certain Events of Default. The Senior Discount Notes Indenture further will provide that the provisions of the Senior Discount Notes Indenture will no longer be in effect with respect to clauses (iii) and (iv) under "-Consolidation, Merger and Sale of

     Assets" and all the covenants  described herein under "-Covenants,"  clause
     (c) under "-Events of Default" with  respect to such covenants and  clauses
     (iii) and (iv) under "-Consolidation, Merger and Sale of Assets," and clauses (d) and (e) under "Events of Default" shall be deemed not to be Events of Default, upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the New Notes on the Stated Maturity of such payments in accordance with the terms of the Senior Discount Notes Indenture and the New Notes, the satisfaction of the provisions described in clauses (B)(ii), (C) and (D) of the preceding paragraph and the delivery by Holdings to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

          Defeasance and Certain Other Events of Default. In the event Holdings exercises its option to omit compliance with certain covenants and provisions of the Senior Discount Notes Indenture with respect to the New Notes as described in the immediately preceding paragraph and the New Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the New Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the New Notes at the time of the acceleration resulting from such Event of Default. However, Holdings will remain liable for such payments and the Note Guarantee with respect to such payments will remain in effect.

     MODIFICATION AND WAIVER

          Modifications and amendments of the Senior Discount Notes Indenture may be made by Holdings, the Guarantor and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount at maturity of the outstanding New Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any New Note, (ii) reduce the principal amount at maturity of, or premium, if any, payable upon the redemption of, or the rate of interest on, any New Note, (iii) adversely affect any right of repayment at the option of any Holder of any New Note, (iv) change the currency in which principal of, or premium, if any, or interest on, any New
     Note is payable, (v) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any New Note, (vi) waive a default in the payment of principal of, premium, if any, or interest on the New Notes, (vii) reduce the percentage in principal amount at maturity of outstanding New Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Senior Discount Notes Indenture or for waiver of certain defaults or (viii) release the Guarantor from its Note Guarantee.

     NO PERSONAL LIABILITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS, DIRECTORS, OR EMPLOYEES

          The Senior Discount Notes Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the New Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Holdings or the Guarantor in the Senior Discount Notes Indenture, or in any of the New Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of Holdings or the Guarantor or of any successor Person thereof. Each Holder, by accepting the New Notes, waives and releases all such liability.

     CONCERNING THE TRUSTEE

          The Senior Discount Notes Indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in such Senior Discount Notes Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

          The Senior Discount Notes Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of Holdings or the Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

     BOOK ENTRY; DELIVERY AND FORM

          So long as The Depository Trust Company ("DTC"), or its nominee, is the registered owner or holder of the Global New Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by such Global New Note for all purposes under the Senior Discount Notes Indenture and the New Notes. No beneficial owner of an interest in the Global New Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Senior Discount Notes Indenture and, if applicable, those of Euroclear System ("Euroclear") and Cedel Bank S.A. ("Cedel").

          Payments of the principal of, and interest on, the Global New Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Holdings will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global New Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          Holdings expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the Global New Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global New Note, as shown on the records of DTC or its nominee. Holdings also expects that payments by participants to owners of beneficial interest in such Global New Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

          Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

          Holdings understands that DTC will take any action permitted to be taken by a holder of New Notes (including the presentation of New Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global New Notes is credited and only in respect of such portion of the aggregate principal amount of New Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the New Notes, DTC will exchange the Global New Notes for Certificated New Notes, which it will distribute to its participants.

          Holdings understands: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform
     Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transaction between participants through electronic book entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

          Although DTC, Euroclear and Cedel are expected to follow the foregoing procedures in order to facilitate transfers of interest in the Global New Notes among participants of DTC, Euroclear and Cedel, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Holdings will have no responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

          Certificated New Notes. If DTC is at any time unwilling or unable to continue as a depositary for the Global New Note and a successor depositary is not appointed by Holdings within 90 days, Holdings will issue Certificated New Notes in exchange for the Global New Note.

                          DESCRIPTION OF NEW PREFERRED STOCK

          The New Preferred Stock will be issued pursuant to the Amended Articles. The summary contained herein of certain provisions of the New Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the Amended Articles, a copy of which is available from Holdings upon request. The definitions of certain terms used in the Amended Articles and in the following summary are set forth below. See "-Certain Definitions." References herein to "$" refers to U.S. dollars.

     GENERAL

          Holdings is authorized to issue 1,000,000 shares of preferred stock, without par value. On the date of this Prospectus, 266,647 shares of preferred stock are outstanding. Holdings' Board of Directors has authority, without further action by stockholders of Holdings (Canada) or ICG, to authorize the issuance of classes of such preferred stock of Holdings from time to time in one or more series, with such designations, preferences and relative rights within the limits prescribed by the Colorado Business Corporation Act (the "CBCA"), as may be determined by Holdings' Board of Directors. The Board of Directors of Holdings has authorized the issuance of up to 1,000,000 shares of Preferred Stock, which consist of 150,000 shares of the 14 1/4% Preferred Stock, plus additional shares of 14 1/4% Preferred Stock which may be used to pay dividends on the 14 1/4% Preferred Stock if Holdings elects to pay dividends in additional shares of 14 1/4% Preferred Stock and the 100,000 shares of Preferred Stock issued in the Private Offering, plus additional shares of Preferred Stock which may be used to pay dividends on the Preferred Stock if Holdings elects to pay dividends in additional shares of Preferred Stock. Holdings will file the Amended Articles with the Secretary of State of Colorado as required by Colorado law. See "-Exchange." The New Preferred Stock, when issued by Holdings and paid for by the Placement Agent, will be fully paid and non-assessable, and the holders thereof will not have any subscription or preemptive rights related thereto. American Stock Transfer & Trust Company, 40 Wall Street, 46th floor, New York, New York 10005, will be transfer agent and registrar (the "Transfer Agent") for the New Preferred Stock.

     RANKING


          The New Preferred Stock will, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of Holdings, rank (i) senior to all classes of common stock of Holdings and to each other class of capital stock or series of preferred stock established after the date of this Memorandum by Holdings' Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the New Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of Holdings (collectively referred to with the common stock of Holdings as "Junior Securities"); (ii) on a parity with the 14 1/4% Preferred Stock and any class of capital stock or series of preferred stock issued by Holdings established after the date of this Memorandum by Holdings' Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the New Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of Holdings (collectively referred to as "Parity Securities"); and (iii) subject to certain conditions described below, junior to each class of capital stock or series of preferred stock issued by Holdings established after the date of this Memorandum by Holdings' Board of Directors, the terms of which expressly provide that such class or series will rank senior to the New Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of Holdings (collectively referred to as "Senior Securities"). The New Preferred Stock will be subject to the issuance of series of Junior Securities, Parity Securities and Senior Securities; provided that Holdings may not issue any new class of Senior Securities without the approval of the holders of at least a majority of the shares of New Preferred Stock then outstanding, voting or consenting, as the case may be, separately as one class, except that without the approval of holders of the New Preferred Stock, Holdings may issue shares of Senior Securities (1) in exchange for, or the proceeds of which are used to redeem or repurchase, all, but not less than all, shares of New Preferred Stock then outstanding, or (2) in exchange for, or the proceeds of which are used to repay, any outstanding Indebtedness of Holdings. Holdings is a holding company and therefore must rely upon dividend and other payments from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of cash dividends on, and the mandatory redemption price of, the New Preferred Stock.


     DIVIDENDS

          Holders of New Preferred Stock will be entitled to receive, when, as and if declared by Holdings' Board of Directors, out of funds legally available therefor, dividends on the New Preferred Stock, payable quarterly. All dividends will be cumulative, whether or not earned or declared, on a daily basis from the date of issuance of the New Preferred Stock and will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 1997. The Amended Articles provide that on or before March 15, 2002, Holdings may, at its option, pay dividends in cash or in additional fully paid and non-assessable shares of New Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. However, the 13 1/2% Notes Indenture, the 12 1/2% Notes Indenture and the Senior
     Discount Notes Indenture contain limitations on Holdings' ability to pay dividends in cash prior to May 1, 2001. The Amended Articles provide that after March 15, 2002, dividends may be paid only in cash. Future agreements of Holdings, Holdings (Canada) or ICG could restrict the payment of cash dividends by Holdings. If any dividend (or portion thereof) payable on any dividend payment date on or before March 15, 2002 is not declared or paid in full in cash or in shares of New Preferred Stock as described above on such dividend payment date, the amount of the accrued and unpaid dividend will bear interest at the dividend rate on the New Preferred Stock, compounding quarterly from such dividend payment date until paid in full. If any dividend (or portion thereof) payable on any dividend payment date after March 15, 2002 is not declared or paid in full in cash on such dividend payment date, the amount of the accrued and unpaid dividend will bear interest at the dividend rate on the New Preferred Stock, compounding quarterly from such dividend payment date until paid in full.

          No full dividends may be declared or paid or funds set apart for the payment of dividends on any Junior Security or Parity Securities for any period unless full cumulative dividends on the New Preferred Stock shall have been or contemporaneously are declared and paid in full or declared and, if payable in cash, a sum in cash set apart for such payment on the New Preferred Stock. If full dividends are not so paid, the New Preferred Stock will share dividends pro rata with the Parity Securities.

     OPTIONAL REDEMPTION

          The New Preferred Stock may be redeemed (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at any time or, from time to time, on or after March 15, 2002, in whole or in part, at the option of Holdings, at the redemption prices (expressed as a percentage of the liquidation preference thereof) set forth below, plus an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date, subject to the right of holders of preferred stock on a record date to receive dividends on a dividend payment date) if redeemed during the 12-month period beginning March 15 of each of the years set forth below:


                                  Year           Percentage
                                  ----           ---------

                          2002  . . . . . . .    107.0000%
                          2003  . . . . . . .    104.6667%
                          2004  . . . . . . .    102.3333%
                          2005 and thereafter    100.0000%

          In addition, on or prior to March 15, 2000, Holdings may, at its option from time to time, redeem shares of New Preferred Stock having an aggregate liquidation preference of up to 35% of the aggregate liquidation preference of all shares of New Preferred Stock issued in the Private Offering, at a redemption price equal to 114% of the liquidation preference thereof (subject to the right of holders of New Preferred Stock on relevant record dates to receive dividends due on relevant dividend payment dates), plus an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date, with proceeds of one or more Public Equity Offerings of Common Stock of (A) Holdings or (B) ICG, provided that (i) with respect to a Public Equity Offering referred to in clause (B) above, cash proceeds of such Public Equity Offering in an amount sufficient to effect the redemption of New Preferred Stock to be so redeemed are contributed by ICG to Holdings prior to such redemption and used by Holdings to effect such redemption and (ii) such redemption occurs within 180 days after consummation of such Public Equity Offering.

          No optional redemption may be authorized or made unless prior thereto full unpaid cumulative dividends shall have been paid or a sum set apart for such payment on the New Preferred Stock.

          In the event of partial redemptions of New Preferred Stock, the shares to be redeemed will be determined pro rata, except that Holdings may redeem such shares held by any holder of fewer than 100 shares without regard to such pro rata redemption requirement. The Senior Discount Notes Indenture, the 12 1/2% Notes Indenture and the 13 1/2% Notes Indenture restrict the ability of Holdings to redeem the New Preferred Stock, and future agreements may contain similar provisions. See "Description of New Notes." Notice of redemption shall be mailed by first class mail at least 30 but no more than 60 days before the redemption date to each holder of New Preferred Stock to be redeemed at its registered address. If any New Preferred Stock is to be redeemed in part, the notice of redemption that related to such New Preferred Stock shall state the portion of the liquidation preference to be redeemed. New shares of New Preferred Stock having an aggregate liquidation preference equal to the unredeemed portion will be issued in the name of the holder thereof upon cancellation of the original share of New Preferred Stock and, unless Holdings fails to pay the redemption price on the redemption date, after the redemption date dividends will cease to accrue on the New Preferred Stock called for redemption.

     MANDATORY REDEMPTION

          The New Preferred Stock will be subject to mandatory redemption (subject to the legal availability of funds therefor but without regard to any contractual or other restriction with respect thereto) in whole on March 15, 2008 at a price, payable in cash, equal to the liquidation preference thereof, plus all accumulated and unpaid dividends to the date of redemption. Future agreements of Holdings, Holdings (Canada) or ICG may restrict or prohibit Holdings from redeeming the New Preferred Stock, but Holdings will be required to redeem the New Preferred Stock on March 15, 2008, notwithstanding any such restriction.

     CHANGE OF CONTROL

          Upon the occurrence of a Change of Control, Holdings will be required (subject to any contractual and other restrictions with respect thereto and to the legal availability of funds therefor) to make an offer (the "Change of Control Offer") to each holder of New Preferred Stock to repurchase all or any part of such holder's New Preferred Stock at a cash purchase price equal to 101% of the liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends per share to the date of purchase (including an amount in cash equal to a prorated dividend from the dividend payment date immediately preceding the date of purchase to the date of purchase). The Change of Control Offer must be made within 30 days following a Change of Control, must remain open for at least 30 and not more than 40 days and must comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations. Notwithstanding the foregoing, Holdings will not be required to make a Change of Control Offer if any of the New Notes, 12 1/2% Notes or 13 1/2% Notes are outstanding upon the occurrence of a Change of Control unless all of the New Notes, 12 1/2% Notes and 13 1/2% Notes tendered pursuant to the

     "Change of Control Offers" with respect thereto are repurchased as a result of such Change of Control, in which case the date on which all New Notes, 12 1/2% Notes and 13 1/2% Notes (and any other Indebtedness or Senior Securities of Holdings having provisions similar to Section 4.04(x) of the Senior Discount Notes Indenture) are so repurchased will, under the Amended Articles, be deemed to be the date on which such Change of Control shall have occurred.

          "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock having more than 40% of the voting power of the total Voting Stock of ICG on a fully diluted basis; (ii) individuals who on the Closing Date constitute the Board of Directors of ICG (together with any new directors whose election by the Board of Directors or whose nomination for election by ICG's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or (iii) all of the Common Stock of Holdings is not beneficially owned, directly or indirectly, by ICG.

          None of the provisions in the Amended Articles relating to a purchase upon a Change of Control can be waived by Holdings' Board of Directors. Holdings could, in the future, enter into certain transactions, including certain recapitalizations of Holdings, that would not constitute a Change of Control, but would increase the amount of indebtedness outstanding at such time. If a Change of Control were to occur, Holdings would be obligated to offer to repurchase all of the New Notes, the 12 1/2% Notes and the 13 1/2% Notes prior to making an offer to repurchase shares of New Preferred Stock, and there can be no assurance that Holdings would have sufficient funds to pay the purchase price for all shares of New Preferred Stock that Holdings is required to purchase. In the event that Holdings were required to purchase outstanding shares of New Preferred Stock pursuant to a Change of Control Offer, Holdings expects that it would need to seek third-party financing, to the extent it does not have available funds, to meet its purchase obligations. However, there can be no assurance that Holdings would be able to obtain such financing. In addition, Holdings' ability to purchase the New Preferred Stock may be limited by other then-existing agreements and by restrictions imposed by the CBCA.

     LIQUIDATION PREFERENCE

          Upon any voluntary or involuntary liquidation, dissolution or winding-up of Holdings, holders of New Preferred Stock will be entitled to be paid, out of the assets of Holdings available for distribution, $1,000 per share, plus an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last dividend payment date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Securities, including, without limitation, Holdings Common Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of Holdings, the amounts payable with respect to the New Preferred Stock and all other Parity Securities are not paid in full, the holders of the New Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of Holdings with respect to the New Preferred Stock and Parity Securities, in proportion to the full liquidation preference and accumulated and unpaid dividends to which each is entitled. After payment of the full amount of the liquidation preferences and accumulated and unpaid dividends to which they are entitled, the holders of shares of New Preferred Stock will not be entitled to any further participation in any distribution of assets of Holdings. However, a merger, consolidation or sale of substantially all of Holdings' assets that complies with the provisions described below under the "Mergers, Consolidation and Sale of Assets" covenant shall be deemed not to be a liquidation, dissolution or winding up of Holdings.

          The Amended Articles do not contain any provision requiring funds to be set aside to protect the liquidation preference of the New Preferred Stock. The CBCA provides that no distribution to shareholders of a Colorado corporation (including a dividend or a purchase, redemption or other acquisition of shares, but not including the payment of dividends through the issuance of capital stock), may be made if, after giving effect to such distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. A corporation's board of directors may base its determination that a distribution is not prohibited by the restriction described in the foregoing sentence either on financial statements prepared on the basis of accounting practices and principles that are reasonable under the circumstances or on a fair valuation or other method that is reasonable under the circumstances.

     VOTING RIGHTS

          Holders of the New Preferred Stock will have no voting rights with respect to any matters except as provided by law or as set forth in the Amended Articles. The Amended Articles provide that if (i) (a) dividends on the New Preferred Stock are in arrears and have not been paid (or if, after March 15, 2002, such dividends have not been paid in cash) for four quarterly periods (whether or not consecutive), (b) Holdings fails to discharge any redemption obligation with respect to the New Preferred Stock, (c) a breach or violation by Holdings of the provisions described below under "-Exchange" occurs, or Holdings fails to exchange Exchange Debentures for the New Preferred Stock tendered for exchange on the Exchange Date (as defined below), whether or not Holdings satisfies the conditions to permit such exchange, (d) Holdings fails to make a Change of Control Offer or cash payment with respect thereto if required by the provisions set forth above under "-Change of Control," (e) a breach or violation of the provisions described below under "-Certain Covenants" occurs and is not remedied within 30 days after notice thereof to Holdings by holders of 25% or more of the liquidation preference of the New Preferred Stock then outstanding, or (f) a default occurs on the obligation to pay principal of, interest on or any other payment obligation when due (a "Payment Default") at final maturity, on one or more classes of Indebtedness of Holdings or any Subsidiary of Holdings, whether such Indebtedness exists on the Closing Date or is incurred thereafter, having individually or in the aggregate an outstanding principal amount of $10 million or more, or any other Payment Default occurs on one or more such classes of Indebtedness and such class or classes of Indebtedness are declared due and payable prior to their respective maturities, and (ii) in the case of clauses (e) and (f), such event continues for a period of 180 days or more, then the number of directors' constituting Holdings' Board of Directors will be adjusted to permit the holders of the majority of the then outstanding New Preferred Stock, voting separately as a class, to elect two directors. Such voting rights and the term of office of such elected directors will continue until such time as (i) all dividends in arrears on the New Preferred Stock are paid in full (and, in the case of dividends payable with respect to any period after March 15, 2002, are paid in cash) and (ii) any failure, breach or default referred to in clause (b),
     (c), (d), (e) or (f) is remedied, at which time the term of any directors elected pursuant to the provisions of this paragraph shall terminate. For the purpose of determining the number of quarterly periods for which accrued dividends have not been paid, any accrued and unpaid dividend that is subsequently paid shall not be treated as unpaid. Each such event described in clauses (a) through (f) above is referred to herein as a "Voting Rights Triggering Event." Within 15 days of the time Holdings becomes aware of the occurrence of any default referred to in clause (f) above, Holdings shall give notice thereof to holders of the New Preferred Stock at their addresses as they appear on the records of the Transfer Agent.

          The Amended Articles provide that upon the occurrence of a Voting Rights Triggering Event, the number of directors constituting Holdings' Board of Directors will be increased by two directors, whom the holders of the New Preferred Stock will be entitled to elect. Whenever the right of the holders of New Preferred Stock to elect directors shall cease, the number of directors constituting Holdings' Board of Directors will be restored to the number of directors constituting Holdings' Board of Directors prior to the time or event which entitled the holders of New Preferred Stock to elect directors.

          Any vacancy occurring in the office of a director elected by holders of the New Preferred Stock may be filled by the remaining director elected by such holders unless and until such vacancy shall be filled by vote of such holders.

          The Amended Articles provide that, except as stated above under "- Ranking," Holdings will not issue any class of Senior Securities without the affirmative vote or consent of holders of at least a majority of the shares of New Preferred Stock then outstanding, voting or consenting, as the case may be, separately as one class. The Amended Articles also provide that Holdings may not amend the Amended Articles so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of the New Preferred Stock or authorize the issuance of any additional shares of New Preferred Stock (other than to pay dividends in kind on New Preferred Stock), without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of New Preferred Stock, voting or consenting, as the case may be, separately as one class; provided, however, that the amendment of the provisions of the Amended Articles so as to authorize or create, or to increase the authorized amount of, any of Holdings' Junior Securities or to authorize the issuance of or to authorize or create any Parity Security (up to the amount of authorized preferred stock) shall not be deemed to affect adversely the voting rights, rights, privileges, or preferences of the holders of shares of New Preferred Stock. The holders of at least a majority of the outstanding shares of New Preferred Stock, voting or consenting, as the case may be, separately as one class, may also waive compliance with any provision of the Amended Articles.

          Under Colorado law, holders of New Preferred Stock will be entitled to vote as a separate voting group upon a proposed amendment to the Amended Articles that requires a shareholder vote, whether or not entitled to vote thereon by the Amended Articles, if the amendment would: (i) increase or decrease the aggregate number of authorized shares of preferred stock; (ii) effect an exchange or reclassification of all or part of the shares of the New Preferred Stock into shares of another class or series; (iii) effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class or series into shares of New Preferred Stock; (iv) change the designation, preferences, limitations or relative rights of all or part of the shares of New Preferred Stock; (v) change the shares of all or part of the New Preferred Stock into a different number of shares of New Preferred Stock; (vi) create a new class of shares having rights or preferences with respect to distributions or dissolution that are prior, superior, or substantially equal to the New Preferred Stock; (vii) increase the rights, preferences, or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the New Preferred Stock; or (viii) cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of New Preferred Stock. Under Colorado law, if an amendment that entitles two or more series of a class of shares to vote as separate voting groups would affect those two or more series in the same or a substantially similar way, the shares of all the series so affected are instead required to vote together as a single voting group rather than as separate voting groups.

          In general, except as otherwise provided in the Amended Articles, the voting rights described in the foregoing paragraph will not apply to an amendment to the Amended Articles that is approved by Holdings' Board of Directors, without being subject to any requirement for shareholder action, establishing the preferences, limitations, and relative rights of any class or series of Holdings preferred stock already authorized by the Amended
     Articles at the time of such amendment. Under the Amended Articles, Holdings' Board of Directors has the authority to authorize the issuance of classes or series of preferred stock up to the 1,000,000 shares authorized without further action by shareholders, including without any voting by holders of New Preferred Stock under Colorado law as described in the preceding paragraph. See "-General." Notwithstanding the foregoing, the Amended Articles provide that Holdings will not authorize or issue any class of Senior Securities without the affirmative vote of holders of a majority of the shares of Preferred Stock then outstanding voting separately as a class, except as described above under "-Ranking." See "- Voting Rights."

     CERTAIN COVENANTS

     Incurrence of Indebtedness and Issuance of New Preferred Stock

          (a) Under the terms of the Amended Articles, Holdings will not, and will not permit any of its Restricted Subsidiaries to, Incur any
     Indebtedness (other than the New Notes, the Exchange Debentures and Indebtedness existing on the Closing Date) or issue any Redeemable Stock; provided that Holdings may Incur Indebtedness or issue Redeemable Stock if, after giving effect to the Incurrence of such Indebtedness or the issuance of such Redeemable Stock and the receipt and application of the proceeds therefrom, the Indebtedness to EBITDA Ratio would be greater than zero and less than 5:1.

          Notwithstanding the foregoing, Holdings and any Restricted Subsidiary (except as specified below) may Incur each and all of the following: (i) Indebtedness of Holdings or any Restricted Subsidiary or Redeemable Stock of Holdings outstanding at any time, which Indebtedness or Redeemable Stock generates gross proceeds to Holdings of up to $900 million, less (without duplication) the gross proceeds of Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant contained in the 13 1/2% Notes Indenture, the 12 1/2% Notes Indenture and the Senior Discount Notes Indenture; (ii) Indebtedness to ICG, Holdings or any of Holdings' Wholly Owned Restricted Subsidiaries; provided that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to ICG, Holdings or another Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness or Redeemable Stock issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness or Redeemable Stock, other than Indebtedness Incurred or Redeemable Stock issued under clause (i), (ii), (v), (vi),
     (viii), (ix), (x) or (xi) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, accrued dividends, fees and expenses); provided that such new Indebtedness or Redeemable Stock, determined as of the date of Incurrence of such new Indebtedness or issuance of Redeemable Stock, does not mature prior to the Stated Maturity of the Indebtedness or have a mandatory redemption date prior to the Redeemable Stock to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness or Redeemable Stock of Holdings be refinanced by means of any Indebtedness or Redeemable Stock of any Restricted Subsidiary of Holdings pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Holdings or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of Holdings (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of Holdings for the purpose of financing such acquisition), in a principal amount at maturity not to exceed the gross proceeds actually received by Holdings or any Restricted Subsidiary in connection with such disposition;
     (v) Indebtedness or Redeemable Stock of Holdings, to the extent the proceeds referred to below are contributed to Holdings, not to exceed, at any one time outstanding, twice the amount of Net Cash Proceeds received by ICG after the Closing Date from the issuance and sale of its Capital Stock (other than Redeemable Stock); provided that such Indebtedness does not mature prior to the final mandatory redemption date of the New Preferred Stock; (vi) Strategic Investor Subordinated Indebtedness; (vii) Indebtedness or Redeemable Stock of Holdings, to the extent the proceeds thereof are immediately used after the Incurrence or issuance thereof to purchase New Preferred Stock or preferred stock, as the case may be, tendered in a Change of Control Offer or a change of control offer, as the case may be; (viii) Indebtedness of any Restricted Subsidiary of Holdings Incurred pursuant to any credit agreement of such Restricted Subsidiary in effect on August 8, 1995 (or any agreement refinancing Indebtedness under such credit agreement), up to the amount of the commitment under such credit agreement (including equipment leasing or financing agreements) on August 8, 1995; (ix) Indebtedness of Holdings, in an amount not to exceed $100 million at any one time outstanding, consisting of Capitalized Lease Obligations with respect to assets that are used or useful in the telecommunications business of Holdings or its Restricted Subsidiaries; (x) Indebtedness or Redeemable Stock of any Person that becomes a Restricted Subsidiary of Holdings after the Closing Date, which Indebtedness exists or, with respect to such Indebtedness for which there is a commitment to lend, at the time such Person becomes a Restricted Subsidiary and, with respect to such Indebtedness, the subsequent incurrence thereof ("Acquired Indebtedness"), in an accreted amount not to exceed $50 million at any one time outstanding in the aggregate for all such Restricted Subsidiaries; provided that such Acquired Indebtedness does not exceed 65% of the consideration (calculated by including such Acquired Indebtedness as a part of such consideration) paid by Holdings and its Restricted Subsidiaries for the acquisition of such Person; (xi) Indebtedness of Holdings, in an amount not to exceed $30 million at any one time outstanding, consisting of letters of credit and similar arrangements used to support obligations of Holdings or any of its Restricted Subsidiaries with respect to the acquisition of (by purchase, lease or otherwise), construction of, or improvements on, assets that will be used or useful in the telecommunications business of Holdings or its Restricted Subsidiaries; and
     (xii) Indebtedness Incurred to finance the cost (including the cost of design, development, construction, installation or integration) of assets, equipment or inventory used or useful in the telecommunications business of ICG or any of the Restricted Subsidiaries that is acquired by ICG or any of its Restricted Subsidiaries after the Closing Date.

          (b) For purposes of determining any particular amount of Indebtedness under this "Incurrence of Indebtedness and Issuance of New Preferred Stock" covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of New Preferred Stock" covenant, in the event that an item of Indebtedness or Redeemable Stock meets the criteria of more than one of the types of Indebtedness or Redeemable Stock described in the above clauses, Holdings, in its sole discretion, shall classify such item of Indebtedness or Redeemable Stock and only be required to include the amount and type of such Indebtedness or Redeemable Stock in one of such clauses.

     Limitation on Restricted Payments

          So long as any shares of the New Preferred Stock are outstanding, Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on Junior Securities held by Persons other than Holdings or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Junior Securities (other than Redeemable Stock) of the same class held by such holders or in options, warrants or other rights to acquire such shares of Junior Securities and other than pro rata dividends or distributions on Common Stock of Restricted Subsidiaries); (ii) purchase, redeem, retire or otherwise acquire for value any shares of Junior Securities of Holdings or any Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Junior Securities) held by Persons other than Holdings or any of its Wholly Owned Restricted Subsidiaries (except for Junior Securities of ChoiceCom, MTN, StarCom, Ohio LINX, FOTI and Zycom to the extent the consideration therefor consists solely of common stock (other than Redeemable Stock) of ICG or Junior Securities of Holdings, in each case, transferred in compliance with the Securities Act); or (iii) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iii) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) an event referred to in clauses (i)(a) through (i)(f) under "Voting Rights" shall have occurred and be continuing, (B) Holdings could not Incur at least $1.00 of Indebtedness under the first paragraph of the "Incurrence of Indebtedness and Issuance of New Preferred Stock" covenant, (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the date of the Amended Articles shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted

     Consolidated Net Income is a loss, minus 100% of such amount) (determined by excluding income resulting from transfers of assets by Holdings or a
     Restricted  Subsidiary   to  an  Unrestricted  Subsidiary)   accrued  on  a
     cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed pursuant to the "Reports" covenant plus (2) the aggregate Net Cash Proceeds received by Holdings after the Closing Date (x) from the issuance and sale, permitted by the Amended Articles, of Junior Securities (other than Redeemable Stock) to a Person who is not a Subsidiary of Holdings, or from the issuance to a Person who is not a Subsidiary of Holdings of any options, warrants or other rights to acquire Junior Securities of Holdings (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the New Preferred Stock) or (y) as a capital contribution from ICG plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to Holdings or any Restricted Subsidiary (except to the extent any such payment is included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed the amount of Investments previously made by Holdings and its Restricted Subsidiaries in such Person or (D) dividends on the New Preferred Stock shall not have been paid in full as provided in the Amended Articles.

          The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the repurchase, redemption or other acquisition of Junior Securities of Holdings (or options, warrants or other rights to acquire such Junior Securities) and with respect to any Junior Securities, the payment of accrued dividends thereon, in exchange for, or out of the proceeds of a substantially concurrent issuance or sale of, shares of Junior Securities (other than Redeemable Stock) of Holdings; provided that the redemption of any preferred stock pursuant to any mandatory redemption feature thereof and any redemption of any other Junior Securities and, in each case, the payment of accrued dividends thereon (or options, warrants or other rights to acquire such Junior Securities) and with respect to any Junior Securities, the payment of accrued dividends thereon, shall be deemed to be "substantially concurrent" with such issuance and sale if the required notice with respect to such redemption is irrevocably given by a date which is no later than five Business Days after receipt of the proceeds of such issuance and sale and such redemption and payment is consummated within the period provided for in the document governing such preferred stock or the documents governing the redemption of such other Junior Securities, as the case may be; (iii) payments or distributions, in the nature of satisfaction of dissenters' rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Amended Articles applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of Holdings; (iv) Investments, not to exceed $10 million in aggregate, each evidenced by a senior promissory note payable to Holdings that provides that it will become due and payable prior to any required repurchase (including pursuant to an Offer to Purchase in connection with a Change of Control) of the New Preferred Stock; (v) Investments, not to exceed $5 million in the aggregate, that meet the requirements of clause
     (iv) above; provided that the Board of Directors of Holdings shall have determined, in good faith, that each such Investment under this clause (v) will enable Holdings or one of its Restricted Subsidiaries to obtain additional business that it might not be able to obtain without the making of such Investment; (vi) with respect to Junior Securities permitted to be issued and sold by the "Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant, the payment (A) of dividends on such Junior Securities in additional shares of Junior Securities and (B) of cash dividends on such Junior Securities in an amount not to exceed the dividend rate thereon and accrued interest on unpaid dividends, in each case after May 1, 2001; (vii) the repurchase, in the event of a Change of Control, of Junior Securities of Holdings and Indebtedness of Holdings into which such Junior Securities have been exchanged; provided that prior to repurchasing such Junior Securities or Indebtedness, Holdings shall have made a Change of Control Offer to repurchase the shares of New Preferred Stock in accordance with the terms of the Amended Articles (and an offer to repurchase other Indebtedness, if required by the terms thereof, in accordance with the indenture or other document governing such other Indebtedness) and shall have accepted and paid for any shares of New Preferred Stock (and other Indebtedness) properly tendered in connection with such Change of Control Offer for the shares of New Preferred Stock or change of control offer for such other Indebtedness; and (viii) the issuance of Indebtedness permitted to be issued under the Amended Articles in exchange for preferred stock; provided that the Incurrence of such Indebtedness complies with the "Incurrence of Indebtedness and Issuance of New Preferred Stock" covenant; provided that, except in the case of clause
     (i), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

          Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payments referred to in clauses (vi)(A) and (viii) thereof), and the Net Cash Proceeds from any issuance of Junior Securities referred to in clause (ii), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. Notwithstanding the foregoing, in the event the proceeds of an issuance of Junior Securities are used for the redemption, repurchase or other acquisition of the New Preferred Stock, or Parity Securities, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of New Preferred Stock or Parity Securities.

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

          So long as any shares of New Preferred Stock are outstanding, Holdings will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by Holdings or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to Holdings or any other Restricted Subsidiary, (iii) make loans or advances to Holdings or any other Restricted Subsidiary or (iv) transfer any of its property or assets to Holdings or any other Restricted Subsidiary.

          The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Closing Date in any agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders of the New Preferred Stock than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by Holdings or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Holdings or any Restricted Subsidiary not otherwise prohibited by the Amended Articles or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Holdings or any Restricted Subsidiary in any manner material to Holdings or any Restricted Subsidiary; or (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary. Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent Holdings or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any

     Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of Holdings or any of its Restricted Subsidiaries that secure Indebtedness of Holdings or any of its Restricted Subsidiaries.

     Limitation  on  Issuances   and  Sale  of   Capital  Stock  of   Restricted
     Subsidiaries

          Under the terms of the Amended Articles, Holdings will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to Holdings or a Wholly Owned Restricted Subsidiary; (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;
     (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary;
     (iv) with respect to Common Stock of ChoiceCom, MTN, StarCom and Zycom; provided that the proceeds of any such sale under clause (iv) shall be reinvested in the business of Holdings and its Restricted Subsidiaries or used to repay Indebtedness of Holdings or any of its Restricted Subsidiaries or Senior Securities; and (v) with respect to Common Stock of FOTI; provided that FOTI shall not retain any net proceeds from such sales or issuances in excess of $10 million in the aggregate and any net proceeds in excess of such $10 million shall be received by, or paid promptly by FOTI to, Holdings or any Wholly Owned Restricted Subsidiary of Holdings.

     Limitation on Transactions with Shareholders and Affiliates

          Under the terms of the Amended Articles, Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of Holdings or with any Affiliate of Holdings or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to Holdings or such Restricted Subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

          The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors of Holdings or (B) for which Holdings or a Restricted Subsidiary delivers to the Transfer Agent a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to Holdings or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between Holdings and any of its Wholly Owned
     Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of Holdings who are not employees of Holdings; (iv) any payments or other transactions pursuant to any tax-sharing agreement (or a similar agreement that is not materially adverse to the interests of holders of the New Preferred Stock) between Holdings and any other Person with which Holdings files a consolidated tax return or with which Holdings is part of a consolidated group for tax purposes; or (v) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant. Notwithstanding the foregoing, any transaction covered by the first paragraph of this "Limitation on Transactions with Shareholders and Affiliates" covenant and not covered by clauses (ii) through (iv) of this paragraph, the aggregate amount of which exceeds $2 million in value, must be approved or determined to be fair in the manner provided for in clause
     (i)(A) or (B) above.

     Limitation on Liens

          Under the terms of the Amended Articles, Holdings will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties, now or hereafter acquired, or any shares of Capital Stock of or Indebtedness of any Restricted Subsidiary.

          The foregoing limitation does not apply to (i) Liens existing on the Closing Date; (ii) Liens granted after the Closing Date on any assets or Capital Stock of Holdings or its Restricted Subsidiaries created in favor of the holders of the New Preferred Stock; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to Holdings or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to Holdings or such other Restricted Subsidiary; (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iii) of the second paragraph of the "Incurrence of Indebtedness and Issuance of New Preferred Stock" covenant; provided that such Liens do not extend to or cover any property or assets of Holdings or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (v) Liens with respect to assets or properties of any Person that becomes a Restricted Subsidiary after the Closing Date; provided that such Liens do not extend to or cover any assets or properties of Holdings or any of its Restricted Subsidiaries other than the assets or properties of such Person subject to such Lien on the date such Person becomes a Restricted Subsidiary; and provided further that such Liens are not incurred in contemplation of, or in connection with, such Person becoming a Restricted Subsidiary; (vi) Permitted Liens; and (vii) Liens securing Indebtedness.

     Merger, Consolidation and Sale of Assets

          Holdings shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or Holdings) shall be issued or distributed to the stockholders of Holdings) or permit any Person to merge with or into Holdings unless: (i) Holdings shall be the continuing Person, or the Person (if other than Holdings) formed by such consolidation or into which Holdings is merged or that acquired or leased such property and assets of Holdings shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and the New Preferred Stock shall be converted into or exchanged for and shall become shares of such successor company, having in respect of such successor or resulting company substantially the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the New Preferred Stock had immediately prior to such transaction; (ii) immediately after giving effect to such transaction, no event referred to under clauses (a) through (e) under "-Voting Rights" or any default, breach or violation that would become such an event after the giving of notice, the passage of time or both, shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, Holdings or any Person becoming the successor issuer of the New Preferred Stock, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Holdings immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis Holdings, or any Person becoming the successor issuer of the New Preferred Stock, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Incurrence of Indebtedness and Issuance of New Preferred Stock" covenant; and (v) Holdings delivers to the Transfer Agent an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv) above) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of Holdings, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is part of a plan to change the jurisdiction of incorporation of Holdings to a different state of the United States; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

     Senior Subordinated Indebtedness

          So long as any shares of New Preferred Stock are outstanding, Holdings will not Incur any Indebtedness, other than the Exchange Debentures, that is expressly made subordinated in right of payment to any Senior Indebtedness (as defined in the Exchange Debenture Indenture) unless such Indebtedness, by its terms and by the terms of any agreement or instrument pursuant to which such Indebtedness is outstanding is expressly made pari passu with, or subordinate in right of payment to, the Exchange Debentures pursuant to provisions substantially similar to those contained in Article Eleven of the Exchange Debenture Indenture; provided that the foregoing limitations shall not apply to distinctions between categories of Senior Indebtedness that exist by reason of any Liens or Guarantees arising or created in respect of some but not all Senior Indebtedness.

     Reports

          So long as any shares of New Preferred Stock are outstanding, Holdings shall file with the Commission the annual reports, quarterly reports and the information, documents and other reports required to be filed by Holdings with the Commission pursuant to Sections 13 or 15 of the Exchange Act, whether or not Holdings has or is required to have a class of securities registered under the Exchange Act, at the time it is or would be required to file the same with the Commission and, within 15 days after Holdings is or would be required to file such reports, information or documents with the Commission.

     EXCHANGE

          Holdings may, at the sole option of the Board of Directors (subject to the legal availability of funds therefor), exchange all, but not less than all, of the outstanding shares of New Preferred Stock, including any shares of New Preferred Stock issued as payment for dividends, into Exchange Debentures at any time following the date on which such exchange is permitted by the terms of the Senior Discount Notes Indenture, the 12 1/2% Notes Indenture and the 13 1/2% Notes Indenture and the terms of all then-existing Indebtedness of Holdings, and subject to the conditions set forth in the next succeeding paragraph. Presently, the Exchange of the New Preferred Stock for Exchange Debentures would be restricted by covenants in such indentures relating to the incurrence of Indebtedness. There can be no assurance that the conditions in such covenants for the exchange of New Preferred Stock for Exchange Debentures will be satisfied or that the exchange will occur or that future Indebtedness of Holdings would not also restrict an exchange. See "Description of New Notes." In order to effect such exchange, Holdings shall (a) if necessary to satisfy the condition set forth in clause (B) in the following paragraph based upon the written advice of counsel to Holdings, file a registration statement with the Commission relating to the exchange, and (b) if a registration statement is filed with the Commission pursuant to clause (a), use its best efforts to cause such registration statement to be declared effective as soon as practicable by the Commission unless the opinion referred to in clause (B) in the following paragraph shall have been subsequently delivered.

          Prior to initiating such exchange, Holdings shall certify, to the satisfaction of the trustees under the 13 1/2% Notes Indenture, the 12 1/2% Notes Indenture and the Senior Discount Notes Indenture, that such exchange is permitted under such respective Indentures. Holdings shall also provide such Trustees with an Officer's Certificate setting forth with specificity the basis for Holdings' conclusion that such exchange is so permitted. In order to effectuate such exchange, Holdings shall send a written notice of exchange by mail to each holder of record of shares of New Preferred Stock, which notice shall state (i) that Holdings is exchanging the New Preferred Stock into Exchange Debentures pursuant to the Amended Articles and (ii) the date fixed for exchange (the "Exchange Date"), which date shall not be less than 15 days nor more than 60 days following the date on which such notice is mailed (except as provided in the last sentence of this paragraph). On the Exchange  Date, if the  conditions set forth in  clauses
     (A) through (E) below are satisfied and if the exchange is then permitted under the Senior Discount Notes Indenture, the 12 1/2% Notes Indenture and the 13 1/2% Notes Indenture, Holdings shall issue Exchange Debentures in exchange for the New Preferred Stock as provided in the next paragraph, provided that on the Exchange Date: (A) there shall be legally available funds sufficient therefor (including, without limitation, legally available funds sufficient therefor under Section 7-106-401 (or any successor provision) of the CBCA); (B) a registration statement relating to the Exchange Debentures shall have been declared effective under the Securities Act prior to such exchange and shall continue to be effective on the Exchange Date or Holdings shall have obtained a written opinion of counsel that an exemption from the registration requirements of the Securities Act is available for such exchange and that upon receipt of such Exchange Debentures pursuant to such exchange made in accordance with such exemption, each holder of an Exchange Debenture that is not an Affiliate of Holdings will not be subject to any restrictions imposed by the Securities Act upon the resale of such Exchange Debenture, and such exemption is relied upon by Holdings for such exchange; (C) the Exchange Debenture Indenture and the trustee thereunder shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); (D) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Debenture Indenture) would exist under the Exchange Debenture Indenture; and (E) Holdings shall have delivered to the Trustee under the Exchange Debenture Indenture a written opinion of counsel, dated the date of exchange, regarding the satisfaction of the conditions set forth in clauses (A), (B) and (C). In the event that
     (i) the issuance of the Exchange Debentures is not permitted on the Exchange Date or (ii) any of the conditions set forth in clause (A) through
     (E) of the preceding sentence are not satisfied on the Exchange Date, Holdings shall use its best efforts to satisfy such conditions and effect such exchange as soon as practicable.

          Upon any exchange pursuant to the preceding paragraph, the holders of outstanding shares of New Preferred Stock will be entitled to receive a principal amount of Exchange Debentures for shares of New Preferred Stock, the liquidation preference of which, plus the amount of accumulated and unpaid dividends (including a prorated dividend for the period from the immediately preceding dividend payment date to the date of exchange) with respect to which, equals such principal amount. The Exchange Debentures will be issued in registered form, without coupons. Exchange Debentures issued in exchange for New Preferred Stock will be in principal amounts of $1,000 and integral multiples thereof to the extent practicable, and will also be issued in principal amounts less than $1,000 so that each holder of New Preferred Stock will receive certificates representing the entire principal amount of Exchange Debentures to which its shares of New Preferred Stock entitle it, provided that Holdings may, at the sole option of the Board of Directors, subject to the restrictions in the Senior Discount Notes Indenture, the 12 1/2% Notes Indenture and the 13 1/2% Notes Indenture and any of its other then-existing Indebtedness, pay cash in lieu of issuing an Exchange Debenture in a principal amount less than $1,000. On and after the date of exchange, dividends will cease to accrue on the outstanding shares of New Preferred Stock, and all rights of the holders of New Preferred Stock (except the right to receive the Exchange Debentures, an amount in cash, to the extent applicable, equal to the accrued and unpaid dividends to the Exchange Date, and if Holdings so elects, cash in lieu of any Exchange Debenture which is in an amount that is not an integral multiple of $1,000) will terminate. The person entitled to receive the Exchange Debentures issuable upon such exchange will be treated for all purposes as the registered holder of such Exchange Debentures.

          ICG and Holdings will comply with the provisions of Rule 13e-4 promulgated pursuant to the Exchange Act in connection with any exchange, to the extent applicable.

     NEW PREFERRED STOCK BOOK ENTRY; DELIVERY AND FORM

          So long as DTC, or its nominee, is the registered owner or holder of a Global New Preferred Stock Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Preferred Stock represented by such Global New Preferred Stock Certificate for all purposes under the Amended Articles and the New Preferred Stock. No beneficial owner of an interest in the Global New Preferred Stock Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Amended Articles.

          Payments made with respect to the Global New Preferred Stock Certificate will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Holdings will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global New Preferred Stock or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          Holdings expects that DTC or its nominee, upon receipt of any payments made with respect to the Global New Preferred Stock, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the amount of such Global New Preferred Stock as shown on the records of DTC or its nominee. Holdings also expects that payments by participants to owners of beneficial interest in such Global New Preferred Stock held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

          Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

          The Company understands that DTC will take any action permitted to be taken by a holder of New Preferred Stock (including the presentation of New Preferred Stock for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global New Preferred Stock is credited and only in respect of such portion of the aggregate liquidation preference of New Preferred Stock as to which such participant or participants has or have given such direction.

          The Company understands: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform
     Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transaction between participants through electronic book entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

          Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interest in the Global New Preferred Stock Certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. The Company will have no responsibility for the performance by DTC or its respective participants or indirect participants of its respective obligations under the rules and procedures governing their operations.

     CERTIFICATED NEW PREFERRED STOCK

          If DTC is at any time unwilling or unable to continue as a depositary for the Global New Preferred Stock and a successor depositary is not appointed by Holdings within 90 days, Holdings will issue Certificated New Preferred Stock in exchange for the Global New Preferred Stock Certificate.

     CERTAIN DEFINITIONS

          Set forth below are certain defined terms used in the Amended Articles. Reference is made to the Amended Articles for the full definition of such terms, as well as any other capitalized terms used herein for which no definition is provided.

          "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of Holdings and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than Holdings or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described above (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Holdings or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by Holdings or any of its Restricted Subsidiaries;
     (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described above, any amount paid or accrued as dividends on preferred stock of Holdings or any Restricted Subsidiary owned by Persons other than Holdings and any of its Restricted Subsidiaries; and
     (vi) all extraordinary gains and extraordinary losses.

          "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Asset Acquisition" means (i) an investment by Holdings or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of Holdings or shall be merged into or consolidated with Holdings or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of Holdings and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by Holdings or any of its Restricted Subsidiaries of the property and assets of any Person other than Holdings or any of its Restricted Subsidiaries that constitutes substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of Holdings and its Restricted Subsidiaries on the date of such acquisition.

          "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by Holdings or any of its Restricted Subsidiaries to any Person other than Holdings or any of its
     Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of Holdings or any of its Restricted Subsidiaries or (iii) any other property and assets of Holdings or any of its Restricted Subsidiaries outside the ordinary course of business of Holdings or such Restricted Subsidiary and, in each case, that is not governed by the provisions described under "-Merger, Consolidation and Sale of Assets;" provided that the meaning of "Asset Sale" shall not include (A) sales or other dispositions of inventory, receivables and other current assets, and (B) dispositions of assets of Holdings or any of its Restricted Subsidiaries, in substantially simultaneous exchanges for consideration consisting of any combination of cash, Temporary Cash Investments and assets that are used or useful in the telecommunications business of Holdings or its Restricted Subsidiaries, if such consideration has an aggregate fair market value substantially equal to the fair market value of the assets so disposed of; provided, however, that fair market value shall be determined in good faith by the Board of Directors of Holdings, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors delivered to the Transfer Agent.

          "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the date of the Amended Articles, including, without limitation, all Common Stock and preferred stock.

          "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligations" means the discounted present value of the rental obligations under any such Capitalized Lease.

          "ChoiceCom"   means  CSW/ICG  ChoiceCom,   L.P.,  a  Delaware  limited
     partnership.

          "Closing Date" means the date on which the Preferred Stock is originally issued under the Amended Articles.

          "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and
     (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for Holdings and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by Holdings or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

          "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by Holdings or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by Holdings and its Restricted Subsidiaries during such period; excluding, however, without duplication, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted

     Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the 13 1/2% Notes and the warrants issued therewith, the 12 1/2% Notes, the 14 1/4% Preferred Stock, the New Notes and/or the New Preferred Stock, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

          "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of Holdings and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Redeemable
     Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of Holdings or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Holdings or any of its Restricted Subsidiaries against fluctuations in currency values to or under which Holdings or any of its Restricted Subsidiaries is a party or a beneficiary on the Closing Date or becomes a party or a beneficiary thereafter.

          "Event of Default" means a Voting Rights Triggering Event as defined above under "-Voting Rights."

          "FOTI"   means  ICG   Fiber  Optic   Technologies  Inc.,   a  Colorado
     corporation.

          "14 1/4% Preferred Stock" means the 14 1/4% Exchangeable Preferred Stock mandatorily redeemable May 1, 2007 of Holdings, and any shares of preferred stock issued as payment in kind dividends thereon.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of August 8, 1995, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to
     (i) the amortization of any expenses incurred in connection with the offering of the 13 1/2% Notes and the warrants issued therewith, the 12 1/2% Notes, the 14 1/4% Preferred Stock, the New Notes and/or the New Preferred Stock and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Holdings" means ICG Holdings, Inc. and its successors and assigns.

          "Holdings  (Canada)"  means  ICG   Holdings  (Canada),  Inc.  and  its
     successors and assigns.

          "ICG" means ICG Communications, Inc. and its successors and assigns.

          "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables,
     (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the original issue price of such Indebtedness and (ii) that Indebtedness shall not include (A) any amount of money borrowed, at the time of the Incurrence of the related Indebtedness, for the purpose of pre-funding any interest payable on such related Indebtedness or (B) any liability for federal, state, local or other taxes.

          "Indebtedness to EBITDA Ratio" means, as at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of Holdings and its Restricted Subsidiaries on a consolidated basis as at the date of determination (the "Transaction Date") to (ii) the Consolidated EBITDA of Holdings for the then most recent four full fiscal quarters for which reports have been filed pursuant to the "Reports" covenant described above (such four full fiscal quarter period being referred to herein as the "Four Quarter Period"); provided that (x) pro forma effect shall be given to any Indebtedness Incurred from the beginning of the Four Quarter Period through the Transaction Date (including any Indebtedness Incurred on the Transaction Date), to the extent outstanding on the Transaction Date, (y) if during the period commencing on the first day of such Four Quarter Period through the Transaction Date (the "Reference Period"), Holdings or any of the Restricted Subsidiaries shall have engaged in any Asset Sale, Consolidated EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale and any related retirement of Indebtedness as if such Asset Sale and related retirement of Indebtedness had occurred on the first day of such Reference Period or (z) if during such Reference Period Holdings or any of the Restricted Subsidiaries shall have made any Asset Acquisition, Consolidated EBITDA of Holdings shall be calculated on a pro forma basis as if such Asset Acquisition and any related financing had occurred on the first day of such Reference Period. In calculating this ratio for purposes of the Amended Articles, the amount of outstanding Indebtedness shall be deemed to include the liquidation preference of any preferred stock then outstanding.

           "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of Holdings or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described above, (i) "Investment" shall include the fair market value of the assets (net of liabilities) of any Restricted Subsidiary of Holdings at the time that such Restricted Subsidiary of Holdings is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of Holdings and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

          "MTN" means Maritime Telecommunications Network, Inc., a Colorado corporation, and its successors.

          "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to Holdings or any Restricted Subsidiary of Holdings) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of
     (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,
     (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of Holdings and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by Holdings or any Restricted Subsidiary of Holdings as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to Holdings or any Restricted Subsidiary of Holdings) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "New Notes" means the New Notes Due 2007 of Holdings, guaranteed by ICG on a senior unsecured basis and issued on the Closing Date.

          "Offer to Purchase" means an offer to purchase shares of New Preferred Stock by Holdings from the Holders commenced by mailing a notice to the Transfer Agent and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all shares of New Preferred Stock validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any shares of New Preferred Stock not tendered will continue to accrue dividends pursuant to its terms; (iv) that, unless Holdings defaults in the payment of the purchase price, any shares of New Preferred Stock accepted for payment pursuant to the Offer to Purchase shall cease to accrue dividends on and after the Payment Date; (v) that Holders electing to have any shares of New Preferred Stock purchased pursuant to the Offer to Purchase will be required to surrender the shares of New Preferred Stock together with a form entitled "Option of the Holder to Elect Purchase" (the form of which will be mailed with such notice), to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;
     (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the liquidation preference of the shares of New Preferred Stock delivered for purchase and a statement that such Holder is withdrawing his election to have such shares of New Preferred Stock purchased; and (vii) that Holders whose shares of New Preferred Stock are being purchased only in part will be issued new shares of New Preferred Stock equal to the liquidation preference of the unpurchased portion of the shares of New Preferred Stock surrendered; provided that each share of New Preferred Stock purchased and each new share of New Preferred Stock issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, Holdings shall (i) accept for payment on a pro rata basis shares of New Preferred Stock or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all shares of New Preferred Stock or portions thereof, so accepted; and
     (iii) deliver, or cause to be delivered, to the Transfer Agent all shares of New Preferred Stock or portions thereof, so accepted together with an Officers' Certificate specifying the shares of New Preferred Stock or portions thereof accepted for payment by Holdings. The Paying Agent shall promptly mail to the Holders of shares of New Preferred Stock so accepted, payment in an amount equal to the purchase price, and the Transfer Agent shall promptly authenticate and mail to such Holders new shares of New Preferred Stock equal in liquidation preference to any unpurchased portion of the shares of New Preferred Stock surrendered; provided that each share of New Preferred Stock purchased and each new share of New Preferred Stock issued shall be in a principal amount of $1,000 or integral multiples thereof. Holdings will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Transfer Agent shall act as the Paying Agent for an Offer to Purchase. Holdings will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that Holdings is required to repurchase shares of New Preferred Stock pursuant to an Offer to Purchase.

          "Ohio LINX" means ICG Ohio LINX, Inc., an Ohio corporation.

          "Permitted Investment" means (i) an Investment in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, Holdings or a Restricted Subsidiary; provided that such Person's primary business is related, ancillary or complementary to the businesses of Holdings and its Restricted Subsidiaries on the date of such Investment; (ii) a Temporary Cash Investment; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) loans or advances to employees made in the ordinary course of business in accordance with past practice of Holdings or its Restricted Subsidiaries and that do not in the aggregate exceed $2 million at any time outstanding; (v) stock, obligations or securities received in satisfaction of judgments; (vi) Indebtedness of ICG or Holdings (Canada) owed to Holdings, in an amount not to exceed the reasonable expenses of ICG or Holdings (Canada), as the case may be, as a holding company that are actually incurred, and paid, by ICG or Holdings (Canada); provided that such Indebtedness of ICG or Holdings (Canada), as the case may be, is evidenced by an unsubordinated promissory note that provides that it will be paid prior to any mandatory redemption of the New Preferred Stock if such payment would be necessary to effectuate such redemption; and (vii) Investments in an amount not to exceed, at any one time outstanding, all of the Net Cash Proceeds received by Holdings from the sale of Common Stock of ICG (to a person other than one of ICG's Subsidiaries) after the Closing Date.

          "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights of way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of Holdings or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that
     (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the "Incurrence of Indebtedness and Issuance of New Preferred Stock" covenant described above, (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of Holdings and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of Holdings or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of Holdings or any Restricted Subsidiary other than the property or assets acquired; (xii) Liens in favor of Holdings or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against Holdings or any Restricted Subsidiary that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed to protect Holdings or any of its Restricted Subsidiaries from fluctuations in the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Holdings or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of Holdings and its Restricted Subsidiaries prior to the Closing Date; and (xviii) Liens on or sales of receivables.

          "Preferred stock" or "preferred stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date of the Amended Articles, including, without limitation, all series and classes of such preferred or preference stock.

          "Public Equity Offering" means a bona fide underwritten primary public offering of Common Stock of ICG or Holdings pursuant to an effective registration statement under the Securities Act.

          "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the mandatory redemption date of the shares of New Preferred Stock, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the mandatory redemption date of the shares of New Preferred Stock, or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the mandatory redemption date of the shares of New Preferred Stock; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the mandatory redemption date of the shares of New Preferred Stock shall not constitute Redeemable Stock if the "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the "Change of Control" covenant described above and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to Holdings' repurchase of New Preferred Stock as described above under "-Change of Control."

          "Restricted Subsidiary" means any Subsidiary of Holdings other than an Unrestricted Subsidiary.

          "Senior Discount Notes Indenture" means the Indenture dated as March 11, 1997 among Holdings, ICG and the Trustee pursuant to which the New Notes will be issued.

          "StarCom" means StarCom International Optics Corporation, a British Columbia corporation, and its subsidiaries.

          "Strategic    Investor"    means   any    Person   engaged    in   the
     telecommunications business which has a net worth or equity market capitalization of at least $1 billion.

          "Strategic Investor Subordinated Indebtedness" means all Indebtedness of Holdings owed to a Strategic Investor that is contractually subordinate in right of payment to the shares of New Preferred Stock to at least the following extent: no payment of principal (or premium, if any) or interest on or otherwise payable in respect of such Indebtedness may be made (whether as a result of a default or otherwise) prior to the payment in full of all of Holdings' obligations under the shares of New Preferred Stock; provided, however, that prior to the payment of such obligations, interest on Strategic Investor Subordinated Indebtedness may be payable solely in kind or in common stock (other than Redeemable Stock) of ICG or Holdings.

          "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

          "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof, bankers' acceptances with maturities not exceeding 270 days, and overnight bank deposits, in each case issued by or with a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of ICG) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

          "13 1/2% Notes" means the 13 1/2% Senior Discount Notes Due 2005 of Holdings guaranteed by ICG and Holdings (Canada) on a senior unsecured basis.

          "13 1/2% Notes Indenture" means the Indenture dated as of August 8, 1995, as amended, among Holdings, Holdings (Canada) and the Trustee pursuant to which Holdings issued the 13 1/2% Notes.

          "Trade Payables" means, with respect to any person, any accounts payable or any other debt or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Transaction Date" means, with respect to the Incurrence of any Indebtedness by Holdings or any of its Restricted Subsidiaries or the issuance of any Redeemable Stock of Holdings, the date such Indebtedness is to be Incurred or such issuance is to be made and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

          "12 1/2% Notes" means the 12 1/2% Senior Discount Notes due 2006 of Holdings guaranteed by ICG and Holdings (Canada) on a senior unsecured basis.

          "12 1/2% Notes Indenture" means the Indenture dated as of April 30, 1996, as amended, among Holdings, Holdings (Canada) and the Trustee pursuant to which Holdings issued the 12 1/2% Notes.

          "Unrestricted Subsidiary" means (i) any Subsidiary of Holdings that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of Holdings (including any newly acquired or newly formed Subsidiary of Holdings), other than Holdings or a Subsidiary that has given a Subsidiary Guarantee, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Holdings or any Restricted Subsidiary; provided that either
     (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under the "Limitation on Restricted Payments" covenant described above. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Holdings; provided that immediately after giving effect to such designation (x) Holdings could Incur $1.00 of additional Indebtedness under the first paragraph of the "Incurrence of Indebtedness and Issuance of New Preferred Stock" covenant described above and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Transfer Agent by promptly filing with the Transfer Agent a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

          "Wholly Owned" means, with respect to any Subsidiary of any Person, such Subsidiary if 98% or more of the outstanding Capital Stock in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

          "Zycom" means Zycom Corporation, an Alberta, Canada corporation.


                          DESCRIPTION OF EXCHANGE DEBENTURES

          The Exchange Debentures, if issued, will be issued under the Exchange Debenture Indenture among Holdings, ICG, as guarantor, and Norwest Bank Colorado, National Association, as trustee or such other trustee as may qualify under the Trust Indenture Act and be selected by Holdings (the "Trustee"). A copy of the form of Exchange Debenture Indenture is available from Holdings upon request. The terms of the Exchange Debentures include those stated in the Exchange Debenture Indenture and those made part of the Exchange Debenture Indenture by reference to the Trust Indenture Act. Prospective holders of the Exchange Debentures are referred to the Exchange Debenture Indenture and the Trust Indenture Act for a statement of such terms. The following summary of certain provisions of the Exchange Debenture Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act and to all of the provisions of the Exchange Debenture Indenture, including the definitions of certain terms therein and those terms made a part of the Exchange Debenture Indenture by reference to the Trust Indenture Act. The definitions of certain terms used in the Exchange Debenture Indenture and in the following summary are set forth below under "-Certain Definitions." References herein to "$" refers to U.S. dollars.

     GENERAL

          The Exchange Debentures will be general unsecured obligations of Holdings and will be limited in aggregate principal amount to the aggregate liquidation preference of the New Preferred Stock (including shares of Preferred Stock issued in payment of dividends), plus accrued and unpaid dividends, on the date of exchange of the Preferred Stock into Exchange Debentures (plus any additional Exchange Debentures issued in lieu of cash interest as described herein). The Exchange Debentures will be issued in fully registered form only in denominations of $1,000 and integral multiples thereof (other than as described in "Description of Preferred Stock-Exchange" or with respect to additional Exchange Debentures issued in lieu of cash interest as described herein). The Exchange Debentures will be senior subordinated obligations of Holdings, subordinated to all existing and future Senior Indebtedness of Holdings and senior to all subordinated obligations of Holdings.

          Principal of, and premium, if any, and interest on the Exchange Debentures will be payable, and the Exchange Debentures may be presented for registration of transfer or exchange, at the office of the Paying Agent and Registrar. At Holding's option, interest, to the extent paid in cash, may be paid by check mailed to the registered address of Holders of the Exchange Debentures as shown on the register for the Exchange Debentures. The Trustee will initially act as Paying Agent and Registrar. Holdings may change any Paying Agent and Registrar without prior notice to Holders of the Exchange Debentures. Holders of the Exchange Debentures must surrender Exchange Debentures to the Paying Agent to collect principal payments.

          The Exchange Debentures will mature on March 15, 2008. Each Exchange Debenture will bear interest from the Exchange Debenture Issue Date or from the most recent interest payment date to which interest has been paid or provided for. Interest will be payable semiannually in cash (or, on or prior to March 15, 2002, at the option of Holdings, in additional Exchange Debentures, subject to the restrictions contained in the Senior Discount Notes Indenture, the 12 1/2% Notes Indenture, the 13 1/2% Notes Indenture and any other agreement of Holdings, Holdings (Canada) or ICG) in arrears on each March 15 and September 15 commencing with the first such date after the Exchange Debenture Issue Date. Interest on the Exchange Debentures will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed.

          Because of Holding's option through March 15, 2002 to pay interest on the Exchange Debentures by issuing additional Exchange Debentures, any Exchange Debentures issued prior to that date will be treated as issued with OID, unless under special rules for interest holidays the amount of OID is treated as de minimis. See "Certain United States Federal Income Tax Consequences."


         The Exchange Debenture Indenture contains certain covenants which, among other things, restrict the ability of Holdings, ICG and their Restricted Subsidiaries to incur additional indebtedness for, among other things, the acquisition of network assets, inventory and equipment.


          Subject to the covenants in their Indebtedness and applicable law, Holdings and ICG may issue additional Exchange Debentures under the Exchange Debenture Indenture. The Exchange Debentures, together with any Exchange Debentures subsequently issued, will be treated as a single class for all purposes under the Exchange Debenture Indenture.

     GUARANTEE

          Holdings' obligations under the Exchange Debentures will be fully and unconditionally guaranteed (the "Debenture Guarantee") on a senior subordinated basis by ICG (in such context, the "Guarantor"); provided that the Debenture Guarantee shall not be enforceable against the Guarantor in an amount in excess of the net worth of the Guarantor at the time that determination of such net worth is, under applicable law, relevant to the enforceability of such Debenture Guarantee. Such net worth shall include any claim of the Guarantor against Holdings for reimbursement.

     SUBORDINATION AND RANKING


          The Exchange Debentures will be senior subordinated Indebtedness of Holdings, subordinated to the prior payment when due of the principal of, and premium, if any, and accrued and unpaid interest on, all existing and future Senior Indebtedness of Holdings, including the New Notes, and senior to the prior payment when due of the principal of, and premium, if any, and accrued and unpaid interest on, all subordinated Indebtedness of Holdings. ICG's guarantee of the Exchange Debentures will be senior subordinated Indebtedness of ICG, subordinated to the prior payment when due of the principal of, and premium, if any, and accrued and unpaid interest on, all existing and future Senior Guarantor Indebtedness of ICG, including the Note Guarantee, and senior to the prior payment when due of the principal of, and premium, if any and accrued and unpaid interest on, all subordinated Indebtedness of ICG. ICG and Holdings are each holding companies and therefore must rely upon dividend and other payments from their subsidiaries to generate the funds necessary to meet their obligations, including the payment of principal and interest on the Exchange Debentures.


          Upon (a) any distribution to creditors of Holdings in a liquidation or dissolution of Holdings or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Holdings or its property or
     (b) an assignment for the benefit of creditors or any marshalling of Holdings' assets and liabilities, the holders of Senior Indebtedness shall be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before holders of the Exchange Debentures shall be entitled to receive any payment with respect to the Exchange Debentures. Until all Obligations with respect to Senior Indebtedness are paid in full, any distribution to which holders of the Exchange Debentures would be entitled shall be made to holders of Senior Indebtedness. Notwithstanding the foregoing, holders of the Exchange Debentures may receive securities that are subordinated, at least to the same extent as the Exchange Debentures, to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness.

          In addition, Holdings may not make any payment upon or in respect of the Exchange Debentures (except in such subordinated securities) if (a) a default in the payment of any principal, premium, if any, interest or other Obligations with respect to any Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period (whether upon maturity, as a result of acceleration or otherwise) or (b) any other default occurs and is continuing with respect to any Designated Senior Indebtedness that permits holders of such Designated Senior Indebtedness to accelerate its maturity, and Holdings and the Trustee receive a notice of such default (a "Payment Blockage Notice") from the holders, or from the trustee, agent or other representative of the holders, of any such Designated Senior Indebtedness. Payments on the Exchange Debentures may and shall be resumed upon the earlier of (i) the date upon which the default is cured or waived or (ii) in the case of a default referred to in clause (b) above, 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated. No new period of payment blockage may be commenced within 360 days after the receipt by the Trustee of any prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

          Upon (a) any distribution to creditors of ICG in a liquidation or dissolution of ICG or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to ICG or its property or (b) an assignment for the benefit of creditors or any marshalling of ICG's assets and liabilities, the holders of Senior Guarantor Indebtedness shall be entitled to receive payment in full of all Obligations due in respect of such Senior Guarantor Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Guarantor Indebtedness) before holders of the Exchange Debentures shall be entitled to receive any payment with respect to the Exchange Debentures. Until all Obligations with respect to Senior Guarantor Indebtedness are paid in full, any distribution to which holders of the Exchange Debentures would be entitled shall be made to holders of Senior Guarantor Indebtedness. Notwithstanding the foregoing, holders of the Exchange Debentures may receive securities that are subordinated, at least to the same extent as the Exchange Debentures, to Senior Guarantor
     Indebtedness and any securities issued in exchange for Senior Guarantor Indebtedness.

          ICG may not make any payment upon or in respect of its Debenture Guarantee (except in subordinated securities described in the second paragraph above) if (a) a default in the payment of any principal, premium, if any, interest or other Obligations with respect to any Designated Senior Guarantor Indebtedness occurs and is continuing beyond any applicable grace period (whether upon maturity, as a result of acceleration or otherwise) or
     (b) any other default occurs and is continuing with respect to any Designated Senior Guarantor Indebtedness that permits holders of such Designated Senior Guarantor Indebtedness to accelerate its maturity, and ICG and the Trustee receive a notice of such default (a "Guarantor Payment Blockage Notice") from the holders, or from the trustee, agent or other representative of the holders, of any such Designated Senior Guarantor Indebtedness. Payments on the Exchange Debentures may and shall be resumed upon the earlier of (i) the date upon which the default is cured or waived or (ii) in the case of a default referred to in clause (b) above, 179 days after the date on which the applicable Guarantor Payment Blockage Notice is received, unless the maturity of any Designated Senior Guarantor Indebtedness has been accelerated. No new period of payment blockage may be commenced within 360 days after the receipt by the Trustee of any prior Guarantor Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Guarantor Payment Blockage

     Notice to the Trustee shall be, or be made, the basis for a subsequent Guarantor Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

          The Exchange Debenture Indenture will further require that Holdings promptly notify holders of Senior Indebtedness if payment on the Exchange Debentures is accelerated because of an Event of Default.

          "Designated Senior Indebtedness" under the Exchange Debenture Indenture is defined to mean the Indebtedness specified in clause (i)(A) of the definition of Senior Indebtedness and any Indebtedness constituting Senior Indebtedness that, at the date of determination, has an aggregate principal amount of at least $25 million and that is specifically designated by Holdings in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

          "Designated Senior Guarantor Indebtedness" under the Exchange Debenture Indenture is defined to mean the Indebtedness specified in clause
     (i)(A) of the definition of Senior Guarantor Indebtedness and any Indebtedness constituting Senior Guarantor Indebtedness that, at the date of determination, has an aggregate principal amount of at least $25 million and that is specifically designated by the Guarantor in the instrument creating or evidencing such Senior Guarantor Indebtedness as "Designated Guarantor Senior Indebtedness."

          "Senior Guarantor Indebtedness" means (i) Indebtedness of the Guarantor under its Guarantee of the New Notes and its Guarantee under the Senior Discount Notes Indenture, its Guarantee of the 13 1/2% Notes and the 12 1/2% Notes and its Guarantee under the 13 1/2% Notes Indenture and the 12 1/2% Notes Indenture and all fees, expenses and indemnities payable in connection with any of the foregoing and (ii) all other Indebtedness of the Guarantor (other than the Debenture Guarantee), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the Debenture Guarantee; provided that the term "Senior Guarantor Indebtedness" shall not include (a) any Indebtedness of the Guarantor that, when Incurred and without respect to any election under
     Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Guarantor, (b) any Indebtedness of the Guarantor to a Subsidiary of the Guarantor or to a joint venture in which the Guarantor has an interest,
     (c) any Indebtedness of the Guarantor, to the extent not permitted by the "Limitation on Indebtedness" or the "Senior Subordinated Indebtedness" covenants described below, (d) any repurchase, redemption or other obligation in respect of Redeemable Stock, (e) any Indebtedness to any employee of the Guarantor or any of its Subsidiaries, (f) any liability for federal, state, local or other taxes owed or owing by the Guarantor, (g) the Guarantor's obligations with respect to the Convertible Subordinated Notes or (h) any trade payables. Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of the Guarantor at the rate provided for in the document governing such Senior Guarantor Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under federal bankruptcy law.

          "Senior Indebtedness" means (i) Indebtedness of Holdings under the New Notes and the Senior Discount Notes Indenture, the 12 1/2% Notes and the 12 1/2% Notes Indenture, the 13 1/2% Notes and the 13 1/2% Notes Indenture and all fees, expenses and indemnities payable in connection with any of the foregoing and (ii) all other Indebtedness of Holdings (other than the
     Exchange Debentures), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the Exchange Debentures; provided that the term "Senior Indebtedness" shall not include
     (a) any Indebtedness of Holdings that, when Incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to Holdings, (b) any Indebtedness of Holdings to a Subsidiary of Holdings or to a joint venture in which Holdings has an interest, (c) any Indebtedness of Holdings, to the extent not permitted by the "Limitation on Indebtedness" or the "Senior Subordinated Indebtedness" covenants described below, (d) any repurchase, redemption or other obligation in respect of Redeemable Stock, (e) any Indebtedness to any employee of Holdings or any of its Subsidiaries, (f) any liability for federal, state, local or other taxes owed or owing by Holdings or (g) any trade payables. Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of Holdings at the rate provided for in the document governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under federal bankruptcy law.

          As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of the Exchange Debentures may recover less ratably than other creditors of Holdings or ICG. ICG and Holdings are expected to incur substantial amounts of additional indebtedness in the future, subject to compliance with the limitations contained in the Senior Discount Notes Indenture, the 12 1/2% Notes Indenture, the 13 1/2% Notes Indenture and the Exchange Debenture Indenture. See "Risk Factors-Substantial Indebtedness; Ability to Service Debt" and "-Holding Company Reliance on Subsidiaries' Funds; Priority of Creditors; Subordination of Exchange Debentures."

     OPTIONAL REDEMPTION

          The Exchange Debentures will be redeemable at Holdings' option on or after March 15, 2002. Thereafter, the Exchange Debentures will be subject to redemption at the option of Holdings, in whole or in part, at any time upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the redemption date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period beginning on March 15 of the years indicated below:

                                   Year         Percentage
                                   ----         ----------

                               2002  . . . . .     107.0000%
                               2003  . . . . .     104.6667%
                               2004  . . . . .     102.3333%
                               2005 and
                               thereafter. . .     100.0000%

          In addition, at any time on or prior to March 15, 2000, Holdings may, at its option from time to time, redeem Exchange Debentures having an aggregate principal amount of up to 35% of the liquidation preference of the Preferred Stock originally issued at a redemption price equal to 114% of the principal amount thereof, with proceeds of one or more Public Equity Offerings of Common Stock of (A) Holdings or (B) ICG, provided that (i) with respect to the Public Equity Offering referred to in clause (B) above, cash proceeds of such Public Equity Offering in an amount sufficient to effect the redemption of Exchange Debentures to be so redeemed are contributed by ICG to Holdings prior to such redemption and used by Holdings to effect such redemption and (ii) such redemption occurs within 180 days after consummation of such Public Equity Offering.

          If less than all of the Exchange Debentures are to be redeemed at any time, the Trustee shall select the Exchange Debentures to be redeemed on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any); provided that no Exchange Debentures with a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but no more than 60 days before the redemption date to each Holder of Exchange Debentures to be redeemed at its registered address. If any Exchange Debenture is to be redeemed in part only the notice of redemption that related to such Exchange Debenture shall state the portion of the principal amount to be redeemed. A new Exchange Debenture in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Exchange Debenture, and after the redemption date, interest will cease to accrue on the Exchange Debentures called for redemption.

     REPURCHASE OF EXCHANGE DEBENTURES UPON A CHANGE OF CONTROL

          Upon the occurrence of a Change of Control, Holdings will be required (whether or not funds are available therefor) to make an offer (the "Change of Control Offer") to each holder of Exchange Debentures to repurchase all or any part of such holder's Exchange Debentures at a cash purchase price equal to 101% of the aggregate principal amount thereof, plus an amount in cash equal to accumulated and unpaid interest, if any, accrued to the date of purchase. The Change of Control Offer must be made within 30 days following a Change of Control, must remain open for at least 30 and not more than 40 days and must comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations. Notwithstanding the foregoing, Holdings will not be required to make a Change of Control Offer if any of the New Notes, 12 1/2% Notes or 13 1/2% Notes are outstanding upon the occurrence of a Change of Control unless all of the New Notes, 12 1/2% Notes and 13 1/2% Notes tendered pursuant to the "Change of Control Offers" with respect thereto are repurchased as a result of such Change of Control, in which case the date on which all New Notes, 12 1/2% Notes and 13 1/2% Notes (and any other Indebtedness of Holdings having provisions similar to Section 4.04(x) of the Senior Discount Notes Indenture) are so repurchased will, under the Exchange Indenture, be deemed to be the date on which such Change of Control shall have occurred.

          "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock having more than 40% of the voting power of the total Voting Stock of ICG on a fully diluted basis; (ii) individuals who on the Closing Date constitute the Board of Directors of ICG (together with any new directors whose election by the Board of Directors or whose nomination for election by ICG's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or (iii) all of the Common Stock of Holdings is not beneficially owned by ICG.

          None of the provisions in the Exchange Debenture Indenture relating to a purchase upon a Change of Control are waivable by Holdings' Board of Directors. Holdings could, in the future, enter into certain transactions, including certain recapitalizations of Holdings, that would not constitute a Change of Control, but would increase the amount of indebtedness outstanding at such time. If a Change of Control were to occur, Holdings would be obligated to offer to repurchase all of the New Notes, 12 1/2% Notes and 13 1/2% Notes prior to making an offer to repurchase Exchange Debentures, and there can be no assurance that Holdings would have sufficient funds to pay the purchase price for all the Exchange Debentures that Holdings is required to purchase. In the event that Holdings were required to purchase outstanding Exchange Debentures pursuant to a Change of Control Offer, Holdings expects that it would need to seek third-party financing, to the extent it does not have available funds, to meet its purchase obligations. However, there can be no assurance that Holdings would be able to obtain such financing. In addition, Holdings' ability to purchase Exchange Debentures may be limited by other then-existing agreements.

     CERTAIN COVENANTS

      Limitation on Indebtedness

          (a) Under the terms of the Exchange Debenture Indenture, the Guarantor will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Exchange Debentures, the Debenture Guarantee and Indebtedness outstanding on the Exchange Debenture Issue Date); provided that the Guarantor and Holdings may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Indebtedness to EBITDA Ratio would be greater than zero and less than 5:1.

          Notwithstanding the foregoing, the Guarantor and any Restricted Subsidiary (except as specified below) may Incur each and all of the following: (i) Indebtedness of the Guarantor or Holdings outstanding at any time, which Indebtedness generates gross proceeds to the Guarantor or Holdings of up to $900 million, less the gross proceeds of Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below; (ii) Indebtedness to the Guarantor or any of its Wholly Owned Restricted Subsidiaries; provided that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Guarantor or another Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clause (i), (ii), (v),
     (vi), (viii), (ix), (xi) or (xii) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Exchange Debentures or Indebtedness that is pari passu with, or subordinated in right of payment to, the Exchange Debentures or the Debenture Guarantee shall only be permitted under this clause (iii) if (A) in case the Exchange Debentures are refinanced in part or the Indebtedness to be refinanced is pari passu with the Exchange Debentures or the Debenture Guarantee, as the case may be, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Exchange Debentures or the Debenture Guarantee, as the case may be, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Exchange Debentures or the Debenture Guarantee, as the case may be, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Exchange Debentures or the Debenture Guarantee, as the case may be, at least to the extent that the Indebtedness to be refinanced is subordinated to the Exchange Debentures or the Debenture Guarantee, as the case may be and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Guarantor or Holdings be refinanced by means of any Indebtedness of any Restricted Subsidiary of the Guarantor or Holdings, as the case may be, pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Holdings or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of Holdings (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of Holdings for the purpose of financing such acquisition), in a principal amount at maturity not to exceed the gross proceeds actually received by Holdings or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness of the Guarantor or, to the extent the proceeds referred to below are contributed to Holdings, Holdings, not to exceed, at any one time outstanding, twice the amount of Net Cash Proceeds received by the Guarantor after the Closing Date from the issuance and sale of its Capital Stock (other than Redeemable Stock); provided that such Indebtedness does not mature prior to the Stated Maturity of the Exchange Debentures and has an Average Life longer than the Exchange Debentures; (vi) Strategic Investor Subordinated Indebtedness;
     (vii) Indebtedness of the Guarantor or Holdings, to the extent the proceeds thereof are immediately used after the Incurrence thereof to purchase Exchange Debentures or 14 1/4% Exchange Debentures, as the case may be, tendered in an Offer to Purchase made as a result of a Change of Control or a change of control, as the case may be; (viii) Indebtedness of any Restricted Subsidiary of the Guarantor Incurred pursuant to any credit agreement (including equipment leasing or financing agreements) of such Restricted Subsidiary in effect on August 8, 1995 (or any agreement refinancing Indebtedness under such credit agreement), up to the amount of the commitment under such credit agreement on August 8, 1995; (ix) Indebtedness of the Guarantor or Holdings, in an amount not to exceed $100 million at any one time outstanding, consisting of Capitalized Lease
     Obligations with respect to assets that are used or useful in the telecommunications business of the Guarantor or its Restricted Subsidiaries; (x) Indebtedness incurred to defease the Exchange Debentures;
     (xi) Indebtedness of any Person that becomes a Restricted Subsidiary of the Guarantor after the Closing Date, which Indebtedness exists or for which there is a commitment to lend at the time such Person becomes a Restricted Subsidiary, and subsequent Incurrences thereof ("Acquired Indebtedness"), in an accreted amount not to exceed $50 million at any one time outstanding in aggregate for all such Restricted Subsidiaries; provided that such Acquired Indebtedness does not exceed 65% of the consideration (calculated by including the Acquired Indebtedness as part of such consideration) for the acquisition of such Person; (xii) Indebtedness of the Guarantor or Holdings, in an amount not to exceed $30 million at any one time outstanding, consisting of letters of credit and similar arrangements used to support obligations of the Guarantor or any of its Restricted
     Subsidiaries with respect to the acquisition of (by purchase, lease or otherwise), construction of, or improvements on, assets that will be used or useful in the telecommunications business of the Guarantor or its Restricted Subsidiaries; and (xiii) Indebtedness Incurred to finance the cost (including the cost of design, development, construction, installation or integration) of assets, equipment or inventory used or useful in the telecommunications business of the Guarantor or any of its Restricted Subsidiaries that is acquired by the Guarantor or any of its Restricted Subsidiaries after the Closing Date.

          (b) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness or Redeemable Stock described in the above clauses, Holdings, in its sole discretion, shall classify such item of Indebtedness or Redeemable Stock and only be required to include the amount and type of such Indebtedness or Redeemable Stock in one of such clauses.

      Limitation on Restricted Payments

          So long as any of the Exchange Debentures are outstanding, the Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on its Capital Stock (other than dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than Redeemable Stock) of the same class held by such holders or in options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the Guarantor or any of its Restricted Subsidiaries (and other than pro rata dividends or distributions on Common Stock of Restricted Subsidiaries), (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Guarantor or any Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the Guarantor or any of its Wholly Owned Restricted Subsidiaries (except for Capital Stock of ChoiceCom, MTN, StarCom, Ohio LINX, FOTI and Zycom to the extent the consideration therefor consists solely of Common Stock (other than Redeemable Stock) of the Guarantor transferred in compliance with the Securities Act), (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of Holdings or the Guarantor that is subordinated in right of payment to the Exchange Debentures or the Debenture Guarantee, as the case may be; or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Guarantor could not Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant or (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the date of the Exchange Debenture Indenture shall exceed the sum of

     (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of such amount) (determined by excluding income resulting from transfers of assets by the Guarantor or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed pursuant to the "Reports" covenant plus (2) the aggregate Net Cash Proceeds received by the Guarantor after the Closing Date from the issuance and sale permitted by the Exchange Debenture Indenture of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of the Guarantor, or from the issuance to a Person who is not a Subsidiary of the Guarantor of any options, warrants or other rights to acquire Capital Stock of the Guarantor (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Exchange Debentures) plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Guarantor or any Restricted Subsidiary (except to the extent any such payment is included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed the amount of Investments previously made by the Guarantor and its Restricted Subsidiaries in such Person.

          The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Exchange Debentures or the Debenture Guarantee, as the case may be, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of the "Limitation on
     Indebtedness" covenant; (iii) the repurchase, redemption or other acquisition of Capital Stock of the Guarantor or Holdings (or options, warrants or other rights to acquire such Capital Stock) and with respect to any preferred stock, the payment of accrued dividends thereon, in exchange for, or out of the proceeds of a substantially concurrent issuance or sale of, shares of Capital Stock (other than Redeemable Stock) of the Guarantor or Holdings; provided that the redemption of any preferred stock and the payment of accrued dividends thereon pursuant to any mandatory redemption feature thereof and any redemption of any other Capital Stock and with respect to any preferred stock, the payment of accrued dividends thereon (or options, warrants or other rights to acquire such Capital Stock) shall be deemed to be "substantially concurrent" with such issuance and sale if the required notice with respect to such redemption is irrevocably given by a date which is no later than five Business Days after receipt of the proceeds of such issuance and sale and such redemption and payment is consummated within the period provided for in the documents providing for the redemption of such preferred stock or the documents governing the redemption of such other Capital Stock, as the case may be; (iv) the acquisition of Indebtedness of Holdings or the Guarantor which is subordinated in right of payment to the Exchange Debentures or the Debenture Guarantee, as the case may be, in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock of the Guarantor (other than Redeemable Stock); (v) payments or distributions, in the nature of satisfaction of dissenters' rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Exchange Debenture Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of Holdings or the Guarantor;
     (vi) Investments, not to exceed $10 million in aggregate, each evidenced by a senior promissory note payable to Holdings that provides that it will become due and payable prior to (or, in the case of acceleration, concurrently with) any required repayment (including pursuant to an Offer to Purchase in connection with a Change of Control) of the Exchange Debentures; (vii) Investments, not to exceed $5 million in the aggregate, that meet the requirements of clause (vi) above; provided that the Board of Directors of the Guarantor shall have determined, in good faith, that each such Investment under this clause (vii) will enable the Guarantor, Holdings or one of their Restricted Subsidiaries to obtain additional business that it might not be able to obtain without the making of such Investment;
     (viii) with respect to preferred stock permitted to be issued and sold by the "Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant, the payment (A) of dividends on such preferred stock in additional shares of preferred stock and (B) of cash dividends on such preferred stock and accrued interest on unpaid dividends, in each case after May 1, 2001; (ix) the repurchase, in the event of a Change of Control, of preferred stock of Holdings or the Guarantor and Indebtedness of Holdings or the Guarantor into which such preferred stock has been exchanged; provided that prior to repurchasing such preferred stock or Indebtedness, Holdings or the Guarantor, as the case may be, shall have made a Change of Control Offer to repurchase the Exchange Debentures in accordance with the terms of the Exchange Debenture Indenture (and an offer to repurchase other Indebtedness, if required by the terms thereof, in accordance with the indenture or other document governing such other Indebtedness) and shall have accepted and paid for any Exchange Debentures (and other Indebtedness) properly tendered in connection with such Change of Control Offer for the Exchange Debentures or change of control offer for such other Indebtedness; and (x) the issuance of Indebtedness permitted to be issued under the Exchange Debenture Indenture in exchange for preferred stock; provided that the Incurrence of such Indebtedness complies with the "Limitation on Indebtedness" covenant; provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

          Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clauses (ii), (viii)(A) and (x) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clause (iii) or (iv) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. Notwithstanding the foregoing, in the event the proceeds of an issuance of Capital Stock of the Guarantor are used for the redemption, repurchase or other acquisition of the Exchange Debentures, or Indebtedness that is pari passu with or senior to the Exchange Debentures, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of such Indebtedness.

      Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

          So long as any of the Exchange Debentures are outstanding, the Guarantor will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Guarantor or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Guarantor or any other Restricted Subsidiary, (iii) make loans or advances to the Guarantor or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Guarantor or any other Restricted Subsidiary.

          The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Exchange Debenture Issue Date in the Exchange Debenture Indenture or any other agreements in effect on the Exchange Debenture Issue Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Guarantor or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Guarantor or any Restricted Subsidiary not otherwise prohibited by the Exchange Debenture Indenture or
     (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Guarantor or any Restricted Subsidiary in any manner material to the Guarantor or any
     Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or (vi) imposed pursuant to preferred stock of Holdings issued pursuant to clause (vi) of the "Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant, or exchange debentures or exchange notes of Holdings issued in exchange therefor; provided that such restrictions (A) may include a prohibition (x) on payments on Capital Stock upon liquidation, winding-up and dissolution of Holdings and (y) on the payment of dividends on and the making of any distribution on, or the purchase, redemption, retirement or other acquisition for value of, Capital Stock of Holdings if dividends or other amounts on such preferred stock are unpaid and (B) any restrictions imposed pursuant to preferred stock of Holdings other than pursuant to clause (A) shall be no more restrictive than the restrictions contained in the Exchange Debenture Indenture (assuming that references to the Guarantor in the Exchange Debenture Indenture were replaced with references to Holdings). Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Guarantor or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Guarantor or any of its Restricted Subsidiaries that secure Indebtedness of the Guarantor or any of its Restricted Subsidiaries.

      Limitation   on  Issuances  and  Sale   of  Capital  Stock  of  Restricted
      Subsidiaries

          Under the terms of the Exchange Debenture Indenture, the Guarantor will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Guarantor or a Wholly Owned Restricted Subsidiary; (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary; (iv) with respect to Common Stock of ChoiceCom, MTN, StarCom and Zycom; provided that the proceeds of any such sale under clause (iv) shall be applied in accordance with clause (A) or
     (B) of the first paragraph of the "Limitation on Asset Sales" covenant described below; (v) with respect to Common Stock of FOTI; provided that FOTI shall not retain any net proceeds from such sales or issuances in excess of $10 million in the aggregate and any net proceeds in excess of such $10 million shall be received by, or paid promptly by FOTI to, the Guarantor, Holdings or any Wholly Owned Restricted Subsidiary of the Guarantor; and (vi) with respect to (A) preferred stock of Holdings having an initial liquidation preference of up to $250 million and (B) any preferred stock of Holdings issued as dividends on such preferred stock; provided that such preferred stock does not require the payment of cash dividends prior to May 1, 2001.

      Limitation on Issuances of Guarantees by Restricted Subsidiaries

          The Guarantor will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of Holdings or any Indebtedness of the Guarantor ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Exchange Debenture Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Exchange Debentures by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Guarantor, Holdings or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that (x) existed at the time such Person became a Restricted Subsidiary and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) pari passu with the Exchange Debentures or the Debenture Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or
     (B) subordinated to the Exchange Debentures or the Debenture Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed
     Indebtedness is subordinated to the Exchange Debentures or the Debenture Guarantee, as the case may be.

          If, on or prior to the Exchange Debenture Issue Date, any Restricted Subsidiary shall have Guaranteed any Guaranteed Indebtedness, the Guarantor shall cause such Restricted Subsidiary to grant a Subsidiary Guarantee meeting the requirements of the preceding paragraph. Such Subsidiary Guarantee shall be granted on the Exchange Debenture Issue Date.

          Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Guarantor, of all of Holdings' and each Restricted Subsidiary's Capital
     Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Exchange Debenture Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

     Limitation on Transactions with Shareholders and Affiliates

          Under the terms of the Exchange Debenture Indenture, the Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Guarantor or with any Affiliate of the Guarantor or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Guarantor or such Restricted Subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

          The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Guarantor or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Guarantor or such Restricted Subsidiary from a financial point of view;
     (ii) any transaction solely between the Guarantor and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Guarantor, Holdings (Canada) or Holdings who are not
     employees of the Guarantor, Holdings (Canada) or Holdings; (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Guarantor and any other Person with which the Guarantor files a consolidated tax return or with which the Guarantor is part of a consolidated group for tax purposes; or (v) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant. Notwithstanding the foregoing, any transaction covered by the first paragraph of this "Limitation on Transactions with Shareholders and Affiliates" covenant and not covered by clauses (ii) through (iv) of this paragraph, the aggregate amount of which exceeds $2 million in value, must be approved or determined to be fair in the manner provided for in clause
     (i)(A) or (B) above.

      Limitation on Liens

          Under the terms of the Exchange Debenture Indenture, the Guarantor will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Exchange Debentures (or, in the case of a Lien on assets or properties of the Guarantor, the Debenture Guarantee) and all other amounts due under the Exchange Debenture Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Exchange Debentures or the Debenture Guarantee, prior to) the obligation or liability secured by such Lien.

          The foregoing limitation does not apply to (i) Liens existing on the Closing Date; (ii) Liens granted after the Closing Date on any assets or Capital Stock of Holdings (Canada), Holdings or any of their Restricted Subsidiaries created in favor of the Holders; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Guarantor or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Guarantor or such other Restricted Subsidiary;
     (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iii) of the second paragraph of the "Limitation on Indebtedness" covenant; provided that such Liens do not extend to or cover any property or assets of the Guarantor, Holdings or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (v) Liens with respect to assets or properties of any Person that becomes a Restricted Subsidiary after the Closing Date; provided that such Liens do not extend to or cover any assets or properties of the Guarantor or any of its Restricted Subsidiaries other than the assets or properties of such Person subject to such Lien on the date such Person becomes a Restricted Subsidiary; and provided further that such Liens are not incurred in contemplation of, or in connection with, such Person becoming a Restricted Subsidiary; (vi) Permitted Liens; (vii) Liens securing Senior Indebtedness or Senior
     Guarantor Indebtedness; or (viii) Liens, solely in favor of Acquired Indebtedness, on Capital Stock of Persons that become Restricted Subsidiaries of the Guarantor after the Closing Date.

      Merger, Consolidation and Sale of Assets

          Neither Holdings nor the Guarantor shall consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person, Holdings or the Guarantor) shall be issued or distributed to the stockholders of Holdings or the Guarantor) or permit any Person to merge with or into Holdings or the Guarantor unless: (i) Holdings or the Guarantor shall be the continuing Person, or the Person (if other than Holdings or the
     Guarantor) formed by such consolidation or into which Holdings or the Guarantor is merged or that acquired or leased such property and assets of Holdings or the Guarantor shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of Holdings or the Guarantor, as the case may be, and under the Exchange Debenture Indenture;
     (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, Holdings or the Guarantor, as the case may be, or any Person becoming the successor obligor of the Exchange Debentures or the Debenture Guarantee, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Holdings or the Guarantor, as the case may be, immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis Holdings, or any Person becoming the successor obligor of the Exchange Debentures, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; and (v) Holdings delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv) above) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Guarantor, whose determination shall be evidenced by a Board

     Resolution, the principal purpose of such transaction is part of a plan to change the jurisdiction of incorporation of Holdings or the Guarantor to a state of the United States; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

      Limitation on Asset Sales

          Under the terms of the Exchange Debenture Indenture, the Guarantor will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Guarantor or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by the Guarantor or its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of Holdings and its Subsidiaries has been prepared), then the Guarantor shall or shall cause the relevant Restricted Subsidiary to (i) within six months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Guarantor or Holdings, or Indebtedness of any Restricted Subsidiary other than Holdings, in each case owing to a Person other than the Guarantor or any of its Restricted Subsidiaries or
     (B) invest an equal amount, or the amount not so applied pursuant to clause
     (A) (or enter into a definitive agreement committing to so invest within six months after the date of such agreement), in property or assets of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Guarantor and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) apply (no later than the end of the six-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraphs of this "Limitation on Asset Sales" covenant. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such six-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

          If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $10 million, Holdings must commence, not later than the seventy-fifth Business Day following the first day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Exchange Debentures equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the aggregate principal amount of the Exchange Debentures, plus, in each case, accrued interest (if any) to the date of purchase.

     Senior Subordinated Indebtedness

          Neither the Guarantor nor Holdings will incur any Indebtedness, other than the Exchange Debentures or the Debenture Guarantee, respectively, that is expressly made subordinated in right of payment to any Senior Indebtedness or Senior Guarantor Indebtedness, unless such Indebtedness, by its terms and by the terms of any agreement or instrument pursuant to which such Indebtedness is outstanding is expressly made pari passu with, or subordinate in right of payment to, the Exchange Debentures or the Debenture Guarantee, as the case may be, pursuant to provisions substantially similar to those contained in Article Eleven of the Exchange Debenture Indenture; provided that the foregoing limitations shall not apply to distinctions between categories of Senior Indebtedness that exist by reason of any Liens or Guarantees arising or created in respect of some but not all Senior Indebtedness.

     Reports

          So long as any Exchange Debentures are outstanding, Holdings and the Guarantor shall file with the Commission the annual reports, quarterly reports and the information, documents and other reports required to be filed by Holdings with the Commission pursuant to Sections 13 or 15 of the Exchange Act, whether or not Holdings has or is required to have a class of securities registered under the Exchange Act, at the time it is or would be required to file the same with the Commission and, within 15 days after Holdings is or would be required to file such reports, information or documents with the Commission, shall mail such reports, information and documents to the Trustee and to holders of the Exchange Debentures.

     EVENTS OF DEFAULT

          The following events will be defined as "Events of Default" in the Exchange Debenture Indenture: (a) default in the payment of principal of (or premium, if any, on) any Exchange Debenture when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise whether or not such payment is prohibited by Article Eleven of the Exchange Debenture Indenture; (b) default in the payment of interest on any Exchange Debenture when the same becomes due and payable, and such default continues for a period of 30 days whether or not such payment is prohibited by Article Eleven of the Exchange Debenture Indenture; (c) Holdings or the Guarantor defaults in the performance of or breaches any other covenant or agreement of Holdings or the Guarantor in the Exchange Debenture Indenture or under the Exchange Debentures and such default or breach continues for a period of 30 consecutive days after written notice to Holdings by the Trustee or the Holders of 25% or more in aggregate principal amount of the Exchange Debentures; (d) there occurs with respect to any issue or issues of Indebtedness of Holdings, the Guarantor or any Significant Subsidiary having an outstanding principal amount at maturity of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (e) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against Holdings, the Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (f) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of Holdings, the Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Holdings, the Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of Holdings, the Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of Holdings, the Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or (g) Holdings, the Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Holdings, the Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of Holdings, the Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

          If an Event of Default (other than an Event of Default specified in clause (f) or (g) above that occurs with respect to Holdings or the Guarantor) occurs and is continuing under the Exchange Debenture Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Exchange Debentures, then outstanding, by written notice to Holdings (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest, if any, on the Exchange Debentures to be immediately due and payable. Upon a declaration of acceleration, such principal amount, premium, if any, and accrued interest, if any, shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (d) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (d) shall be remedied or cured by Holdings, the Guarantor or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (f) or (g) above occurs with respect to Holdings or the Guarantor, the principal amount of, premium, if any, and accrued interest, if any, on the Exchange Debentures then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Exchange Debentures by written notice to Holdings and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if, among other things, (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and accrued interest on the Exchange Debentures that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "-Modification and Waiver."

          The Holders of at least a majority in aggregate principal amount of the outstanding Exchange Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Exchange Debenture Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Exchange Debentures not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Exchange Debentures. A Holder may not pursue any remedy with respect to the Exchange Debenture Indenture or the Exchange Debentures unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default;
     (ii) the Holders of at least 25% in aggregate principal amount of outstanding Exchange Debentures make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Exchange Debentures do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of an Exchange Debenture to receive payment of the principal of, premium, if any, or accrued interest on, such Exchange Debenture or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Exchange Debentures, which right shall not be impaired or affected without the consent of the Holder.

          The Exchange Debenture Indenture will require certain officers of Holdings and the Guarantor to certify, on or before a date not more than 90 days after the end of each fiscal year of the Guarantor, that a review has been conducted of the activities of Holdings, or the Guarantor, as the case may be, and its Restricted Subsidiaries and Holdings', or the Guarantor's, and its Restricted Subsidiaries' performance under the Exchange Debenture Indenture and that Holdings and the Guarantor have fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. Holdings and the Guarantor will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Exchange Debenture Indenture.

     LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          Holdings may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Exchange Debentures ("legal defeasance"). Such legal defeasance means that Holdings shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Exchange Debentures, except for (a) the rights of Holders of outstanding Exchange Debentures to receive payments in respect of the principal of, and premium, if any, and interest on, such Exchange Debentures when such payments are due, or on the redemption date, as the case may be, (b) Holdings' obligations with respect to the Exchange Debentures concerning issuing temporary Exchange Debentures, registration of Exchange Debentures, mutilated, destroyed, lost or stolen Exchange Debentures and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trust, duties and immunities of the Trustee, and Holdings' obligations in connection therewith and (d) the legal defeasance provisions of the Exchange Debenture Indenture. In addition, Holdings may, at its option and at any time, elect to have the obligations of Holdings released with respect to certain covenants that are described in the Exchange Debenture Indenture ("covenant defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Debentures. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Exchange Debentures.

          In order to exercise  either legal defeasance or  covenant defeasance,
     (i) Holdings must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Exchange Debentures, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, and premium, if any, and interest on, the outstanding Exchange Debentures on the stated maturity or on the applicable optional redemption date, as the case may be, of such principal or installment of principal of, or premium, if any, or interest on, the outstanding Exchange Debentures; (ii) in the case of legal defeasance, Holdings shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) Holdings has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Preferred Stock Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Exchange Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; (iii) in the case of covenant defeasance, Holdings shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Exchange Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit; (v) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Exchange Debenture Indenture or any other material agreement or instrument to which Holdings is a party or by which Holdings is bound; (vi) Holdings shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by Holdings with the intent of preferring the holders of Exchange Debentures over the other creditors of Holdings or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (vii) Holdings shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

     MODIFICATION AND WAIVER

          Modifications and amendments of the Exchange Debenture Indenture may be made by Holdings, the Guarantor and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Exchange Debentures; provided, however, that no such modification or amendment may, without consent of each Holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Exchange Debenture, (ii) reduce the principal amount of, or any premium, if any, payable upon the redemption of, or the rate of interest on, any Exchange Debenture, (iii) adversely affect the right of repayment at the option of any Holder of any Exchange Debenture, (iv) change the currency in which principal of, or premium, if any, or interest on, any Exchange Debenture is payable, (v) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Exchange Debenture, (vi) waive a default in the payment of principal of, premium, if any, or interest on the Exchange Debenture, (vii) reduce the percentage in principal amount of outstanding Exchange Debentures the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Exchange Debenture Indenture or for waiver of certain defaults, (viii) release the Guarantor from its Debenture Guarantee or (ix) modify any of the provisions of Article Eleven of the Exchange Debenture Indenture in a manner adverse to the Holders.

     NO PERSONAL LIABILITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS, DIRECTORS, OR EMPLOYEES

          The Exchange Debenture Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Exchange Debentures or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Holdings or the Guarantor in the Exchange Debenture Indenture, or in any of the Exchange Debentures or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of Holdings or the Guarantor or of any successor Person thereof. Each Holder, by accepting the Exchange Debentures, waives and releases all such liability.

     CONCERNING THE TRUSTEE

          The Exchange Debenture Indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in such Exchange Debenture Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

          The Exchange Debenture Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of Holdings or the Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

     CERTAIN DEFINITIONS

          Set forth below are certain defined terms used in the Exchange Debenture Indenture. Reference is made to the Exchange Debenture Indenture for the full definition of such terms, as well as any other capitalized terms used herein for which no definition is provided.

          "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Guarantor and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Guarantor or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Guarantor or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described above (and in such case, except to the extent includable pursuant to clause
     (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Guarantor or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Guarantor or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;
     (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described above, any amount paid or accrued as dividends on preferred stock of the Guarantor or any Restricted Subsidiary owned by Persons other than the Guarantor and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

          "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Guarantor and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Guarantor and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recently available quarterly or annual consolidated balance sheet of the Guarantor and its Restricted Subsidiaries, prepared in conformity with GAAP.

          "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Asset Acquisition" means (i) an investment by the Guarantor or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Guarantor or shall be merged into or consolidated with the Guarantor or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Guarantor and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Guarantor or any of its Restricted Subsidiaries of the property and assets of any Person other than the Guarantor or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Guarantor and its Restricted Subsidiaries on the date of such acquisition.

          "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by the Guarantor or any of its Restricted Subsidiaries to any Person other than the Guarantor or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Guarantor or any of its Restricted Subsidiaries or (iii) any other property and assets of the Guarantor or any of its Restricted Subsidiaries outside the ordinary course of business of the Guarantor or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Exchange Debenture Indenture applicable to mergers, consolidations and sales of assets of the Guarantor; provided that the meaning of "Asset Sale" shall not include (A) sales or other dispositions of inventory, receivables and other current assets, and (B) dispositions of assets of the Guarantor or any of its
     Restricted  Subsidiaries,  in  substantially  simultaneous   exchanges  for
     consideration consisting of any combination of cash, Temporary Cash Investments and assets that are used or useful in the telecommunications business of the Guarantor or its Restricted Subsidiaries, if such consideration has an aggregate fair market value substantially equal to the fair market value of the assets so disposed of; provided, however, that fair market value shall be determined in good faith by the Board of Directors of ICG, whose determination shall be conclusive and evidenced by a Board Resolution delivered to the Trustee; and provided further that any cash or Temporary Cash Investments received by the Guarantor or any of its Restricted Subsidiaries pursuant to any transaction described in clause (B) above shall be applied in accordance with clause (A) or (B) of the first paragraph of the "Limitation on Asset Sales" covenant described above.

          "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the date of the Exchange Debenture Indenture, including, without limitation, all Common Stock and preferred stock.

          "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligations" means the discounted present value of the rental obligations under such lease.

          "ChoiceCom"  means   CSW/ICG  ChoiceCom,  L.P.,  a   Delaware  limited
     partnership.

          "Closing Date" means the date on which the Preferred Stock is originally issued under the Amended Articles.

          "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and
     (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Guarantor and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Guarantor or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

          "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Guarantor or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Guarantor and its Restricted Subsidiaries during such period; excluding, however, without duplication, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the 13 1/2% Notes and the warrants issued therewith, the 12 1/2% Notes, the 14 1/4% Preferred Stock, the New Notes and/or the Preferred Stock, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

          "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Guarantor and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Redeemable
     Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Guarantor or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

          "Convertible Subordinated Notes" means the 8% Convertible Subordinated Notes and the 7% Convertible Subordinated Notes of Holdings (Canada).

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Guarantor or any of its Restricted Subsidiaries against fluctuations in currency values to or under which the Guarantor or any of its Restricted Subsidiaries is a party or a beneficiary on the date of the Exchange Debenture Indenture or becomes a party or a beneficiary thereafter.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Exchange Debenture Issue Date" means the date the Exchange Debentures are originally issued under the Exchange Debenture Indenture.

          "FOTI"   means  ICG   Fiber  Optic   Technologies  Inc.,   a  Colorado
     corporation.

          "14 1/4% Exchange Debentures" means the 14 1/4% Senior Subordinated Exchange Debentures due 2007 of Holdings which may be issued upon exchange of the 14 1/4% Preferred Stock by Holdings.

          "14 1/4% Preferred Stock" means the 14 1/4% Exchangeable Preferred Stock mandatorily redeemable May 1, 2007 of Holdings, and any shares of preferred stock issued as payment in kind dividends thereon.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of August 8, 1995, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in the Exchange Debenture Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Exchange Debenture Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the 13 1/2% Notes and the warrants issued therewith, the 12 1/2% Notes, the 14 1/4% Preferred Stock, the New Notes and/or the Preferred Stock and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Holdings  (Canada)"  means  ICG   Holdings  (Canada),  Inc.  and  its
     successors and assigns.

          "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term "Incurrence" has a corresponding meaning.

          "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables,
     (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the original issue price of such Indebtedness and (ii) that Indebtedness shall not include (A) any amount of money borrowed, at the time of the Incurrence of the related Indebtedness, for the purpose of pre-funding any interest payable on such related Indebtedness or (B) any liability for federal, state, local or other taxes.

          "Indebtedness to EBITDA Ratio" means, as at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of the Guarantor, Holdings and their Restricted Subsidiaries on a consolidated basis as at the Transaction Date to (ii) the Consolidated EBITDA of the Guarantor for the then most recent four full fiscal quarters for which reports have been filed pursuant to the "Reports" covenant described above (such four full fiscal quarter period being referred to herein as the "Four Quarter
     Period"); provided that (x) pro forma effect shall be given to any Indebtedness Incurred from the beginning of the Four Quarter Period through the Transaction Date (including any Indebtedness Incurred on the Transaction Date), to the extent outstanding on the Transaction Date, (y) if during the period commencing on the first day of such Four Quarter Period through the Transaction Date (the "Reference Period"), the Guarantor, Holdings or any of the Restricted Subsidiaries shall have engaged in any Asset Sale, Consolidated EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale and any related retirement of Indebtedness as if such Asset Sale and related retirement of Indebtedness had occurred on the first day of such Reference Period or (z) if during such Reference Period the Guarantor, Holdings or any of the Restricted Subsidiaries shall have made any Asset Acquisition, Consolidated EBITDA of the Guarantor shall be calculated on a pro forma basis as if such Asset Acquisition and any related financing had occurred on the first day of such Reference Period. In calculating this ratio for purposes of the Amended Articles, the amount of outstanding Indebtedness shall be deemed to include the liquidation preference of any preferred stock then outstanding.

         "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Guarantor or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described above, (i) "Investment" shall include the fair market value of the assets (net of liabilities) of any Restricted Subsidiary of the Guarantor at the time that such Restricted Subsidiary of the Guarantor is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Guarantor and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

          "MTN" means Maritime Telecommunications Network, Inc., a Colorado corporation, and its successors.

          "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Guarantor or any Restricted Subsidiary of the Guarantor) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of
     (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,
     (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Guarantor and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Guarantor or any Restricted Subsidiary of the Guarantor as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Guarantor or any Restricted
     Subsidiary of the Guarantor) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "New Notes" means the New Notes Due 2007 of Holdings, guaranteed by ICG on a senior unsecured basis and issued on the Closing Date.

          "Offer to Purchase" means an offer to purchase Exchange Debentures by Holdings from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Exchange Debentures validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");
     (iii) that any Exchange Debenture not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless Holdings defaults in the payment of the purchase price, any Exchange Debenture accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have an Exchange Debenture purchased pursuant to the Offer to Purchase will be required to surrender the Exchange Debenture, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Exchange Debenture completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Exchange Debentures delivered for purchase and a statement that such Holder is withdrawing his election to have such Exchange Debentures purchased; and (vii) that Holders whose Exchange Debentures are being purchased only in part will be issued new Exchange Debentures equal in principal amount to the unpurchased portion of the Exchange Debentures surrendered; provided that each Exchange Debenture purchased and each new Exchange Debenture issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, Holdings shall (i) accept for payment on a pro rata basis Exchange Debentures or portions thereof tendered pursuant to an Offer to Purchase;
     (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Exchange Debentures or portions thereof, so accepted; and
     (iii) deliver, or cause to be delivered, to the Trustee or Transfer Agent, as the case may be, all Exchange Debentures or portions thereof, so accepted together with an Officers' Certificate specifying the Exchange Debentures or portions thereof accepted for payment by Holdings. The Paying Agent shall promptly mail to the Holders of Exchange Debentures so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Exchange Debenture equal in principal amount to any unpurchased portion of the Exchange Debenture surrendered; provided that each Exchange Debenture purchased and each new Exchange Debenture issued shall be in a principal amount of $1,000 or integral multiples thereof. Holdings will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. Holdings will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that Holdings is required to repurchase Exchange Debentures pursuant to an Offer to Purchase.

          "Ohio LINX" means ICG Ohio LINX, Inc., an Ohio corporation.

          "Permitted Investment" means (i) an Investment in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Guarantor or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of the Guarantor and its Restricted Subsidiaries on the date of such Investment; (ii) a Temporary Cash Investment; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) loans or advances to employees made in the ordinary course of business in accordance with past practice of the Guarantor or its Restricted Subsidiaries and that do not in the aggregate exceed $2 million at any time outstanding; (v) stock, obligations or securities received in satisfaction of judgments; and (vi) Investments in an amount not to exceed, at any one time outstanding, all of the net cash proceeds received by the Guarantor from the sale of its Common Stock (to a Person other than one of its Subsidiaries) after the Closing Date.

          "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure
     the  performance   of  tenders,  bids,  leases,   statutory  or  regulatory
     obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights of way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Guarantor or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that
     (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the "Limitation on Indebtedness" covenant described above, (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the
     later   of  the  acquisition,   the  completion  of   construction  or  the
     commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;
     (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Guarantor and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Guarantor or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Guarantor or any Restricted Subsidiary other than the property or assets acquired; (xii) Liens in favor of the Guarantor or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Guarantor or any Restricted Subsidiary of the Guarantor that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed to protect the Guarantor or any of its Restricted Subsidiaries from fluctuations in the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Guarantor or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Guarantor and its Restricted Subsidiaries prior to the Closing Date; and (xviii) Liens on or sales of receivables.

          "Preferred stock" or "preferred stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date of the Exchange Debenture Indenture, including, without limitation, all series and classes of such preferred or preference stock.

          "Public Equity Offering" means a bona fide underwritten primary public offering of Common Stock of Holdings or ICG pursuant to an effective registration statement under the Securities Act.

          "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Exchange Debentures, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Exchange Debentures, or (iii) convertible into or exchangeable for Capital Stock referred to in clause
     (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Exchange Debentures; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Exchange Debentures shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Exchange Debentures upon a Change of Control" covenants described above and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Guarantor's or Holdings' repurchase of such Exchange Debentures, as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Exchange Debentures upon a Change of Control" covenants described above.

          "Restricted Subsidiary" means any Subsidiary of the Guarantor other than an Unrestricted Subsidiary.

          "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary of the Guarantor that, together with its
     Subsidiaries, (i) for the most recent fiscal year of the Guarantor, accounted for more than 10% of the consolidated revenues of the Guarantor and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Guarantor and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Guarantor for such fiscal year.

          "StarCom" means StarCom International Optics Corporation, a British Columbia corporation, and its subsidiaries.

          "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

          "Strategic    Investor"   means    any    Person   engaged    in   the
     telecommunications business which has a net worth or equity market capitalization of at least $1 billion.

          "Strategic Investor Subordinated Indebtedness" means all Indebtedness of Holdings owed to a Strategic Investor that is contractually subordinate in right of payment to the Exchange Debentures to at least the following extent: no payment of principal (or premium, if any) or interest on or otherwise payable in respect of such Indebtedness may be made (whether as a result of a default or otherwise) prior to the payment in full of all of the Guarantor's and Holdings' obligations under the Exchange Debentures; provided, however, that prior to the payment of such obligations, interest on Strategic Investor Subordinated Indebtedness may be payable solely in kind or in Common Stock (other than Redeemable Stock) of the Guarantor.

          "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

          "Temporary Cash  Investment" means  any of  the following:  (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof, bankers' acceptances with maturities not exceeding 270 days, and overnight bank deposits, in each case issued by or with a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Guarantor) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

          "13 1/2% Notes" means the 13 1/2% Senior Discount Notes Due 2005 of Holdings guaranteed by Holdings (Canada) and ICG on a senior unsecured basis.

          "13 1/2% Notes Indenture" means the Indenture dated as of August 8, 1995, as amended, among Holdings, Holdings (Canada) and the Trustee pursuant to which Holdings issued the 13 1/2% Notes.

          "Trade Payables" means, with respect to any person, any accounts payable or any other debt or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Guarantor or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

          "12 1/2% Notes" means the 12 1/2% Senior Discount Notes due 2006 of Holdings guaranteed by Holdings (Canada) and ICG on a senior unsecured basis.

          "12 1/2% Notes Indenture" means the Indenture dated as of April 30, 1996, as amended, among Holdings, Holdings (Canada) and the Trustee pursuant to which Holdings issued the 12 1/2% Notes.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Guarantor that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of the Guarantor (including any newly acquired or newly formed Subsidiary of the Guarantor), other than Holdings or a Subsidiary that has given a Subsidiary Guarantee, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Guarantor or any Restricted Subsidiary; provided that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under the "Limitation on Restricted Payments" covenant described above. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Guarantor; provided that immediately after giving effect to such designation (x) the Guarantor could Incur $1.00 of additional Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant described above and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

          "Wholly Owned" means, with respect to any Subsidiary of any Person, such Subsidiary if 98% or more of the outstanding Capital Stock in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

          "Zycom" means Zycom Corporation, an Alberta, Canada corporation.

               CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS


          Reid & Priest LLP, counsel to the Company, has advised the Company that the following summary as to legal matters expresses their opinion as to the material anticipated federal income tax consequences of the purchase, ownership and disposition of the New Notes, the New Preferred Stock and the Exchange Debentures. Except where noted, it deals only with New Notes, New Preferred Stock and Exchange Debentures held as capital assets by United States Holders and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding New Notes, New Preferred Stock or Exchange Debentures as a part of a hedging or conversion transaction or a straddle or United States Holders whose "functional currency" is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, including final Treasury regulations addressing debt instruments issued with original issue discount (the "OID Regulations"), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. In addition, the discussion below includes certain matters as to which Holdings has made determinations which it believes are accurate. ALL PROSPECTIVE PURCHASERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS
     REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NEW NOTES, THE NEW PREFERRED STOCK OR THE EXCHANGE DEBENTURES.

     EXCHANGE OF NEW PREFERRED STOCK OR NEW NOTES


          An exchange of the New Preferred Stock for the Old Preferred Stock, or the New Notes for the Old Notes will not constitute a taxable event for U.S. federal income tax purposes because the New Preferred Stock will not be considered to differ materially in kind or extent from the Old Preferred Stock and the New Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Preferred Stock received by a holder will be treated as a continuation of the Old Preferred Stock in the hands of such holder and the New Notes will be treated as a continuation of the Old Notes in the hands of such holder. As a result, holders who exchange their Old Preferred Stock for New Preferred Stock or their Old Notes for New Notes will not recognize any income, gain or loss for U.S. federal income tax purposes with respect to such exchange. The following discussion assumes that an exchange of New Preferred Stock for Old Preferred Stock or an exchange of New Notes for Old Notes will not be treated as an exchange for federal income tax purposes.


     TAX CONSEQUENCES TO UNITED STATES HOLDERS

          As used herein, a "United States Holder" means a beneficial owner that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust the administration of which is subject to the primary supervision of a court within the United States and for which one or more fiduciaries have the authority to control all substantial decisions. An individual may, subject to certain exceptions, be deemed to be a resident (as opposed to a non-resident alien) of the United States by virtue of being present in the United States on at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). A "Non-United States Holder" is a holder that is not a United States Holder.

     DIVIDENDS ON THE NEW PREFERRED STOCK

          Distributions of cash or of additional New Preferred Stock on the New Preferred Stock will be treated as dividends to United States Holders to the extent of Holdings' current and accumulated earnings and profits as determined under federal income tax principles. The amount of Holdings' earnings and profits at any time will depend upon the future actions and financial performance of Holdings. The amount of a distribution of additional New Preferred Stock will equal the fair market value New Preferred Stock distributed on the date of the distribution.


          Holdings has determined that it does not presently have any current or accumulated earnings and profits. Consequently, unless Holdings generates earnings and profits in the future, distributions with respect to the New Preferred Stock may not qualify as dividends for federal income tax purposes. To the extent that the amount of a distribution on the New
     Preferred Stock exceeds Holdings' current and accumulated earnings and profits, such distributions will be treated as a nontaxable return of capital and will be applied against and reduce the adjusted tax basis of the New Preferred Stock in the hands of each United States Holder (but not below zero), thus increasing the amount of any gain (or reducing the amount of any loss) which would otherwise be realized by such United States Holder upon the sale or other taxable disposition of such New Preferred Stock. The amount of any such distribution which exceeds the adjusted tax basis of the New Preferred Stock in the hands of the United States Holder will be treated as capital gain and will be either long-term or short-term capital gain depending on the United States Holder's holding period for the New Preferred Stock.


          Under Section 243 of the Code, corporate United States Holders generally will be able to deduct 70% of the amount of any distribution qualifying as a dividend. There are, however, many exceptions and restrictions relating to the availability of such dividends-received deduction. Section 246A of the Code reduces the dividends-received deduction allowed to a corporate United States Holder that has incurred indebtedness "directly attributable" to its investment in portfolio stock.
     Section 246(c) of the Code requires that, in order to be eligible for the dividends-received deduction, a corporate United States Holder must generally hold the shares of New Preferred Stock for a 46-day minimum holding period or a 91-day period in certain circumstances. A taxpayer's holding period for these purposes is suspended during any period in which a United States Holder has certain options or contractual obligations with respect to substantially identical stock or holds one or more other positions with respect to substantially identical stock that diminishes the risk of loss from holding the New Preferred Stock. A proposal in President Clinton's fiscal 1998 budget plan would (i) reduce the dividends-received deduction from 70% to 50%, and (ii) modify the manner in which the 46 or 91 -day minimum holding period is determined. In addition, another proposal in President Clinton's fiscal 1998 budget plan would eliminate the dividends received deduction for certain limited term preferred stock such as the New Preferred Stock. It is unclear whether and in what form such proposals will be enacted.

          Under Section 1059 of the Code a corporate United States Holder is required to reduce its tax basis (but not below zero) in the New Preferred Stock by the nontaxed portion of any "extraordinary dividend" if such stock has not been held for more than two years before the earliest of the date such dividend is declared, announced or agreed to. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction provisions of Section 243 of the Code. An extraordinary dividend on the New Preferred Stock generally would be a dividend that (i) equals or exceeds 5% of the corporate United States Holder's adjusted tax basis in the New Preferred Stock, treating all dividends having ex-dividend dates within an 85-day period as one dividend or (ii) exceeds 20% of the corporate United States Holder's adjusted tax basis in such stock, treating all dividends having ex-dividend dates within a 365-day period as one dividend. In determining whether a dividend paid on the New Preferred Stock is an extraordinary dividend, a corporate United States Holder may elect to substitute the fair market value of the New Preferred Stock for such United States Holder's tax basis for purposes of applying these tests, provided such fair market value is established to the satisfaction of the Secretary of Treasury as of the day before the ex-dividend date. An extraordinary dividend also currently includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of Holdings, regardless of the stockholder's holding period and regardless of the size of the dividend, including a redemption pursuant to Holdings' right to redeem the New Preferred Stock for cash or exchange the New Preferred Stock for Exchange Debentures. If any part of the nontaxed portion of an extraordinary dividend is not applied to reduce the corporate United States Holder's tax basis as a result of the limitation on reducing such basis below zero, such part will be treated as gain upon sale or exchange of the New Preferred Stock. However, a proposal in President Clinton's fiscal 1998 budget plan would require gain on the nontaxed portion of an extraordinary dividend to be recognized at the time when the extraordinary dividend is paid rather than at the time of the sale or exchange of the New Preferred Stock to the extent the basis of the New Preferred Stock with respect to which any extraordinary dividend is received would be reduced below zero. It is unclear whether and in what form such legislation will be enacted. Special rules exist with respect to extraordinary dividends for "qualified preferred dividends." A qualified preferred dividend is any fixed dividend payable with respect to any share of stock which (i) provides for fixed preferred dividends payable not less frequently than annually and (ii) is not in arrears as to dividends at the time the United States Holder acquires such stock. A qualified preferred dividend does not include any dividend payable with respect to any share of stock if the actual rate of return of such stock exceeds 15%. Section 1059 does not apply to qualified preferred dividends if the corporate United States Holder holds such stock for more than five years. If the United States Holder disposes of such stock before it has been held for more than five years, the amount subject to extraordinary dividend treatment with respect to qualified preferred dividends is limited to the excess of the actual rate of return over the stated rate of return. Actual or stated rates of return are the actual or stated dividends expressed as a percentage of the lesser of (1) the United States Holder's tax basis in such stock or (2) the liquidation preference of such stock. CORPORATE UNITED STATES HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE POSSIBLE APPLICATION OF SECTION 1059 TO THEIR OWNERSHIP AND DISPOSITION OF THE NEW PREFERRED STOCK.

          A corporate United States Holder's liability for alternative minimum tax may be affected by the portion of the dividends received which such corporate United States Holder deducts in computing taxable income. This results from the fact that corporate stockholders are required to increase alternative minimum taxable income by 75% of the excess of current earnings and profits (with certain adjustments) over alternative minimum taxable income (determined without regard to earnings and profit adjustments or the alternative tax net operating loss deduction).

     REDEMPTION PREMIUM

          Under Section 305(c) of the Code and the applicable Treasury regulations thereunder, if the redemption price of New Preferred Stock exceeds its issue price, the difference ("redemption premium") may be taxable as a constructive distribution of additional New Preferred Stock to the United States Holder (treated as a dividend to the extent of Holdings' current and accumulated earnings and profits and otherwise subject to the treatment described above for distributions) over a certain period. Because the New Preferred Stock provides for an optional right of redemption by Holdings at a price in excess of the issue price, United States Holders could be required to recognize such redemption premium under a constant interest rate method similar to that described below for accruing OID (see "-Original Issue Discount") if, based on all of the facts and circumstances, the optional redemption is more likely than not to occur. If stock may be redeemed at more than one time, the time and price at which such redemption is most likely to occur must be determined based on all of the facts and circumstances. Applicable Treasury regulations provide a "safe harbor" under which a right to redeem will not be treated as more likely than not to occur if (i) the issuer and the United States Holder are not related within the meaning of the Treasury regulations; (ii) there are no plans, arrangements or agreements that effectively require or are intended to compel the issuer to redeem the stock (disregarding, for this purpose, a separate mandatory redemption) and (iii) exercise of the right to redeem would not reduce the yield of the stock, as determined under the Treasury regulations. Further, the Treasury regulations provide that such redemption premium is not taxable as a constructive distribution if it is solely in the nature of a penalty for premature redemption. A redemption premium is solely in the nature of a penalty for premature redemption if it is paid as a result of changes in economic or market conditions over which neither the issuer nor the holder have control. Regardless of whether the optional redemption is more likely than not to occur or whether the redemption premium is solely in the nature of a penalty for premature redemption, constructive dividend treatment will not result if the redemption premium does not exceed a de minimis amount. Based on the Treasury regulations, Holdings intends to take the position that the existence of Holdings' optional redemption right does not result in a constructive distribution to the United States Holders.

     REDEMPTION AND EXCHANGE FOR EXCHANGE DEBENTURES

          A redemption of shares of the New Preferred Stock for cash or an exchange of the New Preferred Stock for Exchange Debentures will be a taxable transaction on which a United States Holder will generally recognize capital gain or loss (except to the extent of amounts received on the exchange that are attributable to declared dividends, which will be treated in the same manner as distributions described above) provided that the redemption (i) results in complete termination of the holder's stock interest in Holdings or (ii) results in a "meaningful reduction" in a United States Holder's stock interest in Holdings. Whether a redemption will result in a meaningful reduction depends on the particular holder's facts and circumstances. In determining whether a United States Holder's interest in Holdings has been reduced or terminated, the holder is deemed, under the constructive ownership rules of Section 302(c) of the Code, to own any shares of Holdings' stock that are owned, or deemed owned, by certain related persons and entities and any shares that such holder, or related person or entity, has the right to acquire by exercise of an option. If the redemption of the New Preferred Stock does not result in a complete termination or meaningful reduction, as described above, the transaction would be treated as a distribution of cash or Exchange Debentures, as the case may be. Such distribution will be treated in the same manner as distributions described above. However, corporate holders should be aware that to the extent such distribution is treated as a dividend it would be an extraordinary dividend under Section 1059 of the Code. If the redemption of the New Preferred Stock does result in a complete termination or meaningful reduction, the gain or loss recognized on such exchange will generally be equal to the difference between the amount realized by the United States Holder of the New Preferred Stock and such United States Holder's adjusted tax basis in the New Preferred Stock surrendered in the redemption.

          In the case of a redemption for cash, the amount realized will be the cash received on the redemption. In the case of an exchange of New Preferred Stock for Exchange Debentures, the amount realized on receipt of the Exchange Debenture would be equal to the "issue price" of the Exchange Debenture. Thus, the amount realized on the exchange will be equal to the issue price of the Exchange Debentures plus any cash received on the exchange (other than cash received with respect to declared dividends). The issue price of an Exchange Debenture would be equal to its fair market value if as of the exchange date the Exchange Debentures or the New Preferred Stock are traded on an established securities market on or at any time during the 60-day period ending 30 days after the exchange date. If neither the New Preferred Stock nor the Exchange Debentures are so traded, the issue price of the Exchange Debentures would be the stated principal amount of the Exchange Debentures provided that the yield on the Exchange Debentures is equal to or greater than the "applicable federal rate" in effect at the time the Exchange Debenture is issued. If the yield on the Exchange Debentures is less than such applicable federal rate, its issue price under Section 1274 of the Code would be equal to the present value as of the issue date of all payments to be made on the Exchange Debentures, discounted at the applicable federal rate. It cannot be determined at the present time whether the New Preferred Stock or the Exchange Debentures will be, at the relevant time, traded on an established securities market within the meaning of the OID Regulations.

          Depending upon a United States Holder's particular circumstances, the tax consequences of holding Exchange Debentures may be less advantageous than the tax consequences of holding New Preferred Stock because, for example, payments of interest on the Exchange Debentures will not be eligible for any dividends-received deduction that may be available to corporate United States Holders and because, as discussed below, the Exchange Debentures may be issued with OID.

     PAYMENTS OF INTEREST ON THE NEW NOTES AND EXCHANGE DEBENTURES

          The stated interest on a New Note and, if issued with OID, an Exchange Debenture will not be treated as interest for federal income tax purposes, but instead will be subject to the OID rules described below. If the Exchange Debentures are not issued with OID, then interest on an Exchange Debenture generally will be includible in a United States Holder's income as ordinary income under the Holder's method of accounting.

          In the event ICG makes interest payments to a United States Holder pursuant to the Note Guarantee or the Debenture Guarantee, such Holder will be required to include in income, as ordinary income, any such amounts.

     ORIGINAL ISSUE DISCOUNT

          The New Notes were, and the Exchange Debentures, if issued in exchange for New Preferred Stock, may be, issued with OID, as further discussed below. United States Holders of New Notes or Exchange Debentures issued with OID will be subject to special tax accounting rules, as described in greater detail below. Holders of such New Notes or Exchange Debentures should be aware that they generally must include OID in gross income for federal income tax purposes on an annual basis under a constant yield accrual method. As a result, Holders will include OID in income in advance of the receipt of cash attributable to that income. However, United States Holders of New Notes or Exchange Debentures issued with OID generally will not be required to include separately in income cash payments received on such Notes or Debentures, even if denominated as interest, to the extent such payments do not constitute qualified stated interest (as defined below). The New Notes and Exchange Debentures issued with OID will be referred to as "Original Issue Discount Debentures." Holdings will report to United States Holders of New Notes on a timely basis the reportable amount of OID and interest income based on its understanding of applicable law and, if any Exchange Debentures are issued with OID, Holdings will report such amounts to United States Holders of such Debentures. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE CONSEQUENCES OF OWNING EXCHANGE DEBENTURES.

          The amount of OID, if any, on a debt instrument is the excess of its "stated redemption price at maturity" over its "issue price," subject to a statutorily defined de minimis exception. The "issue price" of a debt instrument issued for cash is equal to the first price (excluding sales to bond houses and brokers) at which price a substantial amount of such debt instruments are sold. The "stated redemption price at maturity" of a debt instrument is the sum of its principal amount plus all other payments required thereunder, other than payments of "qualified stated interest" (defined generally as stated interest that is unconditionally payable in cash or in property (other than the debt instruments of the issuer), at least annually at a single fixed rate that appropriately takes into account the length of intervals between payments).

          Because interest on the New Notes is not payable until September 15, 2002, the stated interest on the New Notes will not be treated as qualified stated interest. In addition, the New Notes were issued at a price that was less than their stated principal amount. As a result, the New Notes will be treated as having been issued with OID equal to the excess of their stated redemption price at maturity (which will be equal to the sum of the principal amount plus all payments of stated interest) over the issue price of the Old Notes (which will be equal to the initial price at which a substantial amount of Old Notes were sold (excluding sales to bond houses and brokers)).

          Because Holdings has the option through March 15, 2002 to pay interest on the Exchange Debentures by issuing additional Exchange Debentures, if any Exchange Debentures are issued on or prior to that date none of the stated interest on the Exchange Debentures would be treated as qualified stated interest unless under special rules for interest holidays the amount of OID is treated as de minimis. Any Exchange Debentures so issued would be treated as having been issued with OID equal to the excess of their stated redemption price at maturity (which will be equal to the sum of the principal amount plus all payments of stated interest) over their issue price (which will be as described under the "-Redemption and Exchange for Exchange Debentures", above). Any additional Exchange Debentures issued in lieu of cash would not be treated as debt instruments separate from the Exchange Debentures upon which they were issued, but instead are aggregated with such Exchange Debentures.

          The right to issue additional Exchange Debentures in lieu of paying cash interest through March 15, 2002 is treated for purposes of the original issue discount provisions of the Code as an option to defer the interest payments on the Exchange Debentures until maturity. Treasury regulations provide that in the case of a debt instrument that provides the issuer with an unconditional option or options exercisable during the term of the debt instrument that, if exercised, require payments to be made on the debt instrument under an alternative payment schedule, the yield and maturity of such debt instrument for purposes of calculating OID are determined by assuming the issuer exercises or does not exercise the option in a manner that minimizes the yield on the debt instrument.

          If the issue price of the Exchange Debentures is equal to their principal amount, the yield to maturity of the Exchange Debentures if the option to pay interest with additional Exchange Debentures is exercised will be equal to the yield to maturity if the option is not exercised. Accordingly, for purposes of calculating OID, it would be assumed that Holdings will not exercise the option because exercise of the option will not minimize the yield. If the option was in fact subsequently exercised and additional Exchange Debentures were issued by Holdings in lieu of cash, such additional Exchange Debentures would be aggregated with the Exchange Debentures upon which they were issued, and OID would be calculated for the remainder of the term of the Exchange Debentures based upon an adjusted issue price which includes the principal amount of the additional Exchange Debentures. As a result of such exercise, United States Holders of Exchange Debentures would include OID in income in advance of the receipt of cash, regardless of such Holders' regular methods of accounting.

          If the issue price of the Exchange Debentures is less than their principal amount, the yield to maturity of the Exchange Debentures, if the option to pay interest with additional Exchange Debentures is exercised, will be less than the yield to maturity if the option is not exercised. Accordingly, for purposes of calculating OID, it would be assumed that Holdings will exercise the option because to do so will minimize the yield. If Holdings does in fact exercise its option and issues additional Exchange Debentures in lieu of cash, United States Holders of Exchange Debentures will include OID in income in advance of the receipt of cash, regardless of such Holders' regular methods of accounting. If Holdings subsequently makes a cash payment instead of exercising its option and issuing an additional Exchange Debenture, the cash payment made will be treated as a prepayment of the Exchange Debentures, partially retiring such Exchange Debentures on a pro rata basis on the date of such payment. Such retirement would be a taxable exchange to the Holder of the Exchange Debenture.

          If the Exchange Debentures are issued after March 15, 2002, Holdings would not have the option to pay interest with additional Exchange
     Debentures. In such event, (i) all interest payments on any Exchange Debenture issued will be qualified stated interest, (ii) the redemption price at maturity of any Exchange Debenture will be equal to its principal amount, and (iii) any Exchange Debenture will therefore be issued with OID only to the extent its principal amount exceeds its issue price (provided that such excess is not de minimis).

          The amount of OID includible in income by the initial United States Holder of an Original Issue Discount Debenture is the sum of the "daily portions" of OID with respect to the Original Issue Discount Debenture for each day during the taxable year or portion of the taxable year in which such United States Holder held such Debenture ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an Original Issue Discount Debenture may be of any length and may vary in length over the term of the Original Issue Discount Debenture, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of (a) the product of the Original Issue Discount Debenture's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. The yield of a New Note is, rounded to two decimal places, 11.62%. Special rules will apply for calculating OID for an initial short accrual period. The "adjusted issue price" of an Original Issue Discount Debenture at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below) and reduced by any payments made on such Debenture (other than qualified stated interest) on or before the first day of the accrual period.

          Both the New Notes and the Exchange Debentures may be redeemed prior to their Stated Maturity at the option of Holdings. For purposes of computing the yield of such instrument, Holdings will be deemed to exercise or not exercise its option to redeem the Original Issue Discount Debentures in a manner that minimizes the yield on the Original Issue Discount Debentures. It is not anticipated that Holdings' ability to redeem prior to stated maturity would affect the yield of such instrument.

          In the event of a change of control, Holdings will be required to offer to repurchase all of the New Notes and the Exchange Debentures. The right of holders to require repurchase upon a Change of Control will not affect the yield or maturity date of the New Notes or the Exchange Debentures provided that, based on all the facts and circumstances as of the issue date, the payment schedule on such Notes or Exchange Debentures that does not reflect a change of control is significantly more likely than not to occur. Holdings does not intend to treat the change of control provisions of the New Notes or the Exchange Debentures as affecting the computation of the yield to maturity of any New Notes or Exchange Debentures.

          United States Holders may elect to treat all interest on any New Note or Exchange Debenture as OID and calculate the amount includible in gross income under the constant yield method described above. For the purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. The election is to be made for the taxable year in which the United States Holder acquired the New Note or Exchange Debenture, and may not be revoked without the consent of the Internal Revenue Service (the "IRS"). UNITED STATES HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS ABOUT THIS ELECTION.

     MARKET DISCOUNT ON RESALE OF NEW NOTES OR EXCHANGE DEBENTURES

          If a United States Holder purchases an Exchange Debenture (other than an Original Issue Discount Debenture) for an amount less than its stated redemption price at maturity or, in the case of an Original Issue Discount Debenture, for an amount that is less than its adjusted issue price, the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. However, with respect to a United States Holder who purchased a New Note at original issuance, such instrument will not be treated as issued with market discount unless it is purchased for less than its issue price and the difference between the purchase price and the issue price is greater than a specified de minimis amount. Under the market discount rules, a United States Holder will be required to treat any principal payment on a New Note or an Exchange Debenture, or any gain on the sale, exchange, retirement or other disposition of a New Note or an Exchange Debenture as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such New Note or Exchange Debenture at the time of such payment or disposition. In addition, the United States Holder may be required to defer, until the maturity of the New Note or the Exchange Debenture or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such New Note or Exchange Debenture.

          Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the New Note or the Exchange Debenture, unless the United States Holder elects to accrue on a constant interest method. A United States Holder of a New Note or the

     Exchange Debenture may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

     ACQUISITION PREMIUM; AMORTIZABLE BOND PREMIUM

          A United States Holder that purchases a New Note or an Exchange Debenture for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the New Note or Exchange Debenture after the purchase date, other than qualified stated interest, will be considered to have purchased such New Note or Exchange Debenture at an "acquisition premium." Under the acquisition premium rules, the amount of OID, if any, which such United States Holder must include in its gross income with respect to such New Note or Exchange Debenture for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

          If at the time the New Preferred Stock is exchanged for Exchange Debentures or at the time a subsequent United States Holder purchases Exchange Debentures, the United States Holder's tax basis in any such Exchange Debenture exceeds the sum of all amounts payable on the Exchange Debenture after the exchange date or purchase date, other than qualified stated interest, such excess may constitute "premium" and such United States Holder will not be required to include any OID in income. A United States Holder generally may elect to amortize bond premium over the remaining term of the Exchange Debenture on a constant yield method. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Exchange Debenture. Bond premium on an Exchange Debenture held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Exchange Debenture. The election to amortize bond premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

     REDEMPTION, SALE OR EXCHANGE OF NEW NOTES OR EXCHANGE DEBENTURES

          The adjusted tax basis of a United States Holder who receives Exchange Debentures in exchange for New Preferred Stock will, in general, be equal to the issue price of such Exchange Debentures, increased by OID and market discount previously included in income by the United States Holder and reduced by any amortized premium and any cash payments on the Exchange Debentures other than qualified stated interest. A United States Holder's tax basis in a New Note will, in general, be the United States Holder's cost therefor, increased by OID and market discount previously included in income by the United States Holder and reduced by any cash payments on the New Notes. Upon the redemption, sale, exchange or retirement of a New Note or Exchange Debenture, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the redemption, sale, exchange or retirement (less any accrued qualified stated interest, not previously taken into account, which will be taxable as such) and the adjusted tax basis of the New Note or Exchange Debenture. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of redemption, sale, exchange or retirement the New Note or Exchange Debenture has been held for more than one year.

     APPLICABLE HIGH YIELD DISCOUNT OBLIGATIONS

          If the yield to maturity on Original Issue Discount Debentures equals or exceeds the sum of (x) the "applicable federal rate" (as determined under Section 1274(d) of the Code) in effect for the month in which the Original Issue Discount Debentures are issued (the "AFR") and (y) 5% and the OID on such Original Issue Discount Debentures is "significant," the Original Issue Discount Debentures will be considered "applicable high yield discount obligations" ("AHYDOs") under Section 163(i) of the Code and will be subject to special rules that will defer Holdings' deduction for interest (including OID) until such interest is actually paid. The "applicable federal rate" is 6.75% for long-term debt instruments issued in March 1997.

          Moreover, if the yield to maturity on the Original Issue Discount Debenture exceeds the sum of (x) the AFR and (y) 6% (such excess shall be referred to hereinafter as the "Disqualified Yield"), the deduction for interest (including OID) accrued on the Original Issue Discount Debentures will be permanently disallowed (regardless of whether the Company actually pays such interest or OID in cash or in other property) for U.S. federal income tax purposes to the extent such interest or OID is attributable to the Disqualified Yield on the Original Issue Discount Debentures ("Dividend-Equivalent Interest"). For purposes of the dividends-received deduction, such Dividend-Equivalent Interest will be treated as a dividend to the extent it is deemed to have been paid out of the Company's current or accumulated earnings and profits.

          Due to their maturity date, yield to maturity, and amount of OID, the New Notes will not be subject to the applicable high yield discount obligation rules described above. Because the amount of OID, if any, attributable to the Exchange Debentures will be determined at such time such Exchange Debentures are issued and the AFR at the time such Exchange Debentures are issued in exchange for New Preferred Stock is not predictable, it is impossible to determine at the present time whether an Exchange Debenture will be treated as an AHYDO.

     INFORMATION REPORTING AND BACKUP WITHHOLDING

          In general, information reporting requirements will apply to certain payments of dividends, principal, interest, OID, and premium and to the proceeds of sales of New Notes, Exchange Debentures and New Preferred Stock made to United States Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the United States Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

          Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such United States Holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

     TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS

     DIVIDENDS ON THE NEW PREFERRED STOCK

          Although, as discussed above (see "Tax Consequences to United States Holders--Dividends on the New Preferred Stock"), distributions on the New Preferred Stock will only be treated as dividends for United States federal income tax purposes to the extent of Holdings' current or accumulated earnings and profits (as determined under United States tax principles), distributions paid to a Non-United States Holder of New Preferred Stock generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-United States Holder within the United States or, if a tax treaty applies, are attributable to a United States permanent establishment of the Non-United States Holder, are not subject to the withholding tax, but instead are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

          Under current United States Treasury regulations, dividends paid to an address outside the United States are presumed to be paid to a resident of such country (unless the payor has knowledge to the contrary) for purposes of the withholding discussed above and for purposes of determining the applicability of a tax treaty rate. Under proposed United States Treasury regulations not currently in effect, however, in the case of dividends paid after December 31, 1997 (December 31, 1999 in the case of dividends paid to accounts in existence on or before the date that is 60 days after the proposed United States Treasury regulations are published as final regulations), a Non-United States Holder of New Preferred Stock who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification and other requirements. Currently, certain certification and disclosure requirements must be complied with in order to be exempt from the withholding under the effectively connected income exemption discussed above.

          If it is subsequently determined that some or all of the distribution on the New Preferred Stock should be treated as a return of capital, a Non-United States Holder may obtain a refund of some or all of the tax withheld by filing an appropriate claim for refund with the IRS. A Non-United States Holder of New Preferred Stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

     INTEREST AND OID ON NEW NOTES AND EXCHANGE DEBENTURES

          Subject to the discussion below concerning backup withholding, no withholding of United States federal income tax will be required with respect to the payment by the Company or any paying agent of principal or interest (which for purposes of this discussion includes OID) on a New Note or an exchange Debenture owned by a Non-United States Holder, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Holdings entitled to vote within the meaning of Section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to Holdings through stock ownership,
     (iii) the beneficial owner is not a bank whose receipt of interest on a New Note or an Exchange Debenture is described in Section 881(c)(3)(A) of the Code and (iv) the beneficial owner satisfies the statement requirement (described generally below) set forth in Section 871(h) and Section 881(c) of the Code and the regulations thereunder.

          To satisfy the requirement referred to in (iv) above, the beneficial owner of such New Note or an Exchange Debenture, or a financial institution holding the New Note or an Exchange Debenture on behalf of such owner, must provide, in accordance with specified procedures, Holdings or its paying agent with a statement to the effect that the beneficial owner is not a U.S. person. These requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a U.S. person (which certification may be made on an IRS Form W-8 (or successor form)) or (2) a financial institution holding the New Note or an Exchange Debenture on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

          Holdings will not withhold federal income tax on interest paid to a Non-United States Holder if it receives IRS Form 4224 from that Non-United States Holder, establishing that such income is effectively connected with the conduct of a trade or business in the United States, unless Holdings has knowledge to the contrary. Interest (including OID) or redemption premium paid to a Non-United States Holder (other than a partnership) that is effectively connected with the conduct by the holder of a trade or business in the United States is generally taxed at the graduated rates that are applicable to United States persons. In the case of a Non-United States Holder that is a corporation, such effectively connected income may also be subject to the United States federal branch profits tax (which is generally imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits) at a 30% rate (unless the rate is reduced or eliminated by an applicable income tax treaty and the holder is a qualified resident of the treaty country). In the case of a partnership that has foreign partners (i.e., persons who would be Non-United States Holders if they held the New Notes or Exchange Debentures directly), such effectively connected income allocable to the foreign partner would generally be subject to United States federal withholding tax (regardless of whether such income is, in fact, distributed to such foreign partner) at a 35% rate, if the foreign partner is a corporation, or at a 39.6% rate, if the foreign partner is not a corporation. Any foreign partner of such a partnership would be entitled to a credit against his United States federal income tax for his share of the withholding tax paid by the partnership.

     SALE, EXCHANGE, REDEMPTION OR OTHER DISPOSITION OF NEW NOTES, EXCHANGE DEBENTURES AND NEW PREFERRED STOCK

          A Non-United States Holder will generally not be subject to United States federal income tax with respect to gain recognized on a sale, exchange, redemption or other disposition of New Notes, Exchange Debentures or New Preferred Stock unless (i) the gain is effectively connected with a trade or business of the Non-United States Holder in the United States,
     (ii) in the case of a Non-United States Holder who is an individual and holds the New Notes Exchange Debentures or New Preferred Stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, (iii) the Non-United States Holder is subject to tax pursuant to certain provisions of the Code applicable to United States expatriates, or (iv) in the case of the New Preferred Stock, Holdings is or has been a "U.S. real property holding corporation" for United States federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or the period such Non-United States Holder held the New Preferred Stock. Holdings believes that it has not been and is not, and it does not anticipate becoming, a "U.S. real property holding corporation" for United States federal income tax purposes.

          Unless shares of a United States corporation are treated as regularly traded on an established securities market (as defined in applicable Treasury regulations), or another exemption applies, upon a sale or other disposition of such shares by a Non-United States Holder, the transferee of such shares would be required to withhold 10% of the proceeds of such sale or disposition if the United States corporation does not provide certification that it is not (and has not been during a specified period) a "U.S. real property holding corporation" for United States federal income tax purposes. Amounts withheld with respect to stock of a United States corporation that is not a "U.S. real property holding corporation" for United States federal income tax purposes may be refunded to a Non-United States Holder who files an appropriate claim for refund with the IRS. It is anticipated that the New Preferred Stock will not be treated as publicly traded for purposes of applicable Treasury regulations.

          Gains derived by a Non-United States Holder (other than a partnership) from the sale or other disposition of New Notes, Exchange Debentures or New Preferred Stock that are effectively connected with the conduct by the holder of a trade or business in the United States are generally taxed at the graduated rates that are applicable to United States persons. In the case of a Non-United States Holder that is a corporation, such effectively connected income may also be subject to the United States branch profits tax (which is generally imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits) at a 30% rate (unless the rate is reduced or eliminated by an applicable income tax treaty and the holder is a qualified resident of the treaty country). In the case of a partnership that has foreign partners (i.e., persons who would be Non-United States Holders if they held the New Notes, Exchange Debentures or New Preferred Stock, directly), such effectively connected income allocable to the foreign partner would generally be subject to United States federal withholding tax (regardless of whether such income is, in fact, distributed to such foreign partner) at a 35% rate, if the foreign partner is a corporation, or at a 39.6% rate, if the foreign partner is not a corporation. Any foreign partner of such a partnership would be entitled to a credit against his United States federal income tax for his share of the withholding tax paid by the partnership. If an individual Non-United States Holder falls under clause (ii) above, he will be subject to a flat 30% tax on the gain derived from the sale or other disposition, which may be offset by United States capital losses recognized within the same taxable year as such sale or other disposition (notwithstanding the fact that he is not considered a resident of the United States).

     FEDERAL ESTATE AND GIFT TAX

          New Preferred Stock held by an individual Non-United States Holder at the time of death will be included in such holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

          A New Note or Exchange Debenture beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of Section 871(h)(3) of the Code and provided that the interest payments with respect to such New Note or Exchange Debenture would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

          Any Non-United States Holder will not be subject to United States federal gift tax on a transfer of New Notes, Exchange Debentures or New Preferred Stock, unless such person is an individual who is a domiciliary of the United States.

     INFORMATION REPORTING AND BACKUP WITHHOLDING

          No information reporting or backup withholding will be required with respect to payments made by Holdings or any paying agent to Non-United States Holders if a statement described in (iv) under "Tax Consequences to Non-United States Holders-Interest and OID on New Notes and Exchange Debentures" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person. United States information reporting and backup withholding generally will not apply under current law to dividends paid to a Non-United States Holder at an address outside of the United States that is subject to the 30% withholding discussed above (or that is not so subject because a tax treaty applies that reduces or eliminates such 30% withholding); provided the payor does not have definite knowledge that the payee is a United States person. However, under proposed United States Treasury regulations, in the case of dividends paid after December 31, 1997 (December 31, 1999 in the case of dividends paid to accounts in existence on or before the date that is 60 days after the proposed United States Treasury regulations are published as final regulations), a Non-United States Holder generally would be subject to backup withholding at a 31% rate, unless certain certification procedures are complied with, either directly or through an intermediary.

          In addition, backup withholding and information reporting will not apply if payments of interest or OID on a New Note or Exchange Debenture are paid or collected by a foreign office of a foreign custodian, nominee or other foreign agent on behalf of the beneficial owner of such New Note or Exchange Debenture, or if a foreign office of a foreign broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of a New Note, an Exchange Debenture or New Preferred Stock to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless
     (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption. Temporary Treasury regulations provide that the Treasury is considering whether backup withholding will apply with respect to such payments of interest or the proceeds of a sale that are not subject to backup withholding under the current regulations. Under proposed United States Treasury regulations not currently in effect, backup withholding will not apply to such payments absent actual knowledge that the payee is a United States person.

          The IRS recently proposed regulations (the "Proposed Regulations") addressing certain withholding, certification, and information rules (some of which have been mentioned above) which could affect the treatment of the payment of the amounts described above. The Proposed Regulations would require, in the case of Exchange Debentures and New Notes held by foreign partnerships, that (i) the certification described in clause (iv) under "Interest and OID on New Notes and Exchange Debentures" above be provided by the partners rather than by the foreign partnership and (ii) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. The Proposed Regulations are proposed to be effective for payments made after December 31, 1997. There can be no assurance that the Proposed Regulations will be adopted or as to the provisions they will include if and when adopted in temporary or final form. Non-United States Holders should consult their tax advisors regarding the application of these rules to their particular situations, the availability of an exemption therefrom, the procedure for obtaining such an exemption, if available, and the possible application of the proposed United States Treasury regulations addressing the withholding and information reporting rules.

          Payments of dividends, interest or OID on a New Note, Exchange Debenture or New Preferred Stock, paid to the beneficial owner of a New Note, Exchange Debenture or New Preferred Stock by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a New Note, Exchange Debenture or New Preferred Stock will be subject to both backup withholding and information reporting unless the beneficial owner provides the statement referred to in (iv) under "Tax Consequences to Non-United States Holders-Interest and OID on New Notes and Exchange Debentures" and the payor does not have actual knowledge that the beneficial owner is a United States person or otherwise establishes an exemption.

          Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such Holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

                                 PLAN OF DISTRIBUTION

          Except as described below, a broker-dealer may not participate in the Exchange Offers in connection with a distribution of the New Notes or the New Preferred Stock. Each broker-dealer that receives New Notes or New Preferred Stock for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes or New Preferred Stock. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes or New Preferred Stock received in exchange for Old Notes or Old Preferred Stock where such Old Notes or Old Preferred Stock were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ____________ __, 1997 all dealers effecting transactions in the New Notes or New Preferred Stock may be required to deliver a prospectus.

          The Company will not receive any proceeds from any sale of New Notes or New Preferred Stock by broker-dealers. New Notes or New Preferred Stock received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or New Preferred Stock or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes or New Preferred Stock. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offers and any broker or dealer that participates in a distribution of such New Notes or New Preferred Stock may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes or New Preferred Stock and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

          The Company has agreed to pay all expenses incident to the Exchange Offers other than commissions or concessions of any brokers or dealers and expenses of counsel for the holders of the New Notes or New Preferred Stock and will indemnify the holders of the New Notes and the New Preferred Stock (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


                                    LEGAL MATTERS

          The validity of the New Notes, the New Note Guarantee and the New Preferred Stock offered hereby will be passed upon by Reid & Priest LLP, New York, New York.


                                       EXPERTS

          The consolidated financial statements of the Company as of September 30, 1995 and 1996 and December 31, 1996, and for each of the years in the three-year period ended September 30, 1996 and for the three month period ended December 31, 1996, have been incorporated by reference herein and in the Registration Statement, in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

          The reports of KPMG Peat Marwick LLP relating to the Company's financial statements as of September 30, 1995 and 1996 and December 31, 1996 and for each of the three years in the three year-period ended September 30, 1996, and the three-month period ended December 31, 1996, and related schedule, refer to a change in the Company's method of accounting for long-term telecom services contracts during the year ended September 30, 1996.

     ===========================================================================

          No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it related or any offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.



                                  TABLE OF CONTENTS



     AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . .   2

     INFORMATION INCORPORATED BY REFERENCE . . . . . . . . . . . . . . .   2

     PROSPECTUS SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . .   4

     RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

     THE EXCHANGE OFFERS . . . . . . . . . . . . . . . . . . . . . . . .  27

     DESCRIPTION OF NEW NOTES  . . . . . . . . . . . . . . . . . . . . .  36


     DESCRIPTION OF NEW PREFERRED STOCK  . . . . . . . . . . . . . . . .  63

     DESCRIPTION OF EXCHANGE DEBENTURES  . . . . . . . . . . . . . . . .  87

     CERTAIN UNITED STATES FEDERAL
     INCOME TAX CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . 115

     PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . 128

     LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . 128

     EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128



     ==========================================================================

     ==========================================================================







                                  ICG HOLDINGS, INC.

                               ICG COMMUNICATIONS, INC.



                                     ------------
                                      PROSPECTUS
                                     ------------



                                    __________, 1997



     ======================================================================

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          As permitted by Section 7-3-101.5 of the Colorado Corporation Code (the "Colorado Code"), Holdings' Second Amended and Restated Articles of Incorporation provide that Holdings shall indemnify any and all officers, directors, or employees against expenses incurred by them, in connection with the defense of any legal proceedings or threatened legal proceedings to which such persons are made a party because of such positions if:

          (I)  He conducted himself in good faith;

          (II) He reasonably believed;

               (A) In the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interest; or

               (B) In all other cases, that his conduct was at least not opposed to the corporation's best interests; and

          (III) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

          Holdings'    By-laws   contain    a   similar    provision   requiring
     indemnification of Holdings' directors and officers to the fullest extent authorized by the Colorado Code.

          ICG's Certificate of Incorporation provides that ICG will to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time (the "GCL"), indemnify all persons whom it may indemnify pursuant thereto. ICG's By-laws contain a similar provision requiring indemnification of ICG's directors and officers to the fullest extent authorized by the GCL. The GCL permits a corporation to indemnify  its  directors  and  officers (among  others)  against  expenses
     (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought (or threatened to be brought) by third parties, if such directors or officers acted in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made for expenses (including attorneys' fees) actually and reasonably incurred by directors and officers in connection with the defense or settlement of such action if they had acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity of such expenses. The GCL further provides that, to the extent any director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. In addition, ICG's Certificate of Incorporation contains a provision limiting the personal liability of ICG's directors for monetary damages for certain breaches of their fiduciary duty. ICG has indemnification insurance under which directors and officers are insured against certain liability that may incur in their capacity as such.

          See Item 22 of this Registration Statement regarding the position of the Securities and Exchange Commission on indemnification for liabilities arising under the Securities Act.

     ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (1)  Underwriting Agreement.  Not Applicable.
          ----------------------

     (2)  Plan of Acquisition, Reorganization, Arrangement, Liquidation or
          ----------------------------------------------------------------
          Succession.  None
          ----------

     (3)  Articles of Incorporation.
          -------------------------


          3.1: Second  Amended and  Restated  Articles of  Incorporation of  ICG
               Holdings, Inc.+


     (4)  Instruments defining the rights of security holders, including
          ---------------------------------------------------------------
          indentures.
          -----------

          4.1: Note Purchase Agreement, dated September 16, 1993 [Incorporated by reference to Annual Report on Form 20-F for the year ended September 30, 1993, as filed on March 31, 1994].

          4.2: Note Purchase Agreement, dated October 27, 1993 [Incorporated by reference to Annual Report on Form 20-F for the year ended September 30, 1993, as filed on March 31, 1994].

          4.3: Form of Indenture  between IntelCom Group Inc. and  Bankers Trust
               Company for 7% Convertible Subordinated Redeemable Notes due 1998 [Incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-1, File No. 33-75636].

          4.4: Form of Indenture between  IntelCom Group Inc. and Bankers  Trust
               Company for 7% Simple Interest Convertible Subordinated Redeemable Notes due 1998 [Incorporated by reference to Exhibit
               4.4 to Registration Statement on Form S-1, File No. 33-75636].

          4.5: Note  Purchase  Agreement, dated  as  of  July  14,  1995,  among
               IntelCom Group (U.S.A.), Inc., IntelCom Group Inc., Morgan Stanley Group Inc. ("MS Group") (the "Initial Purchaser"), Princes Gate Investors, L.P., Acorn Partnership I, L.P., PGI Investments Limited, PGI Sweden AB, and Gregor von Opel (collectively, together with the Initial Purchaser, the "Committed Purchasers") and MS Group, as agent for the Purchasers (as such term is defined therein) [Incorporated by reference to
               Exhibit 4.1 to Form 8-K, as filed on August 2, 1995].

          4.6: Warrant  Agreement,  dated  as  of   July  14,  1995,  among  the
               Registrant, the Committed Purchasers, and IntelCom Group (U.S.A.), Inc., as Warrant Agent [Incorporated by reference to
               Exhibit 4.2 to Form 8-K, as filed on August 2, 1995].

          4.7: Indenture,  dated  as of  August  8, 1995,  among  IntelCom Group
               (U.S.A.), Inc., IntelCom Group Inc. and Norwest Bank Colorado, National Association [Incorporated by reference to Exhibit 4.1 to Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, as filed on August 10, 1995].

          4.8: Warrant Agreement, dated  as of August  8, 1995 between  IntelCom
               Group Inc. and Norwest Bank Colorado, National Association [Incorporated by reference to Exhibit 4.3 to Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, as filed on August 10, 1995].

          4.9: Warrant Agreement  Amendment, dated  as of  August 8, 1995  among
               IntelCom Group Inc., Morgan Stanley Group, Inc., Princes Gate Investors, L.P., IntelCom Group (U.S.A.), Inc., and certain subsidiaries of IntelCom Group (U.S.A.), Inc. [Incorporated by reference to Exhibit 4.4 to Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, as filed on August 10, 1995].

         4.10: Indenture, dated as of April 30, 1996, among  IntelCom Group
               (U.S.A.), Inc., IntelCom Group Inc. and Norwest Bank Colorado, National Association [Incorporated by reference to
               Exhibit 4.13 to Registration Statement on Form S-4, File No. 333-04569].

         4.11: Registration Rights Agreement, dated  April 30, 1996,  among
               IntelCom Group (U.S.A.), Inc., IntelCom Group Inc. and Morgan Stanely & Co. Incorporated [Incorporated by reference to Exhibit 4.14 to Registration Statement on Form S-4, File No. 333-04569].


         4.12: Form of Old Note.+

         4.13: Form of New Note.

         4.14: Form  of Letter  of  Transmittal with  respect  to the  Note
               Exchange Offer.

          4.15: Indenture, dated as of March 11, 1997, among ICG Holdings, Inc., ICG Communications, Inc. and Norwest Bank Colorado, National Association.+

          4.16: Registration Rights Agreement, dated March 11, 1997, among ICG Holdings, Inc., ICG Communications, Inc. and Morgan Stanley & Co. Incorporated with respect to the Senior Discount Notes.+

          4.17: Registration Rights Agreement, dated March 11, 1997, among ICG Holdings, Inc. and Morgan Stanley & Co. Incorporated with respect to the Preferred Stock.+

          4.18:     Form of Old Preferred Stock Certificate.+

          4.19:     Form of New Preferred Stock Certificate.

          4:20: Form of Letter of Transmittal with respect to the Preferred Stock Exchange Offer.


     (5)  Opinion regarding legality.
          ---------------------------

          5.1: Opinion of Reid & Priest LLP.*


     (8)  Opinion regarding tax matters.
          ------------------------------


          8.1: Opinion of Reid & Priest LLP.



     (10) Material Contracts.  Not Applicable.
          ------------------

     (12) Statement re Computation of Ratios.  Not Applicable.
          ----------------------------------

     (15) Letter re Unaudited Interim Financial Statements.  Not Applicable.
          ------------------------------------------------

     (23) Consents.
          --------

          23.1:     Consent of KPMG Peat Marwick LLP.

          23.2:     Consent of Reid & Priest LLP (included in Exhibit 5.1).*

          23.3: Consent of Connecticut Research [Incorporated by reference to Annual Report on Form 10-K for the year ended September 30, 1994, as filed on December 27, 1994].

     (24) Power of Attorney.
          -----------------


          24.1 Power of Attorney with respect to ICG Holdings, Inc. (included on the signature page hereto).+

          24.2 Power of Attorney with respect to ICG Communications, Inc. (included on the signature page hereto).+


     (25) Statement of Eligibility of Trustee.
          ------------------------------------

          25.1: Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Norwest Bank Colorado, National Association.*


          ______________________

          +  Previously filed.

          *  To be filed by amendment.

     ITEM 22. UNDERTAKINGS.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The undersigned Registrants hereby undertake:

          (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request;

          (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

          (3) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5)  To  remove  from  registration   by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering;

          (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      SIGNATURES


          Pursuant to the requirement of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on May 13, 1997.


                                   ICG HOLDINGS, INC.


                                   By: /s/ J. Shelby Bryan
                                      -------------------------------------
                                          J. Shelby Bryan
                                          Chairman of the Board, President
                                          and Chief Executive Officer




          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

               Signature                  Title                 Date
               ----------                 -----                ------


       /s/ J. Shelby Bryan
      ---------------------------    Chairman of the         May 13, 1997
            J. Shelby Bryan          Board, President
                                   and Chief Executive
                                    Officer (Principal
                                    executive officer)

                  *
       --------------------------     Executive Vice         May 13, 1997
           James D. Grenfell            President,
                                     Chief Financial
                                    Officer, Treasurer
                                       and Director
                                        (Principal
                                    financial officer)

                  *
       --------------------------   Vice President and       May 13, 1997
            Richard Bambach             Corporate
                                        Controller
                                        (Principal
                                   accounting officer)

                  *
       --------------------------        Director            May 13, 1997
           William J. Maxwell



       --------------------------        Director
            Marc E. Maassen


                  *
       --------------------------        Director            May 13, 1997
            Mark S. Helwege


       * /s/ J. Shelby Bryan
       ---------------------------------
       J. Shelby Bryan, Attorney-in-Fact

                                     SIGNATURES


               Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on May 13, 1997.


                                             ICG COMMUNICATIONS, INC.

                                             By: /s/ J. Shelby Bryan
                                                ----------------------------
                                                  J. Shelby Bryan
                                                  President, Chief Executive
                                                  Officer and Director



          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                          Title                 Date
      ---------                          ------                -----


                    *                    Chairman of the
      --------------------------------   Board of Directors    May 13, 1997
      William J. Laggett


       /s/ J. Shelby Bryan               President, Chief
      ---------------------------------  Executive Officer     May 13, 1997
      J. Shelby Bryan                    and Director
                                         (Principal executive
                                         officer)

                    *
      --------------------------------   Executive Vice
      James D. Grenfell                  President, Chief      May 13, 1997
                                         Financial Officer
                                         and Treasurer
                                         (Principal financial
                                         officer)


                    *                    Vice President and    May 13, 1997
      ---------------------------------  Corporate Controller
      Richard Bambach                    (Principal
                                         accounting officer)


      ---------------------------------  Director
      Harry R. Herbst


                    *
     ---------------------------------  Director              May 13, 1997
      Jay E. Ricks


                    *
      ---------------------------------  Director              May 13, 1997
      Stan McLelland


                    *
      ---------------------------------  Director              May 13, 1997
      Leontis Teryazos


      * /s/ J. Shelby Bryan
      ---------------------------------
      J. Shelby Bryan, Attorney-in-Fact

     Exhibit Index
     -------------



     (4)  Instruments defining the rights of security holders, including
          ---------------------------------------------------------------
          indentures.
          -----------


          4.13:     Form of New Note.

          4.14: Form of Letter of Transmittal with respect to the Note Exchange Offer.

          4.19:     Form of New Preferred Stock Certificate.

          4.20: Form of Letter of Transmittal with respect to the Preferred Stock Exchange Offer.

     (8)  Opinion regarding tax matters.
          -----------------------------

          8.1:      Opinion of Reid & Priest LLP.


    (23)  Consents.
          ---------

          23.1:     Consent of KPMG Peat Marwick LLP.